LOAN AGREEMENT

                                     Between

                      TRANSEASTERN PEMBROKE VILLAGES, INC.

                                       and

                           AMRESCO FUNDING CORPORATION

                           Dated:               , 1996
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                                TABLE OF CONTENTS

                                                                          PAGE
      ARTICLE I

      DEFINITIONS............................................................2
            Section 1.1       Definitions....................................2
            Section 1.2       Other Definitional Provisions.................21

      ARTICLE II

      AMOUNT AND TERMS OF LOAN AND CHASE FEDERAL LOANS......................22
            Section 2.1       Terms of Loan.................................22
            Section 2.2       Terms of Chase Federal Loans..................23
            Section 2.3       Terms of Note.................................24
            Section 2.4       Application of Funds..........................24
            Section 2.5       Tracts C and E Acquisition Loan
                              and Construction Loan.........................24
            Section 2.6       Prepayment of Loan............................25
            Section 2.7       [INTENTIONALLY DELETED].......................25
            Section 2.8       Intent Not to Commit Usury....................25
            Section 2.9       Determination of Net Profit...................25
            Section 2.10      Application of Net Sales Proceeds.............25
            Section 2.11      Distributions.................................26

      ARTICLE III

      SALE OF REAL PROPERTY; APPLICATION OF PROCEEDS........................26
            Section 3.1       Partial Releases..............................26
            Section 3.2       Sales of Tracts or Units on the
                              Real Property.................................27
            Section 3.3       Borrower's First Priority Return..............30
            Section 3.4       First Contingent Return.......................31
            Section 3.5       Borrower's Second Priority Return.............31
            Section 3.6       Second Contingent Return......................31
            Section 3.7       Intent of Lender..............................31

      ARTICLE IV

      SECURITY AND GUARANTY FOR PAYMENT OF THE LOAN.........................33
            Section 4.1       Mortgage......................................33
            Section 4.2       Security Agreement............................33
            Section 4.3       Assignment of Leases, Rents and Profits.......34
            Section 4.4       Collateral Assignment of Agreements
                              Affecting Real Estate.........................34
            Section 4.5       Pledge Agreements and Stock Certificates......34
            Section 4.14      Mortgagor's Affidavit.........................34
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            Section 4.15      Guaranty......................................34
            Section 4.16      Funding Agreement.............................35
            Section 4.17      Environmental Indemnity Agreement.............35
            Section 4.18      [INTENTIONALLY DELETED].......................35
            Section 4.19      Security Documents............................35
            Section 4.20      Filing and Recording..........................35

      ARTICLE V

      SECURITY AND GUARANTY FOR
      PAYMENT OF THE CONTINGENT RETURNS.....................................36
            Section 5.1       Contingent Return Mortgage....................36
            Section 5.2       Collateral Assignment of Agreements
                              Affecting Real Estate.........................36
            Section 5.3       Pledge Agreements and Stock Certificates......36
            Section 5.4       Assignment of Leases, Rents and Profits.......37

      ARTICLE VI

      DEBTOR PARTIES' REPRESENTATIONS AND WARRANTIES........................37
            Section 6.1       Organization and Standing.....................37
            Section 6.2       Capitalization................................37
            Section 6.3       Power and Authority...........................38
            Section 6.4       Valid and Binding Obligation..................38
            Section 6.5       No Legal Bar..................................39
            Section 6.6       Title to Collateral...........................39
            Section 6.7       Financial Statements and Other
                              Information...................................39
            Section 6.8       Litigation....................................40
            Section 6.9       Investment Company Act........................40
            Section 6.10      Federal Regulation............................40
            Section 6.11      Disclosure....................................41
            Section 6.12      Brokerage.....................................41
            Section 6.13      Taxes.........................................41
            Section 6.14      ERISA.........................................42
            Section 6.15      Liabilities to Employees and Officers.........43
            Section 6.16      Subsidiaries..................................43
            Section 6.17      Environmental Contamination/Hazardous
                              Material......................................43
            Section 6.19      Condition of Mortgaged Property...............44
            Section 6.20      Utilities.....................................44
            Section 6.21      Budget for Acquisition Contract
                              Development Work..............................45
            Section 6.22      Zoning and Land Use...........................45
            Section 6.23      Permits and Licenses..........................45
            Section 6.24      [Intentionally Delete]........................45
            Section 6.25      No Defaults...................................45
            Section 6.26      Facilities For Handicapped....................45
            Section 6.27      Other Agreements..............................46
            Section 6.28      Chase Federal Loan Documents..................46
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            Section 6.29      Representations and Warranties in
                              Other Loan Documents..........................46
            Section 6.30      Reliance on Representations...................46

      ARTICLE VII

      CONDITIONS PRECEDENT..................................................47
            Section 7.1       Correctness of Warranties.....................47
            Section 7.2       Opinion of Counsel............................47
            Section 7.3       Entity Documents..............................47
            Section 7.4       Certified Resolutions and Incumbency..........47
            Section 7.5       Loan Documents................................48
            Section 7.6       Mortgagee Title Insurance Policy..............48
            Section 7.7       Chase Federal Loan Documents..................48
            Section 7.8       Equity Contribution...........................49
            Section 7.9       Stock Certificates and Stock Powers...........49
            Section 7.10      Acquisition Contract, Option Contract
                              and Tract B Sales Contract....................49
            Section 7.11      Soils Test....................................49
            Section 7.12      [INTENTIONALLY DELETED].......................49
            Section 7.13      Copies of Permits, Licenses and
                              Approvals.....................................49
            Section 7.14      Availability of Utilities.....................50
            Section 7.15      Plans and Specifications......................50
            Section 7.16      Construction Contract.........................50
            Section 7.17      Approvals of Governmental Authorities.........50
            Section 7.18      Compliance with Governmental
                              Requirements..................................50
            Section 7.19      Certificates from General Contractor
                              and Engineer..................................51
            Section 7.20      Cost Breakdown................................51
            Section 7.21      Flood Hazard Area.............................51
            Section 7.22      Survey........................................51
            Section 7.23      Tri-Party Agreement...........................51
            Section 7.24      No Moratorium.................................51
            Section 7.25      Insurance.....................................52
            Section 7.26      Subordination to the Loan.....................52
            Section 7.27      Additional Documents and Instruments..........52

      ARTICLE VIII

      DEBTOR PARTIES' AFFIRMATIVE COVENANTS.................................52
            Section 8.1       Existence and Qualification...................52
            Section 8.2       Financial Statements and Information..........53
            Section 8.3       [Intentionally Deleted].......................55
            Section 8.4       Taxes and Claims..............................55
            Section 8.5       Insurance.....................................56
            Section 8.6       Sales.........................................58
            Section 8.7       Books and Reserves............................58
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            Section 8.8       Inspection by Lender..........................58
            Section 8.9       Location of Collateral........................59
            Section 8.10      Pay Indebtedness to the Lender and
                              Perform Other Covenants.......................59
            Section 8.11      Litigation....................................59
            Section 8.12      Defaults or Assessments.......................60
            Section 8.13      Employee Benefit Plans........................60
            Section 8.14      Subordination of Indebtedness.................60
            Section 8.15      Correspondence with Accountants...............60
            Section 8.16      Estoppel Affidavits...........................61
            Section 8.17      Change of Name, Principal Place of
                              Business, Etc.................................61
            Section 8.18      Environmental Laws............................61
            Section 8.19      Compliance with Laws..........................62
            Section 8.20      Purchase of Materials and Supplies............62
            Section 8.21      Indemnification...............................62
            Section 8.22      Solvency......................................63
            Section 8.23      Separate Accounts.............................63

      ARTICLE IX

      BORROWER'S NEGATIVE COVENANTS.........................................64
            Section 9.1       Type of Business..............................64
            Section 9.2       Mortgages, Liens, Etc.........................64
            Section 9.3       Covenant to Subordinate.......................65
            Section 9.4       Indebtedness..................................65
            Section 9.5       Loans, Investments and Guarantees.............66
            Section 9.6       Merger, Sale of Assets, Dissolution,Etc.......67
            Section 9.7       Transfer of Ownership Interest in
                              Borrower and Mortgaged Property...............67
            Section 9.8       Distributions; Restricted Payments............68
            Section 9.9       Transactions with Affiliates..................68
            Section 9.10      Issuance or Disposition of Capital
                              Securities....................................68
            Section 9.11      Change in Documents...........................68
            Section 9.12      Change of Fiscal Year, Etc....................69
            Section 9.13      Covenant Not to Compete.......................69
            Section 9.14      Purchase Agreements...........................70

      ARTICLE X

      EVENTS OF DEFAULT.....................................................70
            Section 10.1      Immediate Acceleration........................71
            Section 10.2      Discretionary Acceleration....................72
            Section 10.3      Waiver of Default.............................74
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      ARTICLE XI

      REMEDIES FOR DEFAULT..................................................74
            Section 11.1      Action for Enforcement........................74
            Section 11.2      Rights and Remedies Cumulative................75
            Section 11.3      Rights and Remedies Not Waived................75

      ARTICLE XII

      FEES AND PAYMENTS.....................................................75
            Section 12.1      Commitment Fee................................75
            Section 12.2      Expense Deposit...............................76
            Section 12.3      Costs, Taxes and Attorneys' Fees..............76

      ARTICLE XIII

      MISCELLANEOUS.........................................................78
            Section 13.1      Notices.......................................78
            Section 13.2      Further Assurances............................79
            Section 13.3      Survival of Representations and
                              Warranties....................................80
            Section 13.4      Attorneys' Fees...............................80
            Section 13.5      Approved Form.................................80
            Section 13.6      Severability..................................81
            Section 13.7      Counterparts..................................81
            Section 13.8      Interpretation................................81
            Section 13.9      Conflict......................................81
            Section 13.10     Headings......................................82
            Section 13.11     Jurisdiction and Venue........................82
            Section 13.12     Amendments....................................82
            Section 13.13     Waivers.......................................82
            Section 13.14     Publicity.....................................83
            Section 13.15     Development Consultant........................83
            Section 13.16     Governing Law; Benefit........................84
            Section 13.17     Reproduction of Documents.....................84
            Section 13.18     Absence of Control............................84
            Section 13.19     Governmental Regulations of the Lender........85
            Section 13.20     Accrual of Interest Under the Note............85
            Section 13.21     WAIVER OF CONSEQUENTIAL DAMAGES...............85
            Section 13.22     ENTIRE AGREEMENT..............................85
            Section 13.23     WAIVER OF JURY TRIAL..........................85

                                 LOAN AGREEMENT

               THIS LOAN AGREEMENT made this 29th day of March, 1996 by and between TRANSEASTERN PEMBROKE VILLAGES, INC., a Florida corporation (the "BORROWER") and AMRESCO FUNDING CORPORATION, a Delaware corporation, (the "LENDER").
                             PRELIMINARY STATEMENTS:

               WHEREAS, pursuant to that certain commitment letter dated March 15, 1996 (the "Commitment Letter"), Lender has agreed to loan and the Borrower has agreed to borrow a sum not to exceed THREE MILLION DOLLARS ($3,000,000.00)(the "Loan"), the proceeds of which shall be used by the Borrower for the (i) acquisition of Tracts B, D and F of the Real Property, as hereinafter defined and (ii) funding of interest due on the Loan, all in accordance with the terms and conditions set forth in the Loan Documents, as hereinafter defined; and

               WHEREAS, simultaneously herewith, Chase Federal Bank, a federal savings bank ("Chase Federal") has made a loan to the Borrower in the principal amount of TEN MILLION ONE HUNDRED FIFTY THOUSAND and no/100 DOLLARS ($10,150,000.00) and has issued letters of credit on behalf of the Borrower in an aggregate amount of THREE MILLION, FIVE HUNDRED EIGHTY FIVE THOUSAND, FIVE HUNDRED NINETY- THREE AND 78/100 DOLLARS ($3,585,593.78)(the "CHASE FEDERAL A&D LOAN"), the proceeds of which shall be used by the Borrower for (i) the acquisition of Tracts B, D and F of the Real Property, (ii) the Acquisition Contract Development Work, as hereinafter defined, and (iii) the Chase Federal Letters of Credit, as hereinafter defined, all in accordance with the terms and conditions set forth in the Chase Federal Loan Documents, as hereinafter defined; and

               WHEREAS, Chase Federal has indicated its willingness to make a loan to the Borrower in an amount equal to eighty percent (80%) of the cost of the Tract Infrastructure Work, as hereinafter defined (the "Chase Federal Tract Loan"), the proceeds of which shall be used by the Borrower for the Tract Infrastructure Work, all in accordance with the terms and conditions to be set forth in the Chase Federal Tract Loan Documents, as hereinafter defined; and


               WHEREAS, simultaneously herewith, the Borrower has agreed to pay to Lender certain Contingent Returns, as hereinafter defined, in accordance with the terms of Article III hereof; and

               WHEREAS, the Lender is willing to make the Loan on the terms and conditions and on the security hereinafter set forth.
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               NOW, THEREFORE, in consideration of the mutual promises,
conditions, representations and warranties hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

               SECTION 1.1 DEFINITIONS

               As used in this Loan Agreement, the Exhibits and Schedules attached hereto, if any, and any Loan Document executed incidental thereto, the following terms shall have the following meanings unless the context otherwise requires:

               "ACQUISITION CONTRACT" shall mean that certain Agreement of Purchase and Sale dated August 14, 1995, by and between Transeastern and SarahPark Development Corporation ("SarahPark"), as amended on December 13, 1995.

               "ACQUISITION CONTRACT DEVELOPMENT WORK" shall mean the work specified in Exhibit D to the Acquisition Contract, pertaining to all Tracts within the boundary plat commonly referred to as the "Nasher Plat", which shall not include the Tract Infrastructure Work, as incorporated into a business plan and budget acceptable to Lender.

               "AFFILIATE" shall mean, with respect to any Person, a Commonly Controlled Entity, any other Person which controls (directly or indirectly) the Person in question, or any other Person which is (directly or indirectly) controlled by or under common control with the Person in question. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, or the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

               "AGREEMENT" shall mean this Loan Agreement, as the same may be amended, supplemented or otherwise modified from time to time by an agreement in writing signed by the Borrower, the Guarantor and the Lender.

               "AMRESCO UNIT RELEASE PRICE" shall mean the release price(s) to be specified by Lender.
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               "BORROWER'S FIRST PRIORITY RETURN" shall mean an amount to be paid from Net Sales Proceeds in connection with residences constructed on Tracts D and F of the Real Property, and Tract E of the Real Property to the extent the same is acquired by the Borrower, equal to 2% of gross sales proceeds for each such residence, provided that (a) such return shall not be greater than $30,000.00 in a given calendar month (and amounts payable but for this limit shall not accrue), and (b) the aggregate of all amounts paid to the Borrower in respect of the Borrower's First Priority Return shall not exceed an amount equal to 4% of the sum of (x) development costs for the Tract Infrastructure Development Work in connection with Tracts D and F of the Real Property, and Tract E of the Real Property to the extent the same is acquired by the Borrower, and (y) the costs of construction of improvements on Tracts D and F of the Real Property, and Tract E of the Real Property to the extent the same is acquired by the Borrower. Notwithstanding anything to the contrary contained herein, the payment of the Borrower's First Priority Return shall be strictly conditioned upon there not existing at the time that the same would otherwise be paid, a default or event of default pursuant to the Loan Documents, or any event or circumstance which with the passing of time or the giving of notice, or both, would be a default or event of default pursuant to the Loan Documents (for the purposes of this Agreement terms that refer to Borrower's costs of construction or such similar terms or references shall refer to the actual amounts that are billed and paid by Borrower to subcontractors/contractors to furnish labor and materials to the Project and shall not include any Borrower overhead or mark-up).

               "BORROWER'S SECOND PRIORITY RETURN" shall mean (a) an amount equal to 4% of the sum of (x) development costs for the Tract Infrastructure in connection with Tracts D and F, and Tract E to the extent the same is acquired by the Borrower, and (y) the costs of construction of improvements on Tracts D and F, and Tract E to the extent the same is acquired by the Borrower; reduced by (b) the amount of the Borrower's First Priority Return which has been paid to the Borrower. Notwithstanding anything to the contrary contained herein, the payment of the Borrower's Second Priority Return shall be strictly conditioned upon there not existing at the time that the same would otherwise be paid, a default or event of default pursuant to the Loan Documents, or any event or circumstance which with the passing of time or the giving of notice, or both, would be a default or event of default pursuant to the Loan Documents.

               "BUDGET" shall mean that certain semi-annual budget to be prepared by Borrower twice annually and submitted to Lender for Lender's review and approval in accordance with the terms of Section 8.2 hereof.

               "BUSINESS DAY" shall mean a day other than Saturday, Sunday or other day on which commercial banks in Broward County, Florida are authorized or required by law to close.

               "CAPITAL SECURITY" shall mean, (i) with respect to any Person that is a corporation, any share of capital stock of such Person or any security convertible into, or any option, warrant or other right to acquire, any share of capital stock of such Person and (ii) with respect to any Person that is a partnership, any partnership or other ownership interest in such Person or any security convertible into, or any option, warrant or other right to acquire, any partnership or other ownership interest in such Person.

               "CASH FLOW" shall mean Gross Revenue minus Project Expenses.

               "CHASE FEDERAL" shall mean Chase Federal Bank, a federal savings bank.

               "CHASE FEDERAL A&D LOAN" shall mean the credit facility described in the second paragraph of the Preliminary Statements and in Section 2.2 hereof.

               "CHASE FEDERAL LETTER(S) OF CREDIT" means those certain letters of credit in an aggregate amount equal to $3,585,593.78 issued by Chase Federal to applicable governmental authorities to insure completion of certain infrastructure improvements on the Property.


               "CHASE FEDERAL LOAN DOCUMENTS" shall mean (i) the Chase Federal Note, the Chase Federal Mortgage and all other documents executed by Borrower to Chase Federal evidencing and securing the Chase Federal A&D Loan, (ii) the Chase Federal Tract Loan Documents, and (iii) all documents executed and delivered by Borrower to Chase Federal evidencing and securing the Construction Loan, to the extent the Construction Loan is provided by Chase Federal and the documents are approved as to form and substance by Lender in writing.

               "CHASE FEDERAL LOANS", collectively, shall mean the Chase Federal A&D Loan, the proposed Chase Federal Tto Chase Federal encumbering the Property which secures (i) the indebtedness evidenced by the Chase Federal Note, (ii) sums disbursed under the

Chase Federal Letters of Credit, and (iii) the Borrower's obligations under the other Chase Federal Loan Documents.

               "CHASE FEDERAL NOTE" shall mean that certain promissory note of even date herewith from Borrower to Chase Federal evidencing the indebtedness to Chase Federal under the Chase Federal A&D Loan in the original principal amount of TEN MILLION ONE HUNDRED FIFTY THOUSAND and no/100 DOLLARS ($10,150,000.00) together with any reimbursement obligations in connection with the Chase Federal Letters of Credit.

               "CHASE FEDERAL SECURED SUM" means (i) the outstanding principal balance under the Chase Federal A&D Loan but in no event greater than $10,150,000.00, (ii) the outstanding principal balance under the Chase Federal Tract Loan but in no event greater than $2,600,000.00, provided the same is approved by Lender in writing (iii) all accrued and unpaid interest under the Chase Federal Loans, (iv) all sums advanced by Chase Federal to prevent impairment of the collateral secured by the Chase Federal Loan Documents; and
(v) all sums advanced by Chase Federal in the event the Chase Federal Letter(s) of Credit are drawn upon but in no event greater that $3,585,593.78.

               "CHASE FEDERAL TRACT LOAN" shall mean the credit facility described in the third paragraph of the Preliminary Statements and in Section
2.2 hereof.

               "CHASE FEDERAL TRACT LOAN DOCUMENTS" shall mean all documents to be executed and delivered by Borrower to Lender evidencing and securing the proposed Chase Federal Tract Loan, provided such documents are approved as to form and substance by Lender in writing.

               "CHASE FEDERAL UNIT RELEASE PRICE" shall mean the sum of money to be paid to Chase Federal in connection with the sale of a residence and the release of the Chase Federal Loan Documents from such residence, which amount shall be established upon execution of the construction loan documentation.

               "CONSTRUCTION LOAN" means that certain loan to be obtained by the Borrower to finance the construction of certain improvements on Tracts C and E of the Real Property in accordance with the terms of Section 2.5 of this Agreement.

               "CLOSING" shall mean the consummation of the making of the Loan.

               "CLOSING DATE" shall mean the date on which the Closing takes place.

               "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and applicable regulations of the Department of Treasury (including applicable final regulations, temporary regulations and proposed regulations), the applicable rulings of the Internal Revenue Service (including published Revenue Rulings and private letter rulings) and applicable court decisions.

               "COLLATERAL" shall mean at the time in question, all real and all tangible and intangible personal property in which a Lien has been created pursuant to any of the Loan Documents including, without limitation, the Pledge), all Real Property and Personal Property.

               "COLLATERAL ASSIGNMENTS" shall mean all of those certain assignments, in form and substance satisfactory to the Lender, from the Borrower which are being delivered, or in the future may be delivered, to the Lender pursuant to Section 4 hereof.

               "COMMITMENT LETTER" shall have the meaning specified in the second paragraph of the Preliminary Statements.

               "COMMONLY CONTROLLED ENTITY" shall mean, with respect to any Person, an entity, whether or not incorporated, which is under common control with such Person within the meaning of Subsections 414(b) or (c) of the Code.

               "CONSISTENT BASIS" shall mean, in reference to the application of Generally Accepted Accounting Principles, that the accounting principles observed in the current period are comparable in all material respects to those applied in the preceding period.

               "CONSTRUCTION CONTRACT" shall mean that certain construction contract between SarahPark and the General Contractor in connection with the Acquisition Contract Development Work and the Tract Infrastructure Work, which shall be assumed by the Borrower on or before the Closing Date.

               "CONTINGENT OBLIGATION" as to any Person shall mean the undrawn face amount of all letters of credit issued for the account of such Person and shall mean any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, letters of credit or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the obligee under any such primary obligation, or (d) otherwise to assure or hold harmless the obligee under such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

               "CONTINGENT RETURNS" collectively, shall mean the Lender's First Contingent Return and the Lender's Second Contingent Return.

               "CONTINGENT RETURN DOCUMENTS" shall mean the Commitment Letter, this Agreement, the Contingent Return Mortgage and all other documents, agreements, instruments or certificates delivered to the Lender in connection with the Contingent Returns (whether at, prior to or after the Closing).

               "CONTINGENT RETURN MORTGAGE" shall mean that certain third mortgage of even date herewith executed by the Borrower to Lender encumbering the Mortgaged Property which secures the Contingent Returns and the Borrower's obligations hereunder and under the other Contin "CONTRACTUAL OBLIGATION" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound or to which it is subject.

               "COUNSEL FOR LENDER" shall mean the firm of Gunster, Yoakley, Valdes-Fauli & Stewart, P.A. having an office at 500 East Broward
Boulevard, Suite 1400, Broward Financial Center, Fort Lauderdale,
Florida 33394, Attn:  Andrew S. Robins.

               "DEBTOR PARTIES" shall mean, collectively, the Borrower and the Guarantors.

               "DEFAULT" shall mean any of the events specified in Sections 10.1 and 10.2 herein, whether or not any requirement for the giving of notice, the lapse of time or both, has been satisfied.

               "DOLLARS" AND "$" shall mean dollars in lawful currency of the United States of America.

               "ENVIRONMENTAL CLAIM" shall mean any investigative, enforcement, cleanup, removal, containment, remedial or other private or governmental or regulatory action at any time threatened, instituted or completed pursuant to any applicable Environmental Requirement, against Borrower or against or with respect to the Mortgaged Property or any condition, use or activity on the Mortgaged Property (including any such action against Lender), and any claim at any time threatened or made by any person against Borrower or against or with respect to the Mortgaged Property or any condition, use or activity on the Mortgaged Property (including any such claim against Lender), relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or in any way arising in connection with any Hazardous Material or any Environmental Requirement.

               "ENVIRONMENTAL LAW" shall mean any federal, state or local law, statute, ordinance, code, rule, regulation, license, authorization, decision, order, injunction, decree, or rule of common law, and any judicial or agency interpretation of any of the foregoing, which pertains to health, safety, any Hazardous Material, or the environment (including but not limited to ground or air or water or noise pollution or contamination, and underground or above ground tanks) and shall include without limitation, the Solid Waste Disposal Act, 42 U.S.C. ss. 6901 ET SEQ.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 ET SEQ. ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"); the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 ET SEQ.; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 ET SEQ.; the Clean Air Act, 42 U.S.C. ss. 7401 ET SEQ.; the Toxic Subhe Florida Resource Recovery and Management Act, the Water Quality Assurance Act of 1983, The Florida Resource Conversation and Recovery Act, the Florida Air and Water Pollution Control Act, The Florida Safe Drinking Water Act, The Pollution Spill Prevention and Control Act and any other local, state or federal environmental statutes, and all rules, regulations, orders and decree now or hereafter promulgated under any of the foregoing, as any of the foregoing now exist or may be changed or amended or come into effect in the future.

               "ENVIRONMENTAL REQUIREMENT" shall mean any Environmental Law, agreement or restriction (including but not limited to any condition or requirement imposed by any insurance or surety company), as the same now exists or may be changed or amended or come into effect in the future, which pertains to health, safety, any Hazardous Material, or the environment, including but not limited to ground or air or water or noise pollution or contamination, and underground or above ground tanks.

               "EQUIPMENT" shall mean all furniture, fixtures, tenant improvements, machinery, vehicles, equipment and other personal property of every nature whatsoever now or hereafter owned by the Borrower wheresoever located including personal property now or hereafter located in, on, or used or intended to be used in connection with, the operation of the Mortgaged Property or any of the other real property now or hereafter owned by the Borrower, including without limitation (i) all extensions, additions, improvements, betterments, renewals and replacements to any of the foregoing, and (ii) all of the right, title and interest of the Borrower in any such personal property or fixtures subject to any conditional sales contract, chattel mortgage or similar lien or claim together with the benefit of any deposits or payments now or hereafter made by or on behalf of the Borrower.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "EVENT OF DEFAULT" shall mean any of the events specified in Sections 10.1 and 10.2 hereof, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

               "FIRST CONTINGENT RETURN" shall mean an additional contingent return to Lender that calculation of which shall be limited to the extent of any Net Profits after the Borrower's First Priority Return (as that term is defined herein) in an amount equal to an additional return on amounts which have been advanced pursuant to the Loan, based on the amount of time that such funds have been outstanding, at a rate equal to four (4%) percent per annum compounded monthly.

               "FIXTURES" shall have the meaning ascribed thereto in the Mortgage.

               "FUNDING AGREEMENT" shall mean that certain letter agreement of even date herewith executed by the Guarantors to the Lender, agreeing to pay certain amounts related to increases in the cost of the Project in excess of said costs as reflected in the Pre-Closing Budget.

               "GENERAL CONTRACTOR" shall mean Ryan Incorporated Eastern.

               "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" OR "GAAP" shall mean those principles of accounting set forth in Opinions of the Financial Accounting Standards Board of the American Institute of Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of any report required herein or as of the date of an application of such principles as required herein.

               "GOVERNMENTAL AUTHORITY" shall mean any nation or government, and any state or other political subdivision thereof, and any other agency, department, commission, board, bureau, court or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "GOVERNMENTAL REQUIREMENT" shall mean any law, enactment, statute, code, ordinance, order, rule, regulation, judgment, decree, writ, injunction, franchise, permit, certificate, license, authorization, or other direction or requirement of any Governmental Authority now existing or hereafter enacted, adopted, promulgated, entered, or issued applicable to Lender, Borrower or the Mortgaged Property, including, without limitation, any Environmental Law.

               "GROSS REVENUE" shall mean, for a given period of time, the gross income received by Borrower or any affiliate of Borrower from all sources arising from, or in connection with the Real Property during such period, calculated on a cash basis but otherwise in accordance with generally accepted accounting practices consistently applied and shall include, without limitation,
(i) proceeds of the sale of Tract B of the Real Property, (ii) proceeds of the sale of Tract C of the Real Property, (iii) proceeds of the sale of any product of the Real Property, (iv) proceeds of the sale of any other portion of the Real Property or of any residential unit constructed on the Real Property or any right or property interested associated with the Real Property or any such residential unit constructed thereon, (v) proceeds of any contract right, cause of action claim or other interest associated in any way with the Real Property,
(vi) proceeds of liability insurance; (vii) casualty proceeds and condemnation proceeds net of reasonable expenses from any casualty, taking or conveyance in lieu thereof (other than a total condemnation) of the Real Property to the extent not paid to the holder of a mortgage on the Real Property and paid to Borrower and not applied to the restoration of the Real Property, (viii) interest payable to Borrower on security deposits, (ix) interest on escrows approved or required by Lender, (x) payments made in consideration of any contract extension for the sale of any of the property within the Project, (xi) interest on Gross Receipts or on Cash Flow until applied in accordance with this Loan Agreement, (xii) amounts received by Borrower from purchasers of Tracts or from applicable Governmental Authorities as reimbursements for impact fees paid by or on behalf of Borrower and (xiii) payments made under any joint venture partnership interest owned by Borrower; and (xiv) and any other amounts or revenues typically considered as revenues. Notwithstanding anything to the contrary in the previous sentence, Gross Receipts shall not include (i) proceeds the Loan Documents or the Chase Federal Loan Documents; (ii) casualty insurance and taking proceeds actually applied to restoration of the Real Property as permitted by the Loan Documents; (iii) income derived from the period prior to the date of this Note; and (iv) amounts escrowed for Expenses to be paid on a future date as provided in the Loan Documents until such time as the amounts are applied to Expenses. Components of revenue will be allocated among the Tracts and Gross Revenue will be determined on a Tract specific basis as well as on an aggregate basis.

               "GUARANTORS" shall mean Transeastern and the Principals, jointly and severally.

               "GUARANTY" shall mean that certain guaranty of payment and performance of even date herewith executed by each of the Guarantors to the Lender.

               "HAZARDOUS MATERIAL" shall mean any substance, whether solid, liquid or gaseous which is listed, defined or regulated as a "hazardous substance," "hazardous waste," or "solid waste," or pesticide or otherwise classified as hazardous or toxic, in or pursuant to any Environmental Requirement; or which is or contains asbestos, radon, any polychlorinated biphenyl, urea formaldehyde foam insulation, explosive or radioactive material, or motor fuel or other petroleum hydrocarbons; which causes or poses a threat to cause a contamination or nuisance on the Mortgaged Property or any adjacent property or a hazard to the environment or to the health or safety of persons on the Mortgaged Property.

               "IMPOSITIONS" shall mean all (i) real estate and personal property taxes and other taxes and assessments, public or private; utility rates and charges including those for water and sewer; all other governmental and non-governmental charges and any interest or costs or penalties with respect to any of the foregoing; and charges for any public improvement, easement or agreement maintained for the benefit of or involving the Mortgaged Property, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever that at any time prior to or after the execution of this Agreement may be assessed, levied or imposed upon the Mortgaged Property or the Revenues or income received therefrom, or any use or occupancy thereof, (ii) other taxes, assessments, fees and governmental and non-governmental charges levied, imposed or assessed upon or against Borrower or any of its properties and (iii) taxes levied or assessed upon this Mortgage, the Note, and the other Loan Documents, or any of them.

               "IMPROVEMENTS" shall mean all buildings, structures, appurtenances and improvements, including all additions thereto and replacements and extensions thereof, now constructed or hereafter to be constructed under, on or above the Real Property.

               "INDEBTEDNESS" of a Person shall mean (a) indebtedness of such Person for borrowed money (other than its obligations hereunder), or (b) indebtedness of such Person (i) for the deferred purchase price of services or property, which purchase price is paid over a period of 12 months or more from the date of incurrence of the obligation in respect thereof, or (ii) evidenced by a note or similar written instrument (including, without limitation, any such indebtedness which is non-recourse to the credit of such Person but is secured by assets of such Person), (c) obligations of such Person under leases which have been or, in accordance with GAAP, should be, recorded as Capitalized Leases, (d) indebtedness of such Person arising under acceptance facilities, (e) indebtedness consisting of unpaid reimbursement obligations in respect of all drafts drawn under letters of credit issued for the account of such Person, (f) indebtedness of such Person arising as a result of any Contractual Obligation (other than non-material Contractual Obligations arising in the ordinary course of business of the Borrower), and (g) a Contingent Obligation which has matured into a non-contingent obligation.

               "INTEREST RATE" shall mean a fixed rate of interest equal to Twenty Percent (20%) per annum.

               "INTEREST RESERVE ACCOUNT" shall have the meaning ascribed thereto in Section 2.1(b) hereof.

               "LIEN" shall mean any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code (other than any such financing statement filed for informational purposes only or in connection with an operating lease) or comparable law of any jurisdiction to evidence any of the foregoing.

               "LOAN" shall mean the credit facility described in the first paragraph of the Preliminary Statements and in Section 2.1 hereof.

               "LOAN DOCUMENTS" means, collectively, (i) this Agreement, the Note, the Guaranty, the Funding Agreement, the Mortgage, the Contingent Mortgage, the Pledge Agreement, the Security Documents, and all other documents executed by the Debtor Parties to the Lender in connection with the Loan, and
(ii) all other agreements, documents and instruments arising out of any agreement, document or instrument referred to in clause (i) above.

               "LOAN PROCEEDS" shall mean (i) the portion of the Loan funded at Closing, and (ii) the amount reserved for the payment of interest, all in accordance with Section 2.1 of this Agreement, which is being funded for the purpose of constructing infrastructure and other improvements for, among other things, the construction of single and multi-family projects.

               "LOAN TERM" shall mean that certain period of time commencing on the Closing Date and terminating on that certain date twenty four (24) months thereafter.

               "MORTGAGE" shall mean that certain second mortgage of even date herewith executed by the Borrower to Lender encumbering the Mortgaged Property which secures (i) the indebtedness evidenced by the Note, and (ii) the Borrower's obligations hereunder and under the other Loan Documents. Notwithstanding the foregoing, the Mortgage shall not secure the Contingent Returns which are secured by the Contingent Return Mortgage.

               "MORTGAGED PROPERTY" shall mean the Real Property and the Improvements, if any.

               "NET PROFIT" shall mean net income before taxes, payment of the Second Contingent Return, depreciation and other non cash expenses, all as determined in accordance with GAAP; and shall be determined independently for each Tract based on an allocation of income and expense items acceptable to the Lender.

               "NET SALES PROCEEDS" shall mean the gross sales price of each unit for the sale of units to be constructed on the Real Property, less: (i) Borrower's cost for deed preparation, transfer taxes and prorated property taxes in an amount not to exceed one and one-half (1 1/2%) percent of the gross sales price; (ii) aggregate sales commissions not to exceed six percent (6%) of the gross sales price; (iii) 100% of the amount of construction loan proceeds drawn in connection with the construction of such unit; (iv) the Chase Federal Unit Release Price; and (v) the AMRESCO Unit Release Price.

               "NOTE" shall mean that certain promissory note of even date herewith from Borrower to Lender evidencing the indebtedness to Lender under the Loan in the original principal amount of THREE MILLION DOLLARS ($3,000,000.00).

               "OPTION CONTRACT" shall mean that certain option agreement between SarahPark and Transeastern dated August 14, 1995, as amended by amendment dated December 13, 1995.

               "OPTION PROPERTY" shall mean those certain parcels of real property which are the subject of the Option Contract and are more particularly described as Tract C and Tract E in EXHIBIT 1 attached hereto and made a part hereof.

               "PAY RATE" shall mean a rate of interest equal to Ten Percent (10%) per annum.

               "PERMITTED TITLE EXCEPTIONS" shall mean those matters described in Schedule B to the title insurance policy insuring Lender's interest in the Mortgage.

               "PERSON" shall mean any corporation, business entity, natural person, firm, joint venture, partnership, trust, unincorporated organization, association, government, or any department or agency of any government.

               "PERSONAL PROPERTY" shall have the meaning ascribed thereto in the Mortgage.

               "PLAN" shall mean any pension plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity of the Borrower is an "employer" as defined in Subsection 407(d)(7) of ERISA.

               "PLEDGE AGREEMENT" shall mean that certain Pledge Agreement of even date herewith between Transeastern, as Pledgor, and Lender.

               "PLEDGOR" shall mean Transeastern.

               "PRE-CLOSING BUDGET" shall mean that certain budget to be prepared by Borrower and submitted to Lender for its review and approval prior to the Closing Date in accordance with the terms of Section 7.12 hereof.

               "PRINCIPALS", collectively, shall mean Arthur Falcone, Edward Falcone and Phil Cucci (each individually, a "Principal").

               "PRIORITY RETURNS" collectively, shall mean the Borrower's First Priority Return and the Borrower's Second Priority Return.

               "PROJECT" shall mean the acquisition and development of the Real Property, the construction of the Improvements and the selling of Tracts on and units of the Real Property.

               "PROJECT EXPENSES" shall mean, for any period, all costs and expenses reasonably incurred and actually paid by Borrower during such period incident to the normal ownership and development of and construction upon the Real Property for which provision is made in a Budget, calculated on a cash basis (except as otherwise set forth under (ii) below), but otherwise in accordance with generally accepted accounting principles consistently applied, including, without limitation, (i) approved costs of the Acquisition Contract Development Work, the Tract Infrastructure Work and unit construction costs,
(ii) real estate and personal property taxes, water charges, sewer rents, assessments and other governmental levies assessed against the Real Property, or such other similar taxes, assessments, levies or charges as may be imposed in lieu of or in addition to any of the foregoing by appropriate governmental authority, and insurance premiums, all of which to the extent paid on other than a monthly basis shall be calculated on an accrual basis allocating such expenses in equal monthly amounts over the applicable period of their payment; (iii) regularly scheduled installments of principal and interest on the Chase Federal Loan and the Loan and release prices approved by the Lender in connection with the fees in connection with a construction loan for improvements on Tracts D and F of the Real Property, and Tract E of the Real Property to the extent the same is acquired by the Borrower; (vi) other reasonable and ordinary expenses for properties similar to the Real Property; and (vii) expenses deducted in connection with the computation of Net Sales Proceeds.

Notwithstanding anything to the contrary in the preceding sentence, Expenses shall not include (i) obligations of Borrower not related to the ownership and operation of the Real Property, (ii) payments to the Borrower, the Principals or their affiliates other than the Borrower's First Priority Return, (iv) commitment, origination, finder's, broker's, and other fees paid in connection with the acquisition of the Real Property or the Option Property, the sale of Tract B or Tract C of the Real Property, or any financing of the Real Property or any portion thereof, including any such fees paid in connection with the Chase Federal Loan and the Loan, (v) any cost or expense paid out of any reserve established to cover Cost Overruns, (vi) non-cash expenses such as depreciation,
(vii) the cost of any item required to be capitalized under generally accepted accounting principles except for capital expenditures included in the Pre-Closing Budget or a Budget, (viii) legal, accounting, management and similar fees and other obligations and expenses of Borrower not exclusively related to the ownership and operation of the Real Property or otherwise approved by Lender in writing, with the exception of the Borrower's First Priority Return, (ix) except for regularly scheduled installments of principal and interest on the Chase Federal Loan and the Loan, all other payments of debt service or otherwise on any loan or financing, including, without limitation, any late charges or similar charges, including increased interest payments at a default rate, payable under the Chase Federal Loan and the Loan, (x) any reimbursement to Lender of expenses incurred by reason of an Event of Default together with any interest payable thereon, (xi) any costs, expenses or fees, including interest payments, payable to any party by reason of a default by Borrower in the performance of any obligation owing to any such party, unless specifically approved by Lender in its sole discretion for inclusion in Expenses, (xii) any demand fees, penalties or similar charges relating to late payments of real estate taxes, assessments and similar charges on the Real Property, and any interest relating to such late payments, (xiii) any income, franchise or similar taxes on Borrower or its affiliates, (xiv) any costs or expenses incurred by Borrower in connection with closing the Loan or satisfying any of the conditions precedent to the funding of the Loan, (xv) any costs or expenses not approved by Lender in writing relating to correcting any violation of any law, ordinance or regulation affecting the Real Property (xvi) appraisal costs, (xvii) expenses relating to, or incurred during, the period prior to the date of this Agreement, (xviii) any return of equity or return on equity, and (xix) any expenses for which Borrower receives reimbursement or funds from other sources not included in Gross Revenue, such as disbursements under the Chase Federal Loan or the Loan or any other loan, and proceeds of insurance and condemnation awards other than those included in Gross Receipts. In no event shall any particular payment of any cost or expense included within the foregoing definition of "Project Expenses" be taken into account more than once. Components of Project Expenses will be allocated among the Tracts and Project Expenses will be determined on a Tract specific basis as well as on an aggregate basis.

               "REAL PROPERTY" shall mean that certain real property located in Broward County, Florida and described more particularly in EXHIBIT 2 attached hereto and made a part hereof as Tract B, Tract D and Tract F, together with any additional real property the title to which is held by the Borrower from time to time, including, without limitation, the Option Property.

               "REPORTABLE EVENT" shall mean any of the events set forth in Subsection 4043(b) of ERISA or the regulations thereunder.

               "REQUIREMENT OF LAW" for any Person shall mean the Articles of Incorporation and Bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

               "RESPONSIBLE OFFICER" of any Person shall mean the trustee or the chairman of the board or president of such Person in each case duly authorized to undertake the required action then being taken and, as to financial matters, the chief financial officer or treasurer of any Person, in each case duly authorized to undertake the required action then being taken.

               "SECOND CONTINGENT RETURN" shall mean an additional contingent return equal to ten (10%) percent of the Net Profits on Tracts D, E and F of the Real Property, and five (5%) percent of the Net Profits on Tracts B and C of the Real Property, in each case, as reduced by (a) the First Contingent Return, (b) the Borrower's First Priority Return, and (c) the Borrower's Second Priority Return, provided, however, in the event that the Loan is reduced by the sum of $1,000,000.00 plus current and accrued interest on the $1,000,000 at the Interest Rate thereon, on or before September 1, 1996, the foregoing percentages shall be reduced to five (5%) percent and two and on half (2 1/2) percent, respectively.

               "SECURITY DOCUMENTS" shall have the meaning ascribed in
Section 4.19 hereof.

               "STOCK" shall mean the stock of Borrower pledged by Transeastern to Lender under the Stock Pledge Agreement.

               "SUBORDINATED INDEBTEDNESS" shall mean the indebtedness of the Borrower to any trustee, officer, director, shareholder, Subsidiary or Affiliate of the Borrower which has been subordinated to the Loan pursuant to Section 8.14 hereof.

               "SUBSIDIARY" of any Person shall mean (i) a corporation or other entity of which shares of stock or other ownership interests having voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person, and (ii) as to the Borrower, any Subsidiary of a Subsidiary (and successor Subsidiaries thereof) of the Borrower.

               "TRACT" shall mean any one of the parcels of real property forming a part of the Real Property, any one of which may be identified by reference to the letter assigned thereto in the applicable exhibit to this Agreement.

               "TRACT B SALES CONTRACT" shall mean that certain contract for the sale of Tract B of the Real Property dated December 8, 1995, by and between Borrower, as seller, and Hanover PH Limited Partnership, as buyer.

               "TRACT INFRASTRUCTURE FUNDING REQUIREMENT" shall mean the portion of the costs of completing the Tract Infrastructure Work with respect to Tracts D and F of the Real Property which are not funded pursuant to the Chase Federal Tract Loan, which amount shall not exceed $642,000.00. The Tract Infrastructure Funding Requirement shall be deemed reduced from time to time by the amount of any other funds made available for the purpose of funding the Tract Infrastructure Work (other than the proceeds obtained from the Chase Federal Tract Loan), reductions in the cost of the Tract Infrastructure Work and as otherwise appropriate to effectuate the intentions of the parties hereto.

               "TRACT INFRASTRUCTURE WORK" shall mean the work required to install infrastructure within the boundaries of a particular Tract of the Property, which work shall be approved by Lender and shall not include Acquisition Contract Development Work.

               "TRACTS C AND E ACQUISITION LOAN" shall have the meaning ascribed thereto in Section 2.5 hereof.

               "TRACT GROSS REVENUE" shall mean the Gross Revenue with respect to a particular Tract forming a portion of the Real Property.

               "TRACT NET PROFIT" shall mean the Net Profit with respect to a particular Tract forming a portion of the Real Property.

               "TRACT PROJECT EXPENSES" shall mean the Project Expenses with respect to a particular Tract forming a portion of the Real Property.

               "TRANSEASTERN" shall mean Transeastern Properties of South Florida, Inc., a Florida corporation.

               "TRI-PARTY AGREEMENT" shall mean that certain tri-party agreement of even date herewith by and among Borrower, Lender and Chase Federal whereby the parties thereto set forth their mutual understanding with respect to (i) the terms by which Lender has agreed to subordinate to the Chase Federal Loan Documents, (ii) the exercise of certain rights, remedies and options by the respective parties hereto under the above described documents, and (iii) the Borrower obtaining a construction loan to finance the construction of certain improvements on the Property.

               SECTION 1.2   OTHER DEFINITIONAL PROVISIONS

               (a) The terms "material" and "materially" shall have the meanings ascribed to such terms under GAAP as such would be applied to the business of the Borrower, except as the context shall clearly otherwise require; (b) all of the terms defined in this Agreement shall have such defined meanings when used in other documents issued under, or delivered pursuant to, this Agreement unless the context shall otherwise require; (c) all terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa; (d) accounting terms to the extent not otherwise defined shall have the respective meanings given them under, and shall be construed in accordance with, GAAP; (e) terms defined in, or by reference to, Article 9 of the Uniform Commercial Code as adopted in Florida (Chapter 679 of the Florida Statutes) to the extent not otherwise defined herein shall have the respective meanings given to them in Article 9 with the exception of the word "document" unless the context clearly requires such meaning; (f) the words "hereby," "hereto," "hereof," "herein,", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (g) the masculine and neuter genders are used herein and whenever used shall include the masculine, feminine and neuter as well; and (h) whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the heirs, personal representatives, participants, successors and assigns of such parties unless the context shall expressly provide otherwise.


                                   ARTICLE II

                AMOUNT AND TERMS OF LOAN AND CHASE FEDERAL LOANS

               SECTION 2.1   TERMS OF LOAN

               Subject to the terms, conditions set forth herein, the Lender agrees to make the Loan to Borrower as follows:

               (a) The Pre-Closing Budget shall call for the application of the Loan Proceeds (i) for the acquisition of Tracts B, D and F of the Real Property pursuant to the Acquisition Contract; and (ii) to fund interest to the Lender at the Pay Rate in accordance with the terms of subsection (c) below.

               (b) The Lender shall advance up to $2,800,000.00 at the Closing, with the precise amount funded being determined by the Lender based on the amount necessary to fund the acquisition of Tracts B, D and F of the Real Property.

               (c) The parties acknowledge that a portion of the Loan Proceeds, $200,000, has been allocated by Lender to an "Interest Reserve Account." Provided there is no Event of Default, interest payments from the Interest Reserve Account shall be funded by Lender for the account of Borrower at the Pay Rate on the first day of each respective month, as the same become due, by Lender's bookkeeping entries, unless Borrower elects to pay interest due in cash to Lender. Upon disbursement of funds from the Interest Reserve Account, the amount disbursed shall be added to the outstanding principal sum of the Loan and shall bear interest at the Interest Rate. When and if such Interest Reserve Account is depleted, then and in such event all monthly interest payments shall be paid by Borrower. Notwithstanding any other provisions contained in this Agreement to the contrary, Lender shall not be required to fund any sums from the Interest Reserve Account if there is an Event of Default.

               SECTION 2.2   TERMS OF CHASE FEDERAL LOANS

               (a) The Borrower has negotiated the Chase Federal A & D Loan in connection with the acquisition of the Real Property and development of the Project, the closing on and funding of which loan on terms satisfactory to Lender, is a condition precedent to the obligation of the Lender to close the Loan. The Borrower contemplates that Chase Federal will fund the Chase Federal Tract Loan to partially finance the cost of the Tract Infrastructure Work. The Chase Federal Loans shall be as follows:

                             (i) The Chase Federal A&D Loan shall be for an
amount acceptable to the Borrower and the Lender, not to exceed $10,150,000.00, together with any reimbursement obligations in connection with the Chase Federal Letters of Credit for (aa) acquisition of Tracts B, D and F of the Real Property, (bb) the Acquisition Contract Development Work, and (cc) the Chase Federal Letters of Credit; and

                             (ii) The proposed Chase Federal Tract Loan shall be
for an amount acceptable to the Borrower and the Lender not to exceed a maximum of 80% of the cost of the Tract Infrastructure Work for Tracts D and F of the Real Property, which shall be $3,242,000.00 resulting in a maximum loan amount of $2,600,000.00.

               (b) As a condition to funding the Loan, (i) all documents governing the Chase Federal Loans must be acceptable to the Lender, and (ii) Chase Federal, Borrower and Lender shall have entered into the Tri-Party Agreement. Lender acknowledges that the Chase Federal Loan Documents shall also secure the repayment obligations pursuant to the Chase Federal Letters of Credit in connection with the Acquisition Contract Development Work which is to be funded pursuant to the Chase Federal A&D Loan.

               SECTION 2.3   TERMS OF NOTE

As evidence of the Loan, the Borrower shall execute and deliver the Note to the Lender on the Closing Date. The terms of The Note shall be as follows:

               (a) The Note shall bear interest at the Interest Rate calculated on the basis of a 365-day year based on the actual number of days elapsed.

               (b)           Interest shall be paid in accordance with the Note.

               (c) The entire unpaid principal balance then outstanding plus accrued and unpaid interest shall mature and be due and payable upon the earlier of: (i) the occurrence of an Event of Default; or (ii) April 1, 1998.

               SECTION 2.4   APPLICATION OF FUNDS

               All funds paid to the Lender in connection with the Loan shall be applied first to the payment of any outstanding costs, expenses, fees or charges which were required to be paid pursuant to the Loan Documents, then to the payment of all accrued interest and then to the repayment of principal.

               SECTION 2.5   TRACTS C AND E ACQUISITION LOAN AND
                             CONSTRUCTION LOAN

               The parties acknowledge and agree that the Borrower may obtain a loan for the acquisition of Tracts C and E of the Real Property (the "Tracts C and E Acquisition Loan") and the Construction Loan from Chase Federal, or such other financial institution reasonably satisfactory to Lender, to finance the acquisition of Tracts C and E and the construction of the Improvements, respectively. Lender agrees that it will subordinate the lien and operation of the Loan Documents to the lien and operation of the documents securing the Tracts C and E Acquisition Loan and the Construction Loan, provided, however, that such loans shall be with lenders and pursuant to documents and in amounts and on terms which shall be acceptable to the Lender, including, without limitation, the terms governing the relationship between such lenders and the Lender.


               SECTION 2.6   PREPAYMENT OF LOAN

               Borrower may prepay the Loan in whole or in part at any time without bonus or penalty. Notwithstanding the foregoing, Borrower acknowledges that the prepayment of the Loan in whole or in part shall in no way impair or affect Lender's right to receive the Contingent Returns.

               SECTION 2.7   [INTENTIONALLY DELETED]

               SECTION 2.8   INTENT NOT TO COMMIT USURY

               The Borrower does not intend or expect to pay, nor does the Lender intend or expect to charge, accept or collect, any interest under the Note, this Agreement or any other instrument executed in connection herewith greater than the maximum legal rate of interest which may be charged under applicable law. Should any event result in the computation or earning of interest in excess of such maximum legal rate, any and all such excess shall be refunded to the Borrower. Notwithstanding anything to the contrary contained in this Agreement, the Note, or any other instrument delivered in connection herewith, the amount of interest due under the terms of this Agreement, the Note or any other instrument shall in no event exceed the maximum amount of interest permitted to be charged by law.

               SECTION 2.9   DETERMINATION OF NET PROFIT

               The Net Profits in connection with the Project shall be computed separately with respect to each Tract (aggregating Tracts D and E) forming a portion of the Real Property based on an allocation acceptable to the Lender of all items which enter into the determination of Net Profit.

               Net Profit shall be computed on a quarterly basis and shall be reflected in the financial information required to be delivered to the Lender pursuant to Section 8.2 of this Agreement.

               SECTION 2.10  APPLICATION OF NET SALES PROCEEDS

               The Lender shall have the right to direct the title company or law firm acting as closing agent with respect to any closing on a residential unit comprising a portion of the Real Property to deposit any Net Sales Proceeds for each such unit in an account acceptable to the Lender and Borrower authorizes such trust or escrow arrangements with respect to such funds as shall be acceptable to the Lender.

               SECTION 2.11  DISTRIBUTIONS

               Other than the payment of the Borrower's First Priority Return, as specifically set forth in Section 3.3 of this Agreement, all Cash Flow shall be applied on a quarterly basis to reduce the principal balance of the Loan, which shall include all accrued and unpaid interest pursuant to the Loan. All funds so applied shall first be applied in accordance with the terms of Section
2.4 of this Agreement.


                                   ARTICLE III

                 SALE OF REAL PROPERTY; APPLICATION OF PROCEEDS

               SECTION 3.1    PARTIAL RELEASES.

               Provided the Borrower is not then in Default hereunder, under the Note, the Mortgage or any other Loan Document, Lender will provide partial releases in respect of its interest under the Mortgage and other Loan Documents, as required for the purpose of transferring clear title to purchasers of portions of the Real Property, including, without limitation, residential units in the Project, provided Borrower complies with all of the following items:

                             (a) That the Lender receives the proceeds due
Lender in accordance with the terms set forth in this Article III hereof.

                             (b) Borrower's request for a partial release shall
be accompanied by a fully-executed photocopy of the purchase agreement and fully-executed, original buyer's and seller's settlement statements.

                             (c) Payments made for releases shall be applied by
Lender in accordance with the terms of this Agreement.

                             (d) Borrower shall provide Lender with current
survey(s) of any Tract(s) to be released from the Mortgage which survey shall be certified to Lender and shall be in compliance with applicable laws.

                             (e) Lender shall receive an endorsement to its
mortgagee title insurance policy reflecting the Tract or unit released.

                             (f) No Tract shall be released if such release
would deny or restrict (i) access from the remaining Mortgaged Property to a paved public street, and (ii) utilities to the remaining Mortgaged Property.

                             (g) Borrower agrees to reimburse Lender for all
out-of- pocket fees and costs, including, without limitation, legal fees, in connection with the granting of such partial releases and shall provide Lender with any and all information requested by Lender with respect to the portion of the Real Property to be released.

               SECTION 3.2   SALES OF TRACTS OR UNITS ON THE REAL PROPERTY.

               The parties acknowledge and agree that Borrower, upon the sale of Tracts or Units constituting a portion of the Real Property shall pay to Chase Federal and to Lender certain release prices in connection therewith and shall apply other portions of the Net Sales Proceeds, as follows:

                             (a) TRACT B. Upon the sale or other transfer of
Tract B of the Real Property, the following terms shall apply:

                             (i) The Chase Federal Release Price for said Tract,
$5,000,000.00, shall be paid to Chase Federal to be applied against the Borrower's outstanding indebtedness under the Chase Federal A&D Loan; and

                             (ii) The remaining net proceeds of sale (after
payment of closing costs and third party brokerage expenses in amounts and for purposes acceptable to Lender), which shall be not less then $1,000,000.00, subject to reduction for escrows of amounts due to secure the payment of the full amount of the Municipal Land Dedication charges due or to become due, shall be (i) paid to Lender to be applied against the Borrower's outstanding indebtedness under the Loan, provided, however, a portion thereof not greater than an amount equal to the Tract Infrastructure Funding Requirement may be used by the Borrower for the payment of costs incurred by the Borrower for the Tract Infrastructure Work with respect to Tracts D and F of the Real Property, provided such costs are approved in writing by Lender, with the remaining balance thereof paid to Lender, or (ii) subject to the prior written consent of Lender which consent may be granted or withheld by Lender in its sole and absolute discretion, paid to Chase Federal to repay additional amounts due Chase Federal under the Chase Federal A&D Loan.

               (b) TRACT D. Upon the sale or other transfer of Tract D of the Real Property and provided that Lender has approved the terms of such transfer, which approval shall be given in Lender's sole and absolute discretion, the following terms shall apply:

                             (i) The Chase Federal Release Price for said Tract,
$4,500,000.00, shall be paid to Chase Federal to be applied against the Borrower's outstanding indebtedness under the Chase Federal A&D Loan; and

                             (ii) The remaining net proceeds of sale (after
payment of closing costs and third party brokerage expenses in amounts and for purposes accepta sale or other transfer of Tract F of the Real Property and provided that Lender has approved the terms of such transfer, which approval shall be given in Lender's sole and absolute discretion, the following terms shall apply:

                             (i) The Chase Federal Release Price for said Tract,
$3,000,000.00, shall be paid to Chase Federal to be applied against the Borrower's outstanding indebtedness under the Chase Federal A&D Loan; and

                             (ii) The remaining net proceeds of sale (after
payment of closing costs and third party brokerage expenses in amounts and for purposes acceptable to Lender) shall be paid to Lender to be applied against the Borrower's outstanding indebtedness under the Loan.

                             (d) TRACT C. As to Tract C of the Option Property,
the following terms shall apply:

                             (i) It is the Borrower's intention to arrange for
the conveyance of Tract C of the Option Property contemporaneously with the acquisition of the Option Property pursuant to the Option Contract, in which event, (i) the net proceeds of sale (after payment of closing costs and third party brokerage expenses in amounts and for purposes acceptable to Lender), which shall be not less than $1,000,000.00, which may be payable at a later date pursuant to the terms of the sale/joint venture documents and which documents Lender has the right to approve in its sole and absolute discretion, shall be paid to Lender to be applied against the Borrower's outstanding indebtedness under the Loan, provided, however, at the Borrower's election, a portion thereof not greater than an amount equal to the Tract Infrastructure Funding Requirement may be applied by the Borrower to the payment of costs incurred by the Borrower for the Tract Infrastructure Work with respect to Tracts D and F of the Real Property, and Tract E of the Option Property, to the extent approved in writing by Lender, with the remaining balance thereof paid to Lender, olute discretion, a portion of such sales proceeds may be applied to repay additional amounts due Chase Federal under the Chase Federal A&D Loan.

                             (ii) In the event that Tract C of the Option
Property is acquired by the Borrower and is not contemporaneously conveyed to a third party, the Borrower shall be permitted to obtain up to $3,600,000.00 of mortgage financing for the purpose of acquiring the Option Property, provided that such loan shall be with lenders and pursuant to documents and in amounts and on terms which shall be acceptable to Lender, including, without limitation, terms governing the relationship between the provider of such financing and AMRESCO (the "TRACTS C AND E ACQUISITION LOAN") . At the time of the subsequent transfer of Tract C of the Option Property by the Borrower, (i) the net proceeds of sale (after payment of closing costs and third party brokerage expenses in amounts and for purposes acceptable to Lender) shall be applied to the release price for such Tract C due to the lender which provided the Tract C and E Acquisition Loan and the remaining net proceeds shall be paid to Lender to be applied against the Borrower's outstanding indebtedness under the Loan, provided, however, at the Borrower's election, a portion thereof not greater than an amount equal to the Tract Infrastructure Funding Requirement may be applied by the Borrower to the payment of costs incurred by the Borrower for the Tract Infrastructure Work with respect to Tracts D and F of the Real Property, and the remaining balance thereof paid to Lender, or, (ii) subject to the prior written consent of Lender, which consent may be granted or withheld by Lender in its sole and absolute discretion, a portion of such sales proceeds may be applied to repay additional amounts due Chase Federal under the Chase Federal A&D Loan.

               (e) SALE OF UNITS. Upon the sale or other transfer of Units, the Borrower shall pay (in current funds) (i) the Chase Federal
Unit Release Price; (ii) 100% of the amount of construction loan proceeds drawn in connection with the construction of such unit; (iii) to Lender, the AMRESCO Unit Release Price and shall satisfy the other conditions to the granting of partial releases which are set forth in Section 3.1 of this Agreement; (iv) any excess shall be remitted to Borrower who shall reconcile and pay any outstanding Project Expenses as to which funds have not been advanced pursuant to the Chase Federal Loans or, at Lender's sole option, shall be paid into an account pursuant to the terms of Section 2.10 from which such unfunded Project Expenses may be paid in accordance with the Budget.

               SECTION 3.3   BORROWER'S FIRST PRIORITY RETURN

               The Borrower's First Priority Return shall be paid in connection with the sale of each residence constructed on Tracts D and F of the Real Property, and Tract E of the Real Property to the extent the same is acquired by the Borrower, provided that (a) there does not exist at the time that the same would otherwise be paid, a default or event of default pursuant hereto or pursuant to any of the other documents or instruments evidencing or governing the Loan, or any event or circumstance which with the passing of time or the giving of notice, or both, would be a default or event of default pursuant hereto or pursuant to any of the other documents or instruments evidencing or governing the Loan, (b) the Chase Federal Unit Release Price shall have been paid, and (c) to the extent that any portion of the principal or interest (at the Interest Rate) pursuant to the Loan remains outstanding, a minimum payment with respect to each residence conveyed, in amounts to be determined by Lender, shall have been applied to reduce the same.

               SECTION 3.4   FIRST CONTINGENT RETURN

               At such time as the Loan has been repaid, together with interest thereon, the AMRESCO Release Prices, together with the Net Cash Flow from the sale of units, shall be used to pay Lender its First Contingent Return.

               SECTION 3.5   BORROWER'S SECOND PRIORITY RETURN

               To the extent of Cash Flow, the Borrower's Second Priority Return may be distributed provided that (a) the First Contingent Return has been paid;
(b) there shall not exist at the time that the same would otherwise be paid, a default or event of default pursuant to the Loan Documents, or any event or circumstance which with the passing of time or the giving of notice, or both, would be a default or event of default pursuant to the Loan Documents.

               SECTION 3.6   SECOND CONTINGENT RETURN

               The Second Contingent Return shall be paid to the Lender after the payment of the First Contingent Return, the Borrower's First Priority Return and the Borrower's Second Priority Return, to the extent of the Borrower's Cash Flow. Subject to the terms of Section 3.2(e) of this Agreement, the Borrower shall pay the Contingent Returns on a quarterly basis based on the quarterly determinations of Net Profit, and the amounts of such Contingent Returns shall be adjusted if appropriate based on the audited financial statements provided for in Section 8.2 of this Agreement, provided that any overpayment to Lender of Contingent Returns, after adjustment as provided herein, shall be refunded to the Borrower, within thirty (30) days after request therefor, or netted against any future quarterly payment of Contingent Returns.

               SECTION 3.7   INTENT OF LENDER

               The Borrower acknowledges that the receipt by Lender of the Contingent Returns is subject to numerous risks and uncertainties, including, without limitation, the possibility of unanticipated costs in performing the Acquisition Contract Development Work (e.g., as a result of change orders, unforseen conditions or force majeure) and the Tract Infrastructure, the possibility that Tract B is not sold pursuant to the Tract B Sales Contract at the price contemplated therein; the possibility that the Borrower does not acquire Tract C or Tract E; the possibility that no contract for the sale of Tract C is completed or that said Tract is not conveyed pursuant thereto at the price reflected in the Borrower's projections; the possibility of utility moratoria or materials or labor costs decreasing the Borrower's anticipated profits; and the possibility of a change in interest rates or the economy in general, impacting the sale of residences. The Borrower further acknowledges that the Lender's receipt of any of the Contingent Returns is contingent on the availability of profit and the payment of the Borrower's First Priority Return and the Borrower's Second Priority Return, as applicable. The Borrower acknowledges that the Contingent Returns are not interest; but are an additional return to the Lender which is based strictly on the success of the Borrower's business venture. The Borrower further acknowledges that the Commitment Fee charged pursuant hereto is a customary and reasonable charge for the Lender performing the services necessary to enable it to, and to compensate it for, committing to provide the Loan. The Borrower acknowledges that no portion of the Commitment Fee constitutes interest. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Paragraph shall control every other covenant and agreement in this Commitment Letter. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Commitment Letter, the Note or under any of the Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by the Loan, or to accelerate the maturity of the Note, or if any prepayment by Borrower, late payment charge, default interest, commitment fee, servicing or loan administration fee, or other fee, charge, or imposition of any kind results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower's and Lender's express intent that all excess amounts theretofore collected by Lender be repaid to Borrower with interest thereon at the maximum lawful rate, and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance and detention of the indebtedness represented by the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the maximum rate permitted under applicable law from time to time in effect and applicable to the indebtedness evidenced hereby for so long as such indebtedness remains outstanding. Notwithstanding anything to the contrary contained herein or in any of the Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.


                                   ARTICLE IV

                  SECURITY AND GUARANTY FOR PAYMENT OF THE LOAN

               As security for the full and timely payment of the principal and interest under the Note, and for any and all other indebtedness, obligations or liability of the Borrower to the Lender pursuant to the Loan, whether now existing or hereafter arising:

               SECTION 4.1   MORTGAGE

               The Borrower shall execute and deliver to the Lender the Mortgage which shall constitute a second lien on the Mortgaged Property in accordance with the terms of the Tri-Party Agreement and subject to the Permitted Title Exceptions.

               SECTION 4.2   SECURITY AGREEMENT

               The Borrower shall execute and deliver to Lender a Security Agreement which shall grant to the Lender a second priority security interest in and a continuing lien in and upon all of the Fixtures and Personal Property.

               SECTION 4.3   ASSIGNMENT OF LEASES, RENTS AND PROFITS

               The Borrower shall duly execute and deliver to the Lender an Assignment of Leases, Rents and Profits as to the Mortgaged Property which gives to the Lender the right to receive any income generated from the operation, lease, sublease or sale of the Mortgaged Property.

               SECTION 4.4 COLLATERAL ASSIGNMENT OF AGREEMENTS AFFECTING REAL ESTATE

               The Borrower shall execute and deliver an assignment, as continuing collateral security, of the benefit of all agreements affecting the Property and/or the Project.

               SECTION 4.5   PLEDGE AGREEMENTS AND STOCK CERTIFICATES

               Pledgor shall execute and deliver to Lender a Pledge (the "Pledge") of all of such party's legal and beneficial interest in and to the Borrower, together with stock certificates evidencing such interests and stock powers, executed in blank.

               [SECTIONS 4.5 THROUGH 4.13 ARE INTENTIONALLY DELETED]

               SECTION 4.14  MORTGAGOR'S AFFIDAVIT

               The Borrower shall execute and deliver to the Lender a Mortgagor's Affidavit attesting to the absence of judgments and suits against the Borrower, and the absence of liens and encumbrances, including mechanic's liens, delinquent taxes or claims that can or might become liens on the Property, and the ownership and possession of the Property.

               SECTION 4.15  GUARANTY

               Each Guarantor shall execute and deliver to the Lender a Guaranty, whereby each Guarantor jointly and severally guarantees all of the Borrower's obligations hereunder and under the Note in accordance with the terms of the Guaranty.

               SECTION 4.16  FUNDING AGREEMENT

               Each Guarantor shall execute and deliver to the Lender a Funding Agreement, whereby each Guarantor jointly and severally guarantees certain obligations in accordance with the terms of the Funding Agreement.

               SECTION 4.17  ENVIRONMENTAL INDEMNITY AGREEMENT

               The Borrower and the Guarantors shall each execute and deliver to the Lender an Environmental Indemnity Agreement whereby the Borrower and the Guarantors shall indemnify, defend and hold Lender harmless from any and all loss and damage suffered as a result of any Environmental Claim.

               SECTION 4.18  [INTENTIONALLY DELETED]

               SECTION 4.19  SECURITY DOCUMENTS

               The Borrower, in order to set forth the terms and conditions under which the Collateral described in Sections 4.1 through 4.16 hereof will be held by the Lender, shall execute and deliver to the Lender, in form and substance satisfactory to the Lender and its Counsel, any and all mortgages, security agreements, UCC-1 Financing Statements, hypothecation agreements, assignments, pledge agreements, financing statements, notices of lien, and any other documents relating to any security as the Lender shall require from time to time (the documents and instruments referred to in Sections 4.1 through 4.16 and in Sections 5.1 through 5.5, together with all of the foregoing, are all herein referred to collectively as the "SECURITY DOCUMENTS").

               SECTION 4.20  FILING AND RECORDING

               The Borrower shall bear the cost and expense of causing such of the Security Documents to be duly recorded and/or filed in all places necessary, in the opinion of the Lender and Counsel for Lender, to perfect and protect the interest of the Lender in the property covered thereby. The Borrower hereby authorizes the Lender to file any financing statement or notice of lien in respect of any security interest created pursuant to this Agreement which may at any time be required or which, in the opinion of the Lender, may at any time be desirable, although the same may have been executed only by the Lender, or, at the option of the Lender, to sign such financing statement or notice of lien on behalf of the Borrower and file the same. The Borrower hereby irrevocably designates the Lender, its agents, representatives and designees as agents and attorneys-in-fact for Borrower for this purpose and acknowledges that this is a power coupled with an interest and that it is irrevocable. In the event that any rerecording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve security interests in favor of the Lender, the Borrower shall bear the cost and expense of causing the same to be rerecorded and/or refiled at the time and in the manner required by the Lender.


                                    ARTICLE V

                            SECURITY AND GUARANTY FOR
                        PAYMENT OF THE CONTINGENT RETURNS

               As security for the full and timely payment of the Contingent
Returns:

               SECTION 5.1   CONTINGENT RETURN MORTGAGE

               The Borrower shall execute and deliver to the Lender the Contingent Return Mortgage which shall secure payment to Lender of the Contingent Returns and which shall constitute a third lien on the Mortgaged Property, subject to Permitted Title Exceptions.

               SECTION 5.2 COLLATERAL ASSIGNMENT OF AGREEMENTS AFFECTING REAL ESTATE

               The Borrower shall execute and deliver an assignment, as continuing collateral security, of the benefit of all agreements affecting the Property and/or the Project.

               SECTION 5.3   PLEDGE AGREEMENTS AND STOCK CERTIFICATES

               Pledgor shall execute and deliver to Lender a Pledge (the "Contingent Return Pledge") of all of such party's legal and beneficial interest in and to the Borrower, together with stock certificates evidencing such interests and stock powers, executed in blank.

               SECTION 5.4   ASSIGNMENT OF LEASES, RENTS AND PROFITS

               The Borrower shall duly execute and deliver to the Lender an Assignment of Leases, Rents and Profits as to the Mortgaged Property which gives to the Lender the right to receive any income generated from the operation, lease, sublease or sale of the Mortgaged Property, in order to secure the Contingent Returns.

                                   ARTICLE VI

                 DEBTOR PARTIES' REPRESENTATIONS AND WARRANTIES

               To induce the Lender to enter into this Agreement, the Debtor Parties make the following representations and warranties which shall be deemed to be continuing representations and warranties so long as the Note or other indebtedness of the Borrower to the Lender remains unpaid:

               SECTION 6.1   ORGANIZATION AND STANDING

               Borrower and Transeastern (a) are duly organized, validly existing and in good standing under the laws of the state of Florida, (b) have the corporate power and authority to own their respective properties and to carry on their respective business as now being conducted, (c) are qualified to do business in all jurisdictions in which the character of their properties or nature of their business requires such qualification, (d) are in compliance with all Governmental Requirements, and (e) have not amended or modified their articles or certificate of incorporation or bylaws except as previously disclosed in writing to Lender prior to the execution hereof.

               SECTION 6.2   CAPITALIZATION

               (a) Borrower has authorized capital stock of 10,000 shares of common stock, par value $.01 per share, of which 10,000 shares are issued and outstanding and owned beneficially and of record by Pledgor. Subject to the terms of this Agreement and the Loan Documents, Pledgor has the unrestricted right to vote, and to receive dividends and distributions on, all shares of such stock of Borrower. All such stock has been duly authorized and validly issued and is fully paid and nonassessable. Other than the common stock, there are outstanding no other Capital Securities of Borrower and there are no outstanding subscriptions, rights, agreements, commitments, warrants or options for the purchase of Capital Securities of Borrower. Borrower's common stock is subject to no restrictions, limitations, prohibitions or other restraint on alienation (including, without limitation, pursuant to a shareholders agreement). The owners of all of the common (voting) stock of Transeastern are listed in EXHIBIT
6.2 attached hereto.

               (b) There are two (2) classes of preferred stock of Transeastern, Class A Preferred Stock and Class B Preferred. The owners of the Class A Preferred Stock also own warrants for the purchase of Transeastern's common stock. If such warrants are exercised, the common stock issued pursuant thereto would not represent more than a twenty percent (20%) interest in all of such issued common (voting) stock of Transeastern.

               SECTION 6.3   POWER AND AUTHORITY

               The execution, delivery and performance by Borrower of the Loan Documents, and the borrowing evidenced by the Note, (i) are within the powers and purposes of Borrower, (ii) have been duly authorized by all requisite action of Borrower, (iii) do not require the approval of any Governmental Authority, and (iv) will not violate any Governmental Requirement, the articles of incorporation or bylaws of Borrower or any Contractual Obligation of Borrower, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such Contractual Obligation or result in the creation or imposition of any Lien upon any of its property or assets, except as contemplated by the provisions of the Loan Documents.

               SECTION 6.4   VALID AND BINDING OBLIGATION

               The Loan Documents constitute the legal, valid and binding respective obligations of the Borrower, enforceable in accordance with their terms subject to applicable bankruptcy and insolvency laws and laws affecting creditors' rights and the enforcement thereof.

               SECTION 6.5   NO LEGAL BAR

               The execution, delivery and performance of this Agreement, the other Loan Documents, and the borrowings contemplated by this Agreement do not and will not violate any Requirement of Law or any Contractual Obligation of the Debtor Parties and will not result in, or require, the creation or imposition of any Lien (other than Liens created pursuant to the Loan Documents or permitted under Section 9.2 hereof) on any of its properties or revenues pursuant to any Requirement of Law or any Contractual Obligation which violation or Lien would have a material adverse effect, cost or expense to the business, operations or financial condition of the Debtor Parties.

               SECTION 6.6   TITLE TO COLLATERAL

               The Borrower is indefeasibly seized of and has and will have good and marketable fee simple title to the Real Property and Improvements free and clear of any and all mortgages, liens, encumbrances, claims, charges, equities, covenants, conditions, restrictions, easements, rights-of-way and all other matters affecting the Real Property and Improvements, whether or not of record, except for the Permitted Title Exceptions. Borrower has and will have good, absolute and marketable title to the Fixtures and Personal Property all free and clear of any and all liens, charges, encumbrances, security interests and adverse claims whatsoever, except those in favor of (i) Chase Federal pursuant to the Chase Federal Loan Documents, and (ii) Lender. Borrower will preserve its title to the Mortgaged Property and will forever warrant and defend the same to Lender and will forever warrant and defend the validity and priority of the lien of the Mortgage against the claims of all persons and parties whomsoever subject, however, to the rights of Chase Federal pursuant to the Chase Federal Loan Documents.

               SECTION 6.7   FINANCIAL STATEMENTS AND OTHER INFORMATION

               (a) All balance sheets, statements of profit and loss, and other financial data that have been given to Lender with respect to the Borrower and the Guarantors, (i) are complete and correct in all material respects, (ii) accurately present the financial condition of said parties as of the dates, and the results of its or their operations, for the periods for which the same have been furnished, and (iii) as to the Borrower and Transeastern, have been prepared in accordance with Generally Accepted Accounting Principles consistently followed throughout the periods covered thereby; all balance sheets disclose all known liabilities, direct and contingent, as of their respective dates; and there has been no change in the condition of the Borrower or the Guarantors, financial or otherwise, since the date of the most recent financial statements given to Lender with respect to said parties, other than changes in the ordinary course of business, none of which changes has been materially adverse.

               (b) All other information, including reports, financial statements, certificates, papers, data and otherwise, given and to be given to Lender with respect (i) to Borrower or any Guarantor, (ii) to the Loan and (iii) to others obligated under the terms of the Loan Documents, are true, accurate and correct in all material respects and complete.

               SECTION 6.8   LITIGATION

               There are no judgments outstanding against the Debtor Parties and there is no action, suit, proceeding, or investigation now pending (or to the best of the Debtor Parties's knowledge after diligent inquiry, threatened) against, involving or affecting the Debtor Parties or the Mortgaged Property, or any part thereof, at law, in equity or before any Governmental Authority that if adversely determined as to the Mortgaged Property or as to The Debtor Parties would result in a material adverse change in the business or financial condition of the Debtor Parties or the Borrower's operation and ownership of the Mortgaged Property, nor is there any basis for such action, suit, proceeding or investigation.

               SECTION 6.9   INVESTMENT COMPANY ACT

               The Borrower is not an "investment company" (as the quoted term is defined or used in the Investment Company Act of 1940, as amended).

               SECTION 6.10  FEDERAL REGULATION

               No part of the proceeds of the Loan will be used for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System or any other Requirement of Law. Neither the Debtor Parties nor any agent acting on their behalf has taken or will take any action which might cause this Agreement or any of the Loan Documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, in each case, as in effect on the Closing Date.

               SECTION 6.11  DISCLOSURE

               No representation or warranty made by the Debtor Parties in this Agreement, in any of the other Loan Documents or in any other document furnished or to be furnished from time to time in connection herewith or therewith contains or will contain any misrepresentation of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Debtor Parties which materially adversely affects, or which would in the future materially adversely affect, the business, assets, property, prospects or financial condition of the Debtor Parties.

               SECTION 6.12  BROKERAGE

               The Debtor Parties have dealt with no broker or finder in connection with the Loan other than Holliday, Fenoglio, Dockerty & Gibson (the "Broker") who has been engaged by the Borrower, at the Borrower's expense. The Debtor Parties hereby agree to indemnify the Lender against and to hold the Lender harmless from any claims for finders' or brokerage fees or commission in connection with the Loan (including any and all fees due the Broker) and agrees to pay all expenses (including but not limited to attorneys' fees and expenses) incurred by the Lender in connection with the defense of any action or proceeding brought to collect any such fees or commissions or otherwise relating to any such brokerage claims resulting from or arising out of any claim that the Debtor Parties consulted, dealt or negotiated with the person or entity making such brokerage claim.

               SECTION 6.13  TAXES

               (a) The Debtor Parties have filed or caused to be filed all tax returns which to the knowledge of the Debtor Parties are required to be filed, and has fully paid all taxes shown to be due and payable on said returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, including payroll taxes. No tax liens have been filed and, to the knowledge of the Debtor Parties, no claims are being made or may hereafter be asserted with respect to any such taxes, fees or other charges, except for: (i) those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Debtor Parties, as the case may be; and (ii) such failures to file or to pay such tax liens or claims, as could not, in the aggregate, reasonably be expected to have a material adverse affect on the business, operations, property or financial or other condition of the Debtor Parties and could not reasonably be expected to have an adverse affect on the ability of the Debtor Parties to perform any of its respective obligations in any material respect under this Agreement, the other Loan Documents to which it is a party or under any other Contractual Obligation.

               (b) The Real Property is not currently assessed separately from all other adjacent land for the purposes of real estate taxes.
Notwithstanding the foregoing, there is no intended public improvements which may involve any charge being levied or assessed, or which may result in the creation of any lien upon the Mortgaged Property. Borrower covenants and agrees to proceed expeditiously after the Closing Date to have the Real Property assessed separately.

               SECTION 6.14  ERISA

               Each pension, profit sharing or other employee benefit plan maintained by the Debtor Parties is in material compliance with ERISA, the Code and all applicable rules and regulations adopted by regulatory authorities pursuant thereto. The Debtor Parties have filed all material reports required to be filed by ERISA, the Code and such rules and regulations. In addition, any qualified plan subject to the minimum funding standards does not as of the date hereof have a funding deficiency as defined by ERISA. No "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or Reportable Event material in relation to the business, operations, property or financial or other condition of the Debtor Parties has occurred with respect to any Plan. No tax penalty, nor other liability in the aggregate material in relation to business, operations, property or financial condition of the Debtor Parties has been assessed against the Debtor Parties with respect to a Plan.

               SECTION 6.15  LIABILITIES TO EMPLOYEES AND OFFICERS

               The Debtor Parties do not have any liabilities to officers or employees in respect of employment termination benefits.

               SECTION 6.16  SUBSIDIARIES

               The Borrower does not have any Subsidiaries, partnership interests or Affiliates other than those listed on EXHIBIT 6.16 attached hereto. All such Subsidiaries are wholly-owned by Borrower. The Borrower has the unrestricted right to vote, and to receive dividends and distributions on, all Capital Securities of the Subsidiaries owned by Borrower. All such Capital Securities have been duly authorized and validly issued and are fully paid and nonassessable.

               SECTION 6.17  ENVIRONMENTAL CONTAMINATION/HAZARDOUS MATERIAL

               Borrower and the Mortgaged Property are in full compliance with all Environmental Laws, and there are no civil, criminal or administrative actions, suits, demands, claims, hearings, notices or demand letters, notices of violation, investigations, or proceedings pending or threatened against the Borrower or the Mortgaged Property relating in any way to any Environmental Law or any agreement, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved under any Environmental Law. There have never been nor are there currently any Hazardous Material located on, in, or under the Mortgaged Property or used in connection therewith, and neither Borrower nor any other person has ever used the Mortgaged Property for the manufacture, processing, distribution, use, transport, handling, treatment, storage, disposal, emission, discharge or release of any Hazardous Material. No notice or advice has been received by Borrower of any condition or state of facts that would be contributing to a claim of pollution or any other damage to the environment by reason of the conduct of any business on the Mortgaged Property or operation of the Mortgaged Property, whether past or present.

               SECTION 6.18  NO VIOLATIONS

               No Governmental Requirement and no covenant, condition, restriction, easement or similar matter affecting the Real Property has been violated, and Borrower has not received any notice of violation from any Governmental Authority or any other person with respect to any of the foregoing matters.

               SECTION 6.19  CONDITION OF MORTGAGED PROPERTY

               The Mortgaged Property or any part thereof, now existing, is not damaged or injured as a result of any fire, explosion, accident, flood or other casualty. The Improvements, if any, as of the date of this Mortgage, are free of any defects in material, structure and construction and do not violate any Governmental Requirements. There is no existing, proposed or contemplated plan to modify or realign any street or highway or any existing, proposed or contemplated eminent domain proceeding that would result in the taking of all or any part of the Mortgaged Property or that would adversely affect the use or the operation of the Mortgaged Property.

               SECTION 6.20  UTILITIES

               There is available to the Real Property and Improvements through public or private easements or rights-of-way abutting or crossing the Real Property (which would inure to the benefit of Lender in case of enforcement of this Mortgage) a water supply and a sanitary sewer service, and electric, gas (if applicable) and telephone service, all of sufficient capacity to serve the needs of the Real Property and Improvements according to their intended purpose. All necessary permits for the foregoing have been issued, are in good standing and all fees have been paid to the applicable Governmental Authorities. Upon completion of the utility line, said utility lines shall be approved by all health and other applicable Governmental Authorities having jurisdiction.

               SECTION 6.21  BUDGET FOR ACQUISITION CONTRACT DEVELOPMENT
                             WORK

               The total budget for the (i) acquisition of Parcels B, D and F of the Real Property, and (ii) performance of the Acquisition Contract Development Work shall not exceed Thirteen Million Dollars
($13,000,000).

               SECTION 6.22  ZONING AND LAND USE

               The Real Property is zoned so as to permit the Real Property and Improvements to be used for the purposes set forth in City of Pembroke Pines Ordinance No. 1113 and all attachments thereto which include the intended use of the Project.

               SECTION 6.23  PERMITS AND LICENSES

               The Borrower has obtained certain permits, licenses and approvals in connection with its development of the Real Property and the construction of the Improvements, all as set forth on EXHIBIT 6.23 attached hereto.

               SECTION 6.24  [INTENTIONALLY DELETE]

               SECTION 6.25  NO DEFAULTS

               The Acquisition Contract, the Option Contract, the Construction Contract and the Tract B Sales Contract are all in full force and effect, there are no defaults thereunder and no event has occurred which with due notice or the lapse of time, or both, would constitute a default thereunder.

               SECTION 6.26  FACILITIES FOR HANDICAPPED

               The Improvements when constructed shall comply with all legal requirements regarding access and facilities for handicapped or disabled persons, including, without limitation, and to the extent applicable, Part V of the Florida Building Construction Standards
Act entitled "Accessibility by Handicapped Persons", Chapter 553,
Fla Stat.; the Federal Architectural Barriers Act of 1988 (42
U.S.C. ss.4151, et.seq.), The Fair Housing Amendment Act of 1988 (42
U.S.C. ss.3601, et.seq), The Americans With Disabilities Act of 1990
(42 U.S.C. ss.12101 et. seq.), and The Rehabilitation Act of 1973 (29
U.S.C. ss.794).

               SECTION 6.27  OTHER AGREEMENTS

               Borrower is not a party to any agreement or instrument materially and adversely affecting it or its present or proposed businesses, properties or assets, operation or condition, financial or otherwise, and Borrower is not in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions set forth in any agreement or instrument to which it is a party.

               SECTION 6.28  CHASE FEDERAL LOAN DOCUMENTS

               The Chase Federal Loan Documents are in good standing, all principal, interest and other payments due thereunder have been paid in accordance with the terms thereof, there is no default thereunder and no event has occurred which with due notice or the lapse of time, or both, would constitute a default thereunder. In connection therewith, monies from the Chase Federal Letters of Credit are solely for the construction of the Project (including offsite improvements therefor) and proceeds from the Chase Federal Loan will be sufficient to construct the Acquisition Contract Development Work and the Tract Infrastructure Work.

               SECTION 6.29  REPRESENTATIONS AND WARRANTIES IN OTHER LOAN
                             DOCUMENTS

               All of the representations and warranties contained in the other Loan Documents are true and correct.

               SECTION 6.30  RELIANCE ON REPRESENTATIONS

               The Borrower acknowledges that the Lender has relied upon the Borrower's representations, has made no independent investigation of the truth thereof, is not charged with any knowledge contrary thereto that may be received by an examination of the public records in Tallahassee, Florida and Broward County, Florida, or that may have been received by any officer, director, agent, employee or shareholder of Lender.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

               The effectiveness of this Agreement and the obligation of the Lender to consummate any of the transactions contemplated hereby shall be subject to the satisfaction of the following conditions precedent, at or prior to the time of the Closing Date.

               SECTION 7.1   CORRECTNESS OF WARRANTIES

               All representations and warranties contained herein or otherwise made to the Lender in connection herewith or in any other Loan Document shall be true and correct.

               SECTION 7.2   OPINION OF COUNSEL

               Lender shall have received from counsel to the Borrower specific opinions addressed to and satisfactory to the Lender.

               SECTION 7.3   ENTITY DOCUMENTS

               Lender shall have received true and correct copies, certified as to authenticity by a Responsible Officer of the Borrower and Transeastern, as applicable, of the Articles of Incorporation and the By-Laws of the Borrower and any amendments thereto, a current Certificate of Good Standing from the State of Florida for both, and such other certificates, documents or instruments as may be reasonably requested by the Lender.

               SECTION 7.4   CERTIFIED RESOLUTIONS AND INCUMBENCY

               The directors and the stockholders, if necessary, of the Borrower and Transeastern shall have adopted specific resolutions authorizing the execution and delivery of all Loan Documents and the taking of all actions called for by this Agreement, and the Borrower and Transeastern shall have furnished copies of such resolutions, certified by the Secretary or an Assistant Secretary to be true, correct and complete and in full force and effect. The

Lender shall also have received a certificate of the Secretary or an Assistant Secretary of the Borrower and Transeastern, as applicable, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower and Transeastern, as applicable, executing this Agreement, the other Loan Documents to which it is a party and any certificate or other documents to be delivered by it pursuant hereto or thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary (or other representative), as the case may be.

               SECTION 7.5   LOAN DOCUMENTS

               The Lender shall have received the Loan Documents duly executed and delivered by a Responsible Officer or other appropriate Person, as the case may be, of each of the parties thereto, and the Lender shall have received evidence satisfactory to it that all actions necessary to perfect the Liens or other security interest granted thereby have been, or promptly after the Closing will be, taken.

               SECTION 7.6   MORTGAGEE TITLE INSURANCE POLICY

               The Borrower shall cause to be delivered to the Lender a Mortgagee Title Insurance Commitment (the "Commitment") naming the Lender as insured which Commitment shall have title insurance coverage in the amount of THREE MILLION DOLLARS ($3,000,000.00). The Commitment and policy shall be written by a title insurance company acceptable to the Lender and licensed by the State of Florida, unrecorded easements, mechanic's liens and/or parties in possession. All other exceptions shall be subject to the approval of the Lender and Counsel to Lender. The Commitment must provide to the Lender "gap" and "Form 9" insurance coverage. The Commitment and policy must also give such other affirmative insurance and reinsurance as reasonably required by the Lender and Counsel to Lender. The Borrower shall provide at the request of Counsel to Lender any corrective instruments, releases, satisfactions, affidavits, etc., necessary to cause the Commitment and policy to be issued. The Commitment, policy and endorsements shall be on American Real Property Title Association Loan forms approved in the State of Florida.

               SECTION 7.7   CHASE FEDERAL LOAN DOCUMENTS

               The Lender shall have received copies of the Chase Federal Loan Documents in form and substance satisfactory to Lender certified by a Responsible Officer of the Borrower to be true, correct and complete.

               SECTION 7.8   EQUITY CONTRIBUTION

               The Lender shall have received evidence that the Borrower has invested into the Project a minimum equity contribution of not less than $450,000.

               SECTION 7.9   STOCK CERTIFICATES AND STOCK POWERS

               The Lender shall have received the Pledge duly executed and delivered by a Responsible Officer of Pledgor, together with the certificate(s) evidencing the stock being pledged thereby and stock assignment powers separate from certificate duly endorsed in blank for transfer.

               SECTION 7.10 ACQUISITION CONTRACT, OPTION CONTRACT AND TRACT B SALES CONTRACT

               Borrower shall deliver to Lender shall have received copies of the Acquisition Contract, the Option Contract and the Tract B Sales Contract, and all amendments thereto, certified by a Responsible Officer of the Borrower to be true, correct and complete.

               SECTION 7.11  SOILS TEST

               Lender shall have received a report as to soil borings showing the Real Property to be suitable for construction of the Improvements and within forty-five (45) days of completion of the filling activities of the Project, shall provide soil compaction reports.

               SECTION 7.12  [INTENTIONALLY DELETED]

               SECTION 7.13  COPIES OF PERMITS, LICENSES AND APPROVALS

               Lender shall have received copies of the excavation permit, tree removal permit, land alteration permit, dredge and fill permit, storm water discharge permit, the building permit and any other permits required by applicable Governmental Authorities for the development of the Property.

               SECTION 7.14  AVAILABILITY OF UTILITIES

               Lender shall have received evidence of the availability and suitability of the utilities needed to properly service the Improvements as to their intended uses, including water, sewer, electric, telephone and natural gas (if applicable).

               SECTION 7.15  PLANS AND SPECIFICATIONS

               Lender shall have received a complete set of plans and specifications for the Acquisition Contract Development Work and, within fifteen
(15) days of completion shall provide to Lender plans for the Tract Infrastructure Work, approved in writing by the Borrower and the General Contractor, and identical to those reviewed and approved by the appropriate Governmental Authority.

               SECTION 7.16  CONSTRUCTION CONTRACT

               Lender shall have received a copy of the Construction Contract certified by a Responsible Officer of the Borrower to be true, correct and complete.

               SECTION 7.17  APPROVALS OF GOVERNMENTAL AUTHORITIES

               Lender shall have received evidence that all applicable Governmental Authorities have approved Borrower's development plan for the Real Property (exclusive of individual site plan approvals for the tracts).

               SECTION 7.18  COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS

               Lender shall have received evidence that the Borrower's development of the Real Property, construction of the proposed Improvements and use of the Real Property complies in all respects with concurrency requirements and all other applicable Governmental Requirements including, without limitation, local comprehensive plan and local land development regulations, zoning rules and regulations, environmental protection rules and regulations pertaining to water supply, sewage disposal and air and water pollution, rules and regulations governing the Mortgaged Real Property.

               SECTION 7.19  CERTIFICATES FROM GENERAL CONTRACTOR AND
                             ENGINEER

               Lender shall have received appropriate certificates from the General Contractor and Borrower's engineer certifying (i) that the Borrower's development of the Real Property is in compliance with all applicable Governmental Requirements, and (ii) as to the status of permits and approvals obtained by the Borrower in connection therewith.

               SECTION 7.20  COST BREAKDOWN

               Lender shall have received from the Borrower a detailed trade breakdown of the cost of constructing the Acquisition Contract Development Work and the Tract Infrastructure Work including an itemization of non-construction and land costs.

               SECTION 7.21  FLOOD HAZARD AREA

               Lender shall have received evidence that the Real Property is not located in an area identified as having special flood hazards pursuant to the Flood Disaster Protection Act of 1973.

               SECTION 7.22  SURVEY

               Within thirty (30) days of completion of the Acquisition Contract Development Work, Lender shall have received at least four (4) current sealed copies of a survey for the Real Property prepared by a registered surveyor, reflecting no conditions unsatisfactory to Lender or Counsel for Lender and prepared in accordance with Lender's survey requirements.

               SECTION 7.23  TRI-PARTY AGREEMENT

               Lender, Chase Federal and Borrower shall have entered into the Tri-Party Agreement, in form and substance satisfactory to Lender.

               SECTION 7.24  NO MORATORIUM

               The Lender shall have received a certification or certifications or other evidence, in form and substance and from a Person or Persons satisfactory to the Lender, with respect to any moratorium or other legal impediment currently in effect, proposed or threatened, which would prohibit or materially and adversely interfere in any way with the operation, development (as to non-developed Real Property), sale or disposition of the Mortgaged Real Property.

               SECTION 7.25  INSURANCE

               Lender shall have received copies of insurance certificates or binders for, or other evidence of, the maintenance by Borrower of the insurance required by Section 8.5 hereof, which shall be satisfactory in form and substance to Lender in accordance with its insurance requirements.

               SECTION 7.26  SUBORDINATION TO THE LOAN

               The subordination to the Loan (pursuant to an agreement in form and substance satisfactory to Lender) of all loans and other indebtedness payable by the Borrower to any partner, officer, director, stockholder, Subsidiary or Affiliate of the Borrower, the General Partner and the Operator shall have been delivered to Lender.

               SECTION 7.27  ADDITIONAL DOCUMENTS AND INSTRUMENTS

               Lender shall have received all the instruments, documents and Real Property contemplated to be delivered by the Borrower hereunder, and the same shall be in full force and effect.

                                  ARTICLE VIII

                      DEBTOR PARTIES' AFFIRMATIVE COVENANTS

               The Debtor Parties covenant and agree that until the Note, together with interest and all other indebtedness to the Lender under the terms of this Agreement, are paid in full, unless specifically waived by the Lender in writing:

               SECTION 8.1   EXISTENCE AND QUALIFICATION

               The Borrower shall do, or cause to be done, all things necessary to preserve, renew and keep in full force and effect the Borrower's existence and its rights, licenses and permits; shall comply with all laws applicable to it, operate its business in a proper and efficient manner and substantially as presently operated or proposed to be operated; and at all times shall maintain, preserve and protect all franchises and trade names and preserve all Real Property used or useful in the conduct of its business, and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times. Borrower will not, no will Borrower permit any Guarantor to amend, modify or otherwise change the articles or incorporation or bylaws of Borrower in a manner which would adversely affect the Borrower's existence as a single purpose entity.

               SECTION 8.2   FINANCIAL STATEMENTS AND INFORMATION

               The Borrower shall keep its books of account (which shall not be commingled) in accordance with Generally Accepted Accounting Principles and shall furnish to Lender the following financial information, statements and reports:

               (a) MONTHLY REPORTS. Within fifteen (15) days of the end of each calendar month, a report of (i) all fundings pursuant to any loans in connection with the Project or the Real Property, (ii) all contracts, letters of intent, reservation agreements, options or similar agreements relating to the sale of Tracts or residential units comprising a portion of the Real Property and any material changes in the status of any such contracts previously reported on,
(iii) any sales of Tracts or residential units comprising a portion of the Real Property, (iv) copies of draw requests under the Chase Federal Loan, and (v) such other matters with respect to the

Project or the Real Property as Lender may request, all certified by a Responsible Officer as being true and accurate.

               (b) QUARTERLY REPORTS. Within forty-five (45) days after the end of each fiscal quarter of the Borrower, (i) a profit and loss statement and balance sheet, (ii) a listing and aging of accounts payable, (iii) an accounting of Gross Revenue, Expenses, Cash Flow, and Net Profit for the Borrower, and (iv) such other financial and related information with respect to the Borrower and the Project as Lender may request, all prepared in accordance with Generally Accepted Accounting Principles and certified by a Responsible Officer as being true and accurate.

               (c) ANNUAL REPORTS. Within sixty (60) days of the end of each fiscal year of the Borrower, internally prepared financial statements of the Borrower, including (i) a profit and loss statement and a balance sheet as of the end of such year, (ii) an accounting of Gross Revenue, Expenses, Cash Flow, and Net Profit for the Borrower for the prior fiscal year together with such information as may be required to compute the First Contingent Return, the Second Contingent Return, the Borrower's First Priority Return and the Borrower's Second Priority Return, reconciling reports provided with respect to each of the fiscal quarters within such fiscal year, and (iii) such other financial and related information with respect to the Borrower and the Project as Lender may request, all prepared in accordance with Generally Accepted Accounting Principles and certified by a Responsible Officer as being true and accurate.

               (d) AUDITED ANNUAL REPORTS. Within 120 days after the end of their respective fiscal years, the Borrower and each of the other
Debtor Parties shall provide to Lender (i) a profit and loss statement and reconciliation of surplus statement for such year, and a balance sheet as of the end of such year, audited without scope limitations by independent certified public accountants of recognized standing selected by the Debtor Parties and satisfactory to Lender, (ii) an accounting of Gross Revenue, Expenses, Cash
Fl provided with respect to each of the fiscal quarters within such fiscal year, together with such information as may be required to compute the First Contingent Return, the Second Contingent Return, the Borrower's First Priority Return and the
Borrower's Second Priority Return, for such fiscal year, (iii) such other financial and related information as Lender may request, all prepared in accordance with Generally Accepted Accounting
Principles and certified by a Responsible Officer as being true and accurate and (iv) a representation that their examination has revealed there exists no Event of Default and no event which, with the giving of notice or passage of time, or both, would constitute such an Event of Default, or, if this is not the case, that one or more specified Events of Default have occurred. The outside accountant and the opinion of the outside accountant must be acceptable to the Lender.

               (e) TAX RETURNS.   Within fifteen (15) after filing, complete
copies of the Borrower's and each of the Debtor Parties' annual tax returns.

               (f) BUDGET. On or before May 15, 1996, Borrower shall provide a budget for the Project commencing July 1, 1996 which shall be updated every November 15th and May 15th occurring thereafter and shall provide projections on an individual tract and aggregate basis. The aforesaid budget shall include, without limitation, a narrative description of the Borrower's business plan for such upcoming year (each, a "BUDGET", collectively, the "BUDGETS").

               (g) ADDITIONAL INFORMATION. The Borrower, with reasonable promptness, shall furnish to Lender such other data as Lender may request and will at all times and from time to time permit Lender by or through any of its officers, agents, employees, attorneys or accountants to inspect and make extracts from the Borrower's books and records, which may include, without limitation, review and obtaining copies of all invo SECTION 8.3 [INTENTIONALLY DELETED]

               SECTION 8.4   TAXES AND CLAIMS

                             (a) The Borrower shall properly pay and discharge:
(a) all Impositions, including payroll taxes, prior to the date on which penalties attach thereto, unless and to the extent that such Impositions are being diligently contested in good faith and by appropriate proceedings and appropriate reserves therefor have been established; and (b) all lawful claims, whether for labor, materials, supplies, services or anything else which might or could, if unpaid, become a lien or charge upon the properties or assets of the Borrower unless and to the extent only that the same are transferred to bond, being diligently contested in good faith and by appropriate proceedings, and appropriate reserves therefor have been established. Borrower shall deliver to Lender receipts evidencing the payment of all Impositions within thirty (30) days after same become due and payable or before same shall become delinquent, whichever is sooner.

                             (b) In the event of the passage, after the date of
this Agreement, of any law (i) making it illegal for the Borrower to pay the whole or any part of the Impositions, or charges or liens herein required to be paid by Borrower, or (ii) rendering the payment by Borrower of any and all taxes levied or assessed upon the Mortgage, the Note, or the other Loan Documents or the interest in the Mortgaged Property represented by this Mortgage unlawful, or
(iii) rendering the covenants for the payment of the matters set forth in Subparts (i) and (ii) of this Subsection by Borrower legally inoperative, the Borrower shall pay, upon demand, the entire unpaid Obligations notwithstanding anything in the Note, the Mortgage, or the other Loan Documents to the contrary.

               SECTION 8.5   INSURANCE

               Until the expiration of this Agreement, Borrower shall maintain, at Borrower's cost and expense, the following insurance coverages in full force and effect at all times throughout the term of this Agreement:

                             (a) LIABILITY INSURANCE. Borrower will obtain and
keep in full force a "Broad Form Comprehensive General Liability" insurance coverage for both Borrower and any contractor performing services to the Real Property in the minimum coverage amount of One Million Dollars ($1,000,000.00) per occurrence and combined single limit ("CSL") of Ten Million Dollars ($2,000,000.00), with excess umbrella liability coverage of Five Million Dollars ($5,000,000).

                             (b) HAZARD INSURANCE. Upon completion of the
Improvements, Borrower shall keep the Improvements insured at all times against loss or damage by fire and other hazards included within the term "all risk" or "extended coverage" and against such other hazards as Lender may require in the full insurable value thereof (or such lesser amount as Lender may authorize in writing), with an insurer satisfactory to Lender. Such policy shall include a Replacement Cost and Agreed Amount/Stipulated Value Endorsement and a Sinkhole Endorsement, if deemed necessary by Lender.

                             (c) FLOOD INSURANCE. If at any time the Real
Property or any portion thereof is located in a "Flood Hazard Area" pursuant to the Flood Disaster Protection Act of 1973 or any successor or supplemental act thereto, flood insurance in the maximum amount available or such other amount as Lender may reasonably request.

                             (d) BUILDER'S RISK INSURANCE. Prior to commencement
of construction of the Improvements, an "All risk", non-reporting, completed value builder's risk insurance policy, which policy shall include Agreed Amount, Replacement Cost, Permit to Occupy and Vandalism/Malicious Mischief Endorsements.

                             (e) OTHER INSURANCE. Boiler and machinery
insurance, worker's compensation insurance, wind damage insurance, and other insurance coverages as Lender may reasonably require.

               The policy or policies of insurance shall (i) be from companies and in coverage amounts acceptable to Lender, (ii) contain a standard Lender clause in favor of Lender naming Lender as a Lender and including a lender's loss payee clause in such policy, as applicable (iii) not be terminable or modified without thirty (30) days' prior written notice to Lender, and (iv) be evidenced by original policies or certified copies of policies deposited with Lender, as Lender may elect, to be held by Lender until the Obligations shall have been fully paid and discharged. Borrower shall furnish Lender satisfactory evidence of payment of all premiums required and similar evidence of renewal or replacement coverage not later than thirty (30) days prior to the date any coverage will expire.

               Each insurance policy or endorsement required herein shall be written by an insurer having a rating not less than "A-XII" Best's Rating according to the most current edition of Best's Key Rating Guide as determined at the time of the initial policy and at all times during the term hereof. All policies shall indicate that notices related to such insurance shall be sent to Lender at:

                                            AMRESCO Funding Corporation
                                            1845 Woodall Rodgers Freeway
                                            Dallas, Texas   75201
                                            Attn: Loan Servicing Department

                             (f) The Borrower shall from time to time, upon
request of Lender, promptly furnish or cause to be furnished to Lender evidence in form and substance satisfactory to Lender of the maintenance of all insurance required by this Section to be maintained, including, but not limited to, such originals or copies as Lender may request of policies, certificates of insurance, riders and endorsements relating to such insurance and proof of premium payments. Lender shall be under no duty to examine such certificates or to advise the Borrower in case the insurance is not sufficient or not in compliance herewith.

               SECTION 8.6   SALES

               The Borrower shall achieve at least sixty (60%) percent of the sales projected in the Borrower's sales projections for any rolling six (6) month period, commencing four (4) months from the earlier to occur of (a) the date of pouring the first slab for a residence under contract for sale to a third party purchaser, or (b) on the effective date of such a contract for sale, in the event the slab for such residence has previously been poured, which sales projections shall be approved by the Lender prior to Closing.

               SECTION 8.7   BOOKS AND RESERVES

               The Borrower shall: (a) maintain at all times true and complete books, records and accounts in which true and correct entries shall be made of its transactions in accordance with Generally Accepted Accounting Principles consistently applied and consistent with those applied in the preparation of the financial statements referred to in Section 8.2; and (b) by means of appropriate quarterly entries reflected in its accounts and in all financial statements furnished pursuant to Section 8.2, proper liabilities and reserves for all taxes and proper reserves for depreciation, renewal and replacement, obsolescence and amortization of its properties and bad debts, all in accordance with Generally Accepted Accounting Principles consistently applied as above.

               SECTION 8.8   INSPECTION BY LENDER

               The Borrower shall allow any representative of Lender to visit and inspect any of the Mortgaged Property or other properties of the Borrower, to examine the books of account and other records and files of the Borrower, to make copies thereof and to discuss the affairs, business, finances and accounts of the Borrower with its officers and employees, all at such reasonable times and upon reasonable prior notice and as often as Lender may request.

               SECTION 8.9   LOCATION OF COLLATERAL

               The Borrower shall keep the Collateral, to the extent applicable, at its principal place of business or at the Mortgaged Property. In the event the Borrower intends to maintain stores, warehouses or any other location where any of the Collateral may be kept other than principal place of business, the Borrower shall provide Lender with the address of such location or locations and shall execute and deliver to Lender a UCC-l financing statement covering the Collateral for filing in any other state before any Collateral is brought into such other State.

               SECTION 8.10 PAY INDEBTEDNESS TO THE LENDER AND PERFORM OTHER COVENANTS

               The Borrower shall: (a) make full and timely payments of the principal of and interest on the Note and all other indebtedness of the Borrower to the Lender (including without limitation the Contingent Returns), whether now existing or hereafter arising; (b) duly comply with all the terms and covenants contained in each of the instruments and documents given to the Lender pursuant to this Agreement at the times and places and in the manner set forth herein; and (c) at all times maintain the liens and security interests provided for under or pursuant to this Agreement as valid and perfected liens and security interests on the Real Property intended to be covered thereby.

               SECTION 8.11  LITIGATION

               The Borrower will promptly notify Lender upon the commencement of any action, suit, claim, counterclaim or proceeding against or investigation of the Debtor Parties where the damage claim is in excess of $25,000 or where the litigation may materially adversely affect the Debtor Parties' business (except when the alleged liability is fully covered by insurance); and shall provide Lender with an opinion of counsel concerning the litigation or investigation and the probable outcome thereof, if requested by Lender.

               SECTION 8.12  DEFAULTS OR ASSESSMENTS

               The Borrower shall promptly notify Lender in writing of: (a) any material assessment by any Governmental Authority for unpaid taxes as soon as the Borrower has knowledge thereof and shall supply Lender with copies of all notices from the Internal Revenue Service or any other taxing authority; and (b) any alleged default by the Debtor Parties in the performance of or any material modification of any of the terms or conditions contained in any agreement, mortgage, indenture or instrument to which the Debtor Parties are a party or which is binding upon the Debtor Parties and of any default by the Debtor Parties in the payment of any of its Indebtedness.

               SECTION 8.13  EMPLOYEE BENEFIT PLANS

               The Borrower shall establish no employee benefit plans of any nature without the prior written consent of Lender. Each pension, profit sharing, or other employee benefit plan at any time maintained by the Borrower shall be in material compliance with ERISA and all applicable rules and regulations adopted by regulatory authorities pursuant hereto. The Borrower will cause to be filed all material reports required to be filed by ERISA, the Code, and such rules and regulations.

               SECTION 8.14  SUBORDINATION OF INDEBTEDNESS

               All indebtedness of the Borrower to any officer, director, shareholder, Subsidiary or Affiliate, whether now existing or hereafter incurred, shall be and is hereby subordinated to the indebtedness of the Borrower to the Lender, and any claims by said parties against the Borrower are subordinated to the indebtedness of the Borrower to the Lender and no such claims shall be made against the Borrower until the Loan and the Contingent Returns are paid in full.

               SECTION 8.15  CORRESPONDENCE WITH ACCOUNTANTS

               The Borrower shall promptly deliver to Lender copies of all material correspondence between the Debtor Parties and the Debtor Parties's independent accountants.

               SECTION 8.16  ESTOPPEL AFFIDAVITS

               The Borrower, within 10 days after written request from Lender, will furnish a written statement in form satisfactory to Lender, duly acknowledged: (i) setting forth the unpaid principal balance of, and the interest and other sums due on, the indebtedness evidenced by the Note and/or secured by the Mortgage or any of the other Loan Documents; (ii) stating whether or not any offsets or defenses exist against the payments due under the Note, the Mortgage or any of the other Loan Documents; (iii) stating the current maturity date of the Note; (iv) setting forth the amount and for which purpose any escrow account is being held by Lender; and (v) setting forth such other information as Lender may reasonably request from time to time.

               SECTION 8.17  CHANGE OF NAME, PRINCIPAL PLACE OF BUSINESS,
                             ETC.

               The Borrower shall notify Lender immediately of any change in the name of any of the Debtor Parties, the principal place of business of the Debtor Parties, the office where the books and records of the Debtor Parties are kept or any change in the registered agent of the Debtor Parties for the purpose of service of process.

               SECTION 8.18  ENVIRONMENTAL LAWS

               The Borrower shall keep and maintain the Mortgaged Real Property in compliance in all material respects with all Environmental Laws; promptly advise the Lender in writing of (a) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing pursuant to any applicable Environmental Laws, (b) any and all claims made or threatened in writing by any third party against Borrower or the Mortgaged Real Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and (c) discovery by Borrower of any occurrence or condition on any Real Property adjoining or in the vicinity of the Mortgaged Real Property that could reasonably be expected to cause the Mortgaged Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Mortgaged Real Property under any Environmental Laws.

               SECTION 8.19  COMPLIANCE WITH LAWS

               The Borrower shall do or cause to be done all acts and things necessary to effect compliance with all applicable local, state and federal zoning, land use and building codes and shall do or cause to be done all acts and things required for the preservation and protection of the Mortgaged Property such that the Mortgaged Real Property are, at all times, in compliance with all applicable zoning, land use and building codes. The Borrower shall also do or cause to be done all acts and things necessary so that the Mortgaged Real Property shall at all times be in full compliance with all covenants, restrictions, agreements or instruments affecting the Mortgaged Real Property and the uses thereof.

               SECTION 8.20  PURCHASE OF MATERIALS AND SUPPLIES

               In the event Borrower purchases any materials, supplies or services for the Project from Affiliates, all such items shall be purchased at cost and written verification of the same shall be provided to Lender.

               SECTION 8.21  INDEMNIFICATION

               (a) Borrower shall at its own expense, and does hereby agree to, protect, indemnify, reimburse, defend and hold harmless Lender and its directors, officers, shareholders, agents, employees attorneys, successors and assigns from and against any and all liabilities (including strict liability), losses, suits, proceedings, settlements, judgments, orders, penalties, fines, liens, assessments, claims, demands, damages, injuries, obligations, costs, disbursements, expenses or fees, of any kind or nature (including attorneys' fees and expenses paid or incurred in connection therewith) arising out of or by reason of (i) an incorrect legal description of the Real Property; (ii) any action, or inaction of Lender in connection with the Loan Documents, the Contingent Return Documents or the Mortgaged Property constituting gross negligence or willful misconduct or a material breach of the Loan Documents;
(iii) the construction of any Improvements; (iv) the use and operation of the Mortgaged Property; (v) any acts or omissions of Borrower or any other Person at, on or about the Mortgaged Property regarding the contamination of air, soil, surface waters or groundwaters over, on or under the Mortgaged Property; (vi) the presence, whether past, present or future, of any Hazardous Material on, in or under the Mortgaged Property; (vii) any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans involving the manufacture, processing, distribution, use, transport, handling, treatment, storage, disposal, cleanup, emission, discharge, seepage, spillage, leakage, release or threatened release of any Hazardous Material on, in, under or from the Mortgaged Property, in connection with Borrower's operations on the Mortgaged Property, or otherwise; or (viii) the acts of any third parties, including, without limitation, third party claims, except to the extent that any loss therefrom is caused by the gross negligence or willful misconduct of Locuments; all of the foregoing regardless of whether within the control of Lender.

               (b) The indemnifications of this Section 8.21 shall survive the full payment and performance of the Loan and the Contingent Returns.

               SECTION 8.22  SOLVENCY

               Borrower is and will remain solvent and Borrower shall pay its debts from its assets as the same shall become due. In connection therewith, Borrower shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Neither Borrower nor any constituent party of Borrower will seek the dissolution or winding up, in whole or in part, of Borrower, nor will Borrower merge with or be consolidated into any other entity.

               SECTION 8.23  SEPARATE ACCOUNTS

               Borrower will maintain books and records and bank accounts separate from those of its Affiliates, including, without limitation, Transeastern, and any constituent party of Borrower, and Borrower will file its own tax return. In connection therewith, Borrower shall not commingle the funds and other assets of Borrower with those of any Affiliate, any Guarantor, any constituent party of Borrower or any other person. Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any constituent party or Borrower, an Affiliate, a Guarantor or any other Person.


                                   ARTICLE IX

                          BORROWER'S NEGATIVE COVENANTS

               The Borrower covenants and agrees that from the date hereof and until payment in full of the principal of and interest on the Note, and all other indebtedness to the Lender under this Agreement, unless Lender shall otherwise consent in writing, it will not, either directly or indirectly, do any of the following:

               SECTION 9.1   TYPE OF BUSINESS

               The Borrower will not engage in any business other than the ownership, development and operation of the Project. In addition, Borrower does not own and will not own any asset or property other than (a) the Real Property, and (b) the incidental personal property necessary for the ownership, construction and operation of the Project.

               SECTION 9.2   MORTGAGES, LIENS, ETC.

               The Borrower will not create, incur, assume or suffer to exist any mortgage, pledge, security interest, encumbrance, lien or charge of any kind upon any of the Borrower's properties or assets of any character, whether owned at the date hereof or hereafter acquired, or hold or acquire any Real Property or assets of any character under conditional sales or other title retention agreements, except:

                             (a) Mortgages, liens, pledges and security
interests in favor of the Lender;

                             (b) The Chase Federal Loans subject, however, to
the terms of the Tri-Party Agreement;

               (c) (i) Liens arising out of judgments or awards in respect of which the Borrower shall in good faith be prosecuting an appeal or proceedings for review and in respect of which the Borrower shall have secured a subsisting stay of execution pending such appeal or procedures for review, provided the Borrower shall have set aside on its books adequate reserves with respect to such judgment or award; (ii) liens for taxes, assessments or governmental charges or levies, provided payment thereof shall not at the time be required in accordance with the provisions of Section 8.4; (iii) deposits, liens or pledges to secure payments of worker's compensation, unemployment insurance, old age pensions or other social security obligations or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds or other similar obligations arising in the ordinary course of business; (iv) mechanics', workmens', repairmens' warehousemans', vendors' or carriers' liens or other similar liens arising in the ordinary course of business which have been transferred to bond as required herein; (v) statutory landlords' liens under leases to which the Borrower is a party; and (vi) zoning restrictions, easements, license restrictions on the use of Real Property or minor irregularities relating thereto which do not materially impair the use of such Real Property in the operation of the business of the Borrower or the value of such Real Property or the purpose of such business; and

               (d)           The Permitted Title Exceptions.

               SECTION 9.3   COVENANT TO SUBORDINATE

               In the event of a prepayment of the Loan in full, Lender agrees to subordinate the Contingent Return Documents to senior secured financing which shall not exceed the amount of the outstanding indebtedness of the Loan at the time the Loan is paid in full and on such other terms and conditions which are acceptable to Lender.

               SECTION 9.4   INDEBTEDNESS

               The Borrower will not create, incur, assume or suffer to exist, contingently or otherwise, any Indebtedness, except:

                             (a) Indebtedness of the Borrower to the Lender;

                             (b) Indebtedness pursuant to the Chase Federal Loan
Documents subject, however, to the terms of the Tri-Party Agreement;

                             (c) The Tract C and E Acquisition Loan and/or the
Construction Loan(s) subject, however, to the terms of Section 2.5 hereof.

                             (e) Subordinated Indebtedness;

                             (e) Unsecured current liabilities incurred with
trade creditors relating to the Project in the ordinary course of business other than those which are for money borrowed or are evidenced by bonds, debentures, notes or other similar instruments;

                             (f) Indebtedness (not overdue) secured by
mortgages, liens or security interests permitted by Section 9.2 hereof;

                             (g) Indebtedness under guarantees or for other
contingent liabilities to the extent permitted by Section 9.5 hereof; or

                             (h) Liability under operating leases required in
the normal day-to-day operation of the business of the Borrower.

               SECTION 9.5   LOANS, INVESTMENTS AND GUARANTEES

               The Borrower will not lend or advance money, credit or Real Property to any Person, or invest in (by capital contribution or otherwise), or purchase or repurchase the stock or indebtedness, or all or a substantial part of the assets or properties, of any Person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly or by any instrument having the effect of assuring any Person's payment or performance or capability) the indebtedness, performance, obligations, stock or dividends of any Person, or agree to do any of the foregoing except:

                             (a) Endorsement of negotiable instruments for
deposit or collection in the ordinary course of business;

                             (b) Investments in readily marketable, direct
obligations of the Government of the United States of America maturing not more than one year after the date of the purchase thereof and/or in certificates of deposit issued by Lender;

                             (c) Investments representing stock or obligations
issued to the Borrower in settlement of claims against any other Person by reason of an event of bankruptcy or a composition or readjustment of debt or a reorganization of any debtor of the Borrower;

                             (d) Investments representing the indebtedness of
any Person owing as a result of a sale by the Borrower in the ordinary course of business of tangible personal Real Property no longer required in its business; or

                             (e) Travel advances to officers and employees.

                             (f) Payment of brokerage commission advances for
residential sales which are customary in the construction industry subject, however, to the prior written approval of Lender.

               SECTION 9.6   MERGER, SALE OF ASSETS, DISSOLUTION, ETC.

               The Borrower will not enter into any transaction of merger or consolidation, or transfer, sell, assign, lease or otherwise dispose of (other than sales of products and services in the ordinary course of business) all or a substantial part of its properties or assets, or any of its notes or Receivables, or any assets or properties necessary or desirable for the proper conduct of its business or any interest in any of the foregoing, or change the nature of its business, conclude, liquidate or dissolve, or acquire any assets or business from or Capital Securities of any Person, or agree to do any of the foregoing.

               SECTION 9.7 TRANSFER OF OWNERSHIP INTEREST IN BORROWER AND MORTGAGED PROPERTY

               (a)The Borrower shall not permit the sale or other transfer of any ownership interest(beneficial or otherwise) in the Borrower.

               (b) Except as may otherwise be expressly permitted in this Agreement, Borrower shall not sell, convey, or transfer or permit to be sold, conveyed or transferred any interest in the Mortgaged Property or any part thereof.

               SECTION 9.8   DISTRIBUTIONS; RESTRICTED PAYMENTS

               The Borrower shall not make or declare or otherwise become obligated to make (A) any dividend or other distribution, directly or indirectly, on account of any Capital Securities of the Borrower (except for annual cash distributions to its shareholder in an aggregate amount or any Subsidiary (other than dividends and other distributions payable to the Borrower), (B) any payment on account of the principal of or premium, if any, on any indebtedness convertible into Capital Securities of the Borrower or any Subsidiary ( other than any such payment to the Borrower), (C) any payment on account of any purchase, redemption, retirement, exchange or conversion of any Capital Securities of the Borrower or any Subsidiary (other than any such payment to the Borrower), (D) any other payment, loan or advance to a shareholder of the Borrower or any other Affiliate of the Borrower or Affiliate of such shareholder (including the Principals) or (E) any forgiveness or release without adequate consideration by Borrower of any indebtedness or other obligation owing to Borrower by a Person that is a shareholder of Borrower or an Affiliate of any such shareholder (including the Principals).

               SECTION 9.9   TRANSACTIONS WITH AFFILIATES

               The Borrower shall not effect any transaction with any Affiliate (including the Principals) on a basis less favorable than would at the time be obtainable for a comparable transaction in an arms-length dealing with an unrelated third party.

               SECTION 9.10  ISSUANCE OR DISPOSITION OF CAPITAL SECURITIES

               The Borrower shall not issue any of its Capital Securities or sell, transfer or otherwise dispose of any Capital Securities of any Subsidiary.

               SECTION 9.11  CHANGE IN DOCUMENTS

               The Borrower shall not amend, supplement, terminate or otherwise modify its articles of incorporation or bylaws.

               SECTION 9.12  CHANGE OF FISCAL YEAR, ETC.

               The Borrower shall not change its fiscal year nor will the Borrower amend in any respect its entity documents from those in existence on the date of this Agreement or change its accounting methods or practices, its depreciation or amortization policy or rates, except as required to comply with law or with Generally Accepted Accounting Principles.

               SECTION 9.13  COVENANT NOT TO COMPETE

               From the date hereof and for a period of one (1) year after the date that Lender sells the Project after acquiring title thereto or the stock of the Borrower pursuant to an occurrence of an Event of Default (such period, the "RESTRICTION PERIOD"), neither the Borrower nor any Affiliate of the Borrower or Affiliate of a shareholder of the Borrower (including the Principals) nor Affiliate of any of the foregoing (collectively, the "RESTRICTED PARTIES") shall, directly or indirectly, own, manage, invest or otherwise acquire any economic stake or interest in, or otherwise engage or participate in any manner whatsoever (whether as proprietor, partner, shareholder, investor, manager, owner, officer, director, employee, agent, lender, borrower, guarantor, broker, investor, independent contractor, consultant, advisor, representative, lessor, lessee or other participant), or prepare to do any of the foregoing, with or in any Person or other business enterprise in any form which engages in, directly or indirectly, any business that is similar to the business as currently conducted by the Borrower or as the same may be conducted by the Borrower at any time during the Restriction Period, anywhere within one-half (1/2) mile of the Real Property. Nothing in this Section 9.13 shall prohibit the Restricted Parties from owning as a passive investment less than 1% of the outstanding shares of capital stock in a corporation, which shares are listed on a national securities exchange or publicly traded in the over-the-counter market. The Restricted Parties acknowledge and confirm that (i) the length of the Restriction Period and geographical restrictions contained herein are fair and reasonable and (ii) the provisions and restrictions set forth in this Section
9.13 are reasonable and necessary for the protection of the legitimate interests of the Borrower and Lender.

               The Restricted Parties acknowledge that the Borrower and/or the Lender will be irreparably harmed (and damages at law would be an inadequate remedy) by a breach or threatened breach of the provisions of this Section 9.13. Therefore, in the event of a breach or threatened breach by any Restricted Party of any provision of this Section 9.13, the Lender and/or Borrower, as applicable, shall be entitled, in addition to all other rights, remedies or damages to which it is entitled, to injunctions restraining such breach and/or to a decree for specific performance of the provisions of this Section 9.13, without being required to show any actual damage or to post any bond or other security. The existence of any claim or cause of action by Borrower and/or Lender predicated on the provisions of this Section 9.13, shall not constitute a defense to the enforcement by the Borrower and/or Lender of these covenants. In the event the Borrower and/or Lender should bring any legal action or other proceeding for the enforcement of this Section 9.13, the time for calculating the applicable Restriction Period or terms of any other restriction herein shall not include the period of time commencing with the filing of legal action or other proceeding to enforce the terms of this Section 9.13 through the date of final judgment or final resolution, including all appeals, if any, of such legal action or other proceeding.

               SECTION 9.14 PURCHASE AGREEMENTS. Borrower shall not amend or otherwise modify or amend any of the existing Purchase Agreements for the sale of the all or any part of the Real Property, without Lender's consent. In addition, Borrower shall not enter into any other purchase agreements for all or any part of the Real Property, without Lender's consent, or thereafter amend or modify the same, without the Lender's consent.


                                    ARTICLE X

                                EVENTS OF DEFAULT

               The occurrence of any one of more of the following events is a Default hereunder and the continuance of any such Default beyond the period (if any) provided below within which such Defaults may be cured shall be an Event of Default hereunder:


               SECTION 10.1  IMMEDIATE ACCELERATION

                             (A)  Any of the Debtor Parties: (a) shall file a
voluntary petition under Title 11 of the United States Code for adjudication as a bankrupt; (b) shall file an answer seeking reorganization or an arrangement under any bankruptcy or similar statute of the United States of America or any subdivision thereof or of any foreign jurisdiction in response to an involuntary petition; (c) shall consent to the filing of a petition in any such bankruptcy or reorganization proceeding; (d) shall consent to the appointment of a receiver or trustee or officer performing similar functions with respect to any substantial part of its Real Property; (e) shall make a general assignment for the benefit of its creditors; or (f) shall execute a consent to any other type of insolvency proceedings (under the Bankruptcy Act or otherwise) or any informal proceeding for the dissolution or liquidation of, or settlement of, claims against or winding up of affairs of, the Company or the Partnership; or

                             (B) The appointment of a receiver or trustee or
officer performing similar functions for any of the Debtor Parties for any of its assets, or the filing against any of the Debtor Parties of a petition for adjudication as a bankrupt or insolvent or for reorganization under any bankruptcy or similar laws of the United States of America or of any state thereof or of any foreign jurisdiction, or the institution against any of the Debtor Parties of any other type of insolvency proceeding (under the Bankruptcy Act or otherwise) or of any formal or informal proceeding for the dissolution or liquidation, settlement of claims against or winding up of affairs, of any of the Debtor Parties, and the failure to have such appointment vacated or such petition or proceeding dismissed within sixty (60) days after such appointment, filing or institution;

then the credit hereby granted and all obligations to make advances hereunder shall immediately terminate without notice, and all principal and interest owing hereunder shall forthwith mature and become due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

               SECTION 10.2  DISCRETIONARY ACCELERATION

                             (a) Default by the Borrower in the payment of any
principal, interest or payment within fifteen (15) days after the same becomes due to the Lender hereunder or under the Note;

                             (b) Default in the payment or performance of any
other liability, obligation or covenant of the Borrower to the Lender hereunder, under the Loan Documents or under any other agreement with the Lender (including without limitation the Tri-Party Agreement), and continuance thereof for thirty
(30) days after written notice to the Borrower from the Lender;

                             (c) Default in the performance or observance of any
term, covenant, condition or agreement of any Debtor Party contained in any Security Document or Loan Document to which such Debtor Party is a party and continuance thereof for thirty (30) days after written notice to the Borrower from the Lender;

                             (d) If, on or after the Closing Date, (i) for any
reason (other than any act on the part of any of the Lender) any Loan Document ceases to be in full force and effect in any material respect or any of the Liens created by any Loan Document ceases to be a valid and perfected Lien in the priority set forth in the Tri- Party Agreement, or (ii) any party to any Loan Document (other than the Lender) shall assert in writing that any such document or agreement has ceased to be in full force and effect and Lender shall have determined that such assertion constitutes an Event of Default;

                             (e) Any representation, warranty, statement,
certificate, schedule or report made or furnished by any of the Debtor Parties proves to have been false or erroneous in any material respect at the time of the making thereof, or to have omitted any substantial liability or claim against any of the Debtor Parties, or if on the date of execution of this Agreement there shall have been any materially adverse change in any of the facts disclosed therein, which matters shall not have been disclosed to the Lender at or prior to the time of such execution as which Borrower shall have a period of ten (10) days following written notice to prove that such matters were previously disclosed to Lender prior to execution of this Agreement or are not erroneous;

                             (f) The rendition by any court of a final judgment
against the Borrower in excess of $25,000.00 which shall not be satisfactorily stayed, discharged, vacated or set aside within thirty (30) days of the making thereof; or the attachment of the Real Property which has not been released or provided for to the satisfaction of Lender within thirty (30) days after the making thereof;

                             (g) Any litigation or any proceeding which is
pending against any of the Debtor Parties or is threatened (and which is not covered by adequate insurance as determined by Lender in its reasonable discretion), the outcome of which would probably seriously affect the continued operation of the applicable Debtor Party, and the applicable Debtor Party failing to take corrective measures reasonably satisfactory to Lender within thirty (30) days after notice from Lender;

                             (h) Borrower's failure to achieve the sales
projections as set forth in Section 8.6 hereof;

                             (i) If any Chase Federal Letters of Credit are
drawn upon and are not refunded by the applicable governmental authority or reimbursed by the Guarantors within forty-five (45) days thereafter;

                             (j) A default or an event of default under any of
the Guaranty or the Funding Agreement;

                             (k) A default or an event of default is declared
under any of the Chase Federal Loan Documents and the same is not cured within any applicable grace period;

                             (l) Transeastern shall cease to own, directly or
indirectly, 100% of the outstanding ownership interests in the Borrower.

                             (m) A default or an event of default is declared
under the Tract C and E Acquisition Loan and/or the Construction Loan.

then, upon the occurrence of any such Default and the execution of the applicable grace period, the Lender, at its option, may terminate the Loan hereby granted, together with all obligations of Lender hereunder, by written notice to that effect to the Borrower and may declare (i) all principal and interest owing hereunder, and (ii) the Contingent Returns, to be mature and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived or may elect not to accelerate the Loan but increase the interest rate under the Note up to the default rate of interest. Lender acknowledges that in the event Borrower is not able to cure any of the non-monetary Defaults within the required grace periods (if any) after diligently attempting to cure same, Borrower may have an additional time to cure same provided, however, such additional grace period shall in no event exceed thirty (30) days after expiration of the initial grace period.
               SECTION 10.3  WAIVER OF DEFAULT

               Lender at any time may waive any Default or any Event of Default which shall have occurred and any of its consequences, in which case the parties hereto shall be restored to their former positions and rights and obligations hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon, and no such waiver shall be effective unless it is in a written document executed by a duly authorized officer.
                                   ARTICLE XI

                              REMEDIES FOR DEFAULT

               Upon the occurrence of an Event of Default, Lender shall have the following remedies:

               SECTION 11.1  ACTION FOR ENFORCEMENT

               In case any one or more Events of Default shall occur and be continuing, Lender may proceed to protect and enforce its rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein, in the Note, in the Contingent Return Mortgage or in any document or instrument delivered in connection with or pursuant to this Agreement, or to enforce the payment of the Note, the Contingent Returns or any other legal or equitable right or remedy.

               SECTION 11.2  RIGHTS AND REMEDIES CUMULATIVE

               No right or remedy herein conferred upon Lender is intended to be exclusive of any other right or remedy contained herein, in the Note, Loan Documents, Contingent Return Documents or in any instrument or document delivered in connection with or pursuant to this Agreement, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute or otherwise. In the event of any conflict among the Loan Documents as to the notice required before resort to any remedy, the shortest notice provision shall control all others with respect to the remedy in question (for purposes of this Section only, "without notice" shall be deemed a notice provision).

               SECTION 11.3  RIGHTS AND REMEDIES NOT WAIVED

               No course of dealing between the Borrower and the Lender or any failure or delay on the part of Lender in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of the Lender and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.


                                   ARTICLE XII

                                FEES AND PAYMENTS

               SECTION 12.1  COMMITMENT FEE

               In consideration of the Lender holding itself ready, willing and able to make the Loan and maintaining available a portion of its loan portfolio to fund the Loan at the designated interest rate, and in further consideration of the substantial services which the Lender has rendered, the Borrower shall have paid to the Lender upon and as a condition of closing the Loan a Commitment Fee in the aggregate amount of SIXTY THOUSAND AND NO/100 DOLLARS ($60,000.00) payable as follows:

               (i) A non-refundable commitment fee in the amount of $30,000 shall be due and payable to Lender in full upon the Borrower's acceptance of the Commitment Letter and Lender acknowledges payment of same; and

               (ii) A non-refundable commitment fee in the amount of $30,000 shall be due and payable to Lender in full upon the closing of the Loan.

               The Commitment Fee described above shall be deemed earned by the Lender upon issuance of the Commitment Letter and shall be retained by the Lender as liquidated damages in the event the Borrower is unwilling or unable to close the Loan for any cause whatsoever, and shall not be applied to any loan costs or expenses of any kind.

               SECTION 12.2  EXPENSE DEPOSIT

               The Lender acknowledges receipt from the Borrower of the sum of Twenty-Five Thousand and No/100 ($25,000.00) Dollars ("Expense

Deposit") to be applied to expenses incurred by the Lender in accordance with
Section 12.3 hereof. These costs are payable at the earlier to occur of Closing or the termination of the Commitment Letter and will be paid to the extent available from the Expense Deposit and thereafter from the assets of the Borrower, Transeastern and the Principals, who, by execution of the Commitment Letter, agree to be jointly and severally liable for such obligations. If the Loan closes, Lender shall return any portion of such Expense Deposit which is not applied as provided above, to the Borrower within 45 days after Closing.

               SECTION 12.3  COSTS, TAXES AND ATTORNEYS' FEES

               Whether or not the Closing is effectuated and the transactions contemplated hereby shall be consummated, the Borrower agrees: (a) to pay all out-of-pocket costs, expenses, disbursements and fees incurred by the Lender in connection with the origination, preparation, execution and delivery of and any amendment, supplement or modification to, any of the Loan Documents and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby (whether incurred before or after the Closing), including, without limitation, title search, examination and insurance charges, UCC searches, judgment and tax lien searches, surveys, recording fees, charges and taxes, documentary stamps, intangible taxes, disbursement fees, appraisal fees, attorneys' fees and disbursements of Counsel to the Lender in connection with the origination and/or the Closing of the Loan;
(b) to pay or reimburse the Lender for all their out-of-pocket (I.E., non-overhead) costs and expenses incurred in connection with the administration, audit and/or enforcement or preservation of any rights under the Loan Documents and any such other documents; (c) to indemnify and hold the Lender harmless from any and all recording and filing fees (including all intangible and documentary stamp taxes) and any and all liabilities with respect to, or resulting from, any delay in paying stamp, excise, documentary and other similar taxes, if any, which may be payable or determined to be payable in connection with the origination, administration, audit, execution and delivery of, or consummation of, any of the transactions contemplated by, or any amendment, supplement or modification to, or any waiver or consent under or in respect of, the Loan Documents and any such other document; and (d) to pay, indemnify and hold the Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments and suits, costs, expenses or commissions, including, without limitation, any brokerage claims arising out of orn any way relating to the Loan and arising out of conduct (or alleged conduct) of the Borrower (all of the foregoing, collectively, the "Indemnified Liabilities"). The agreements contained in this Section shall survive repayment of the Note and all other amounts payable hereunder or under the other Loan Documents or under the

Contingent Return Documents. Such expenses shall be paid at the Closing, or in a reasonable time thereafter upon receipt of written invoices, and will be paid to the extent available from the Expense Deposit and thereafter from the assets of the Borrower. In the event the Borrower fails to pay such expenses within a reasonable time, the Lender may pay any such expenses which exceed the Expense Deposit on the Borrower's behalf and charge the Borrower's account. The Borrower shall also pay post-closing expenses incurred by the Lender on behalf of the Borrower, including, but not limited to, additional documentary stamp or intangible taxes if required, recertification of title expenses and preparation of documents to terminate the Loan and release the security therefor. Furthermore, the Borrower shall be liable for post-closing collection expenses, including, but not limited to, expenses related to the repossession, storage or sale of the Collateral and to the collection of obligations of the Borrower hereunder, including reasonable attorneys' fees, including appellate proceedings, post-judgment proceedings and bankruptcy proceedings. Attorneys' fees shall include the fees or paraprofessionals such as paralegals, investigators, etc.
                                  ARTICLE XIII

                                  MISCELLANEOUS

               SECTION 13.1  NOTICES

               All notices, consents, requests and demands to or upon the respective parties hereto to be effective shall be in writing or by telegraph, telex or telecopy and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or when deposited in the mail, postage prepaid, or, in the case of telex, telegraphic or telecopy notice, when sent, addressed as follows, or to such address or other addresses as may be hereafter notified by any of the respective parties hereto or any future holders of the Note:

TO THE BORROWER: Transeastern Pembroke Villages, Inc.
                 3300 University Drive, 1st Floor
                 Coral Springs, Florida 33065
                 Attn: Arthur J. Falcone
                 Phone:        (305) 346-9700
                 Fax:          (305) 753-0351

WITH A COPY TO: John T. Kinsey, Esquire
                 Two Executive Court
                 2300 Corporate Blvd, Suite 112
                 Boca Raton, Florida 33431
                 Phone:        (407) 994-9890
                 Fax:          (407) 994-5952

TO THE GUARANTORS: Arthur J. Falcone

                 Edward Falcone
                 Philip Cucci
                 Transeastern Properties of South Florida,
                 Inc.
                 3300 University Drive, 1st Floor
                 Coral Springs, Florida 33065
                 Attn: Arthur J. Falcone
                 Phone:        (305) 346-9700
                 Fax:          (305) 753-0351

WITH A COPY TO: John T. Kinsey, Esquire
                 Two Executive Court
                 2300 Corporate Blvd, Suite 112
                 Boca Raton, Florida 33431
                 Phone:        (407) 994-9890
                 Fax:          (407) 994-5952

TO THE LENDER:   AMRESCO FUNDING CORPORATION,
                 1845 Woodall Rodgers Freeway
                 Suite 1400
                 Dallas, Texas 75201
                 Attn: President
                 Phone:        (214) 953-7723
                 Fax:          (214) 953-7756

WITH A COPY TO: AMRESCO FUNDING CORPORATION,
                 1845 Woodall Rodgers Freeway
                 Suite 1700
                 Dallas, Texas 75201
                 Attn: General Counsel
                 Phone:        (214) 953-7000
                 Fax:          (214) 953-


               SECTION 13.2  FURTHER ASSURANCES

               At any time and from time to time, upon Lender's request and at the expense of the Borrower, the Borrower will promptly (and in no event within more than 10 days) execute and deliver any and all further instruments and documents and take such further action as Lender may deem reasonable to effect the purposes of this Agreement and/or any of the other Loan Documents. In addition, upon request of Lender from time to time, and at the Borrower's sole cost and expense, the Borrower will promptly (and in no event within more than 10 days) correct any defect which may be discovered in the Note, the Mortgage, this Agreement or any of the other Loan Documents, and after the execution of same, the Borrower will make, execute and deliver to Lender and, where appropriate, will cause to be recorded and/or filed and from time to time thereafter re-recorded and/or refiled at such time and in such offices and places as are deemed desirable by Lender, any and all mortgages, instruments of further assurance, certificates and other documents as may, in the reasonable opinion of Lender, be necessary or desirable by Lender in order to effectuate, complete or perfect, or to continue and preserve: (i) the obligations of the Borrower under the Mortgage, the Note, this Agreement or any of the other Loan Documents, (ii) the Lien of the Mortgage as a Lien upon the Mortgaged Real Property, and the lien or security interest of the Lender on any of the Collateral, whether now owned or hereafter acquired by the Borrower. Upon any failure by the Borrower to comply with this Section, Lender may make, execute, record, file, re-record and/or refile any and all mortgages, instruments, certificates and documents for and in the name of the Borrower, and the Borrower hereby irrevocably appoints Lender the agent and attorney-in-fact of the Borrower to do so, which agency and appointment as attorney-in-fact shall be coupled with an interest.

               SECTION 13.3  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

               All representations and warranties made hereunder, in the other Loan Documents or in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement, the Note, the Mortgage and the other Loan Documents.

               SECTION 13.4  ATTORNEYS' FEES

               Any and all references to the payment of attorneys' fees and disbursements herein or in any of the other Loan Documents shall include those incurred before, during and after litigation, whether in negotiating, drafting, closing, attempting collection without litigation, investigating and litigating in all trial and appellate levels, as well as those incurred in any bankruptcy proceedings and post-judgment proceedings. Attorneys' fees includes fees of paraprofessionals such as paralegals and investigators, administrative costs and all other charges whatsoever billed by counsel to the Lender.

               SECTION 13.5  APPROVED FORM

               Any provision of this Agreement or any of the other Loan Documents which requires the Borrower or any other party to execute and/or deliver any agreement, instrument or other written document or material or which requires the Borrower or any other party to take or perform any act or action, shall in each case be interpreted, construed and enforced as if it was expressly provided in such provision that each such agreement, instrument or other written document is to be in form, substance and content satisfactory to the Lender in its judgment (reasonably exercised in good faith), and that each such act or action is to be performed and/or accomplished in a manner fully satisfactory to the Lender acting in good faith.

               SECTION 13.6  SEVERABILITY

               Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               SECTION 13.7  COUNTERPARTS

               This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Confirmation of execution by telex or by telecopied facsimile signature page shall be binding upon any party so confirming or telecopying. A set of the copies of this Agreement signed by all the parties hereto shall be lodged with the Borrower and the Lender.

               SECTION 13.8  INTERPRETATION

               Each of the parties hereto acknowledges that they have been represented by their own counsel throughout the negotiations and at the execution of this Agreement and all of the other Loan Documents and therefore none of the parties hereto shall, while this Agreement is effective or after its termination, claim or assert that any provisions of this Agreement or any of the other Loan Documents should be construed against the drafter of this Agreement or any of the other Loan Documents.

               SECTION 13.9  CONFLICT

               If the terms and provisions of any of the other Loan Documents should conflict with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement shall be interpreted as being paramount, superior and controlling.

               SECTION 13.10 HEADINGS

               The headings of the Articles, Sections, and Subsections of this Agreement are for convenience of reference only, and are not to be considered a part hereof, and do not limit or otherwise affect any of the terms hereof.

               SECTION 13.11 JURISDICTION AND VENUE

               Each of the parties irrevocably and unconditionally: (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement may, and to the extent permitted by the courts of the State of Florida shall be brought in the courts of record of the State of Florida in Broward County or the

District Court of the United States, Southern District of Florida; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding;
(c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such court; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in the State of Florida.

               SECTION 13.12 AMENDMENTS

               The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

               SECTION 13.13 WAIVERS

               The Borrower waives presentment, demand, protest, notice of default, nonpayment, partial payments and all other notices and formalities relating to this Agreement other than notices specifically required hereunder. The Borrower consents to and waives notice of the granting of indulgences or extensions of time of payment, the taking or releasing of security, the addition or release of persons primarily or secondarily liable on or with respect to liabilities of the Borrower to the Lender, all in such manner and at such time or times as the Lender may deem advisable. No act or omission of the Lender shall in any way impair or affect any of the indebtedness or liabilities of the Borrower to the Lender or rights of the Lender in any security. No delay by the Lender to exercise any right, power or remedy hereunder or under any Security Documents, and no indulgence given to the Borrower in case of any default, shall impair any such right, power or remedy or be construed as having created a course of dealing or performance contrary to the specific provisions of this Agreement or as a waiver of any default by the Borrower or any acquiescence therein or as a violation of any of the terms or provisions of this Agreement. The Lender shall have the right at all times to enforce the provisions of this Agreement and all other documents executed in connection herewith in strict accordance with their terms, notwithstanding any course of dealing or performance by the Lender in refraining from so doing at any time and notwithstanding any custom in the banking trade. No course of dealing between the Borrower and the Lender shall operate as a waiver of any of the Lender' rights.

               SECTION 13.14 PUBLICITY

               The Lender is authorized at its discretion to issue news releases and, at its own expense, to publish "tombstone ads" and other announcements in newspapers, trade journal and other appropriate media, containing information about the Loan as may be deemed noteworthy by the Lender, including without limitation the legal and trade names of the Borrower and Transeastern, the amount of the Loan and the name, nature and location of the Collateral. The Borrower shall not publicize or advertise the name of the Lender as a source of the financing without the prior express written permission of the Lender.

               SECTION 13.15 DEVELOPMENT CONSULTANT

               The Lender may designate a consultant to perform various services on behalf of the Lender both prior to and after Closing, including, without limitation, review of plans and specifications and all proposed changes to them, preparation of a "cost take-off" construction analysis, if so desired by the Lender, the inspection of construction work for conformity with the approved plans and specifications and the approval of requests for Loan disbursements, and review and approval of the documents, permits, items and other matters more particularly described in Section 7 of this Agreement.

               SECTION 13.16 GOVERNING LAW; BENEFIT

               This Agreement and all rights hereunder shall be governed by the laws of the State of Florida and of the United States. In the event of conflicts between Florida and Federal laws, the laws of the United States shall supersede and control. This Agreement shall bind and inure to the benefit of, and the terms "Borrower," "Subsidiaries," and "Lender," respectively, as used in this Agreement shall include, the respective parties and their respective heirs, personal representatives, participants, successors and assigns. However, the Borrower may not assign its rights and obligations under this Agreement. The Lender may assign, in whole or in part, and issue participating interests in and to this Agreement, the Note and Loan Documents. No consent of the Borrower to such assignment or participation shall be required. In such event, the Borrower agrees to attorn to such assignee and to execute such estoppel certificates and consents thereto and other documentation as may be reasonably required to facilitate such assignment, provided such consents and documentation do not add to the obligations of the Borrower.

               SECTION 13.17 REPRODUCTION OF DOCUMENTS

               This Agreement and all documents relating thereto, including, without limitation: (a) consents, waivers and modifications which may hereafter be executed; (b) documents received by the Lender at the closing of the Loan; and (c) financial statements, appraisals, credit reports, certificates and other information previously or hereafter furnished to the Lender, may be reproduced by the Lender by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Lender may destroy any original document so reproduced. The Borrower agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether nor not the original is in existence and whether or not such reproduction was made by the Lender in the regular course of business) and that any enlargement, facsimile or further reproduction of shall like wise be admissible in evidence.

               SECTION 13.18 ABSENCE OF CONTROL

               In no event shall the Lender' rights hereunder or under any of the Loan Documents grant the Lender the right to, or be deemed to indicate that, the Lender are in control of the business, management or properties of the Borrower, or has power over the daily management functions and operating decisions made by the Borrower. The Lender are lenders only and shall not be considered a shareholder, joint venturer or partner of the Borrower.

               SECTION 13.19 GOVERNMENTAL REGULATIONS OF THE LENDER

               The Lender is subject to various Governmental Authorities and the laws, rules and regulations enacted, adopted and promulgated by them. To the extent that the Lender's power and authority to perform the obligations on the part of the Lender to be performed under this Agreement, now or hereafter, may be limited or regulated thereby, the Lender is excused from such performance.

               SECTION 13.20 ACCRUAL OF INTEREST UNDER THE NOTE

               Interest under the Note shall commence to accrue as of the date of disbursal or wire transfer by the Lender, notwithstanding whether the Borrower shall receive the benefit of such monies as of such date and even if such monies are held in escrow pursuant to the terms of any escrow arrangement or agreement. When monies are disbursed by wire transfer, then such monies shall be considered advanced at the time of receipt thereof by the receiving financial institution.

               SECTION 13.21 WAIVER OF CONSEQUENTIAL DAMAGES

               The Lender and the Debtor Parties hereby waive any and all right to claim or receive consequential damages in connection with any claim or cause of action arising out of or related to the Loan.

               SECTION 13.22 ENTIRE AGREEMENT

               This Agreement and the Loan Documents embody the entire agreement and understanding between the parties with respect to the matters set forth herein and supersede and cancel all prior loan applications, expressions of interest, commitments (including, without limitation, the Commitment Letter), agreements and understandings, whether oral or written, relating to the subject matter hereof.

               SECTION 13.23 WAIVER OF JURY TRIAL

               THE PARTIES HERETO DO HEREBY MUTUALLY AND WILLINGLY WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY AND ALL CLAIMS MADE AMONG THEM

WHETHER NOW EXISTING OR ARISING IN THE FUTURE, INCLUDING WITHOUT LIMITATION, ANY AND ALL CLAIMS, DEFENSES, COUNTERCLAIMS, CROSS-CLAIMS, THIRD PARTY CLAIMS AND INTERVENOR'S CLAIMS WHETHER ARISING FROM OR RELATED TO THE NEGOTIATION, EXECUTION AND PERFORMANCE OF THE TRANSACTION TO WHICH THIS LOAN AGREEMENT RELATES.


              TRANSEASTERN PEMBROKE VILLAGES,
               INC., a Florida Corporation


              By:
              Name:
              Title:

                                           (CORPORATE SEAL)



              AMRESCO FUNDING CORPORATION


              By:
              Name:
              Title:

                        CONSENT AND JOINDER OF GUARANTORS

               The undersigned, referred to as one of the "Guarantors" in the foregoing Loan Agreement, hereby consents thereto and joins therein, for the purpose of making the representations and warranties set forth therein and agreeing to the affirmative and negative covenants set forth therein, including, without limitation, the negative covenant set forth in Section 9.13 therein, and agrees to be bound by the terms of the foregoing Agreement, insofar as the same apply to the undersigned.

               TRANSEASTERN PROPERTIES OF SOUTH
                FLORIDA, INC., a Florida corporation


               By:
               Name:
               Title:
              (CORPORATE SEAL)

                        CONSENT AND JOINDER OF GUARANTORS

               The undersigned, referred to as one of the "Guarantors" in the foregoing Loan Agreement, hereby consents thereto and joins therein, for the purpose of making the representations and warranties set forth therein and agreeing to the affirmative and negative covenants set forth therein, including, without limitation, the negative covenant set forth in Section 9.13 therein, and agrees to be bound by the terms of the foregoing Agreement, insofar as the same apply to the undersigned.

                By:
                Name:
                Title:
               (CORPORATE SEAL)

                              SCHEDULE OF EXHIBITS

EXHIBIT 1      Option Property

EXHIBIT 2      Real Property

EXHIBIT 6.16   Subsidiaries

EXHIBIT 6.2    Transeastern Stockholders

EXHIBIT 6.23   Permits and Licenses

                                 PROMISSORY NOTE


$3,000,000                                         March 29, 1996
                                                   Fort Lauderdale, Florida

               PAYMENT SCHEDULE AND MATURITY DATE. FOR VALUE RECEIVED, the undersigned (herein called "MAKER," whether one or more) hereby promises to pay to the order of AMRESCO FUNDING CORPORATION, a Delaware corporation ("LENDER") without offset, in immediately available funds in lawful money of the United States of America, at P.O. BOX 277215, ATLANTA, GEORGIA 30384-7215, the principal sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000) (or the unpaid balance of all principal advanced against this Note, if that amount is less), plus amounts capitalized pursuant to the terms hereof, together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided, as follows:

               INTEREST PAYMENTS. Commencing on May 1, 1996 and on the first
(1st) day of each month thereafter until April 1, 1998 (the "MATURITY DATE"), Maker (i) shall make payments of interest in arrears at the Pay Rate (as defined in Section 3 hereof), and (ii) may make payments of all or a portion of the interest earned at the Accrual Rate (as defined in Section 3 hereof) and the balance of such accrued interest that has not been paid in accordance with this clause (ii) shall be added to the unpaid principal amount of this note (this "NOTE") on the first (1st) day of each month and shall thereafter accrue interest together with the unpaid principal amount of this Note at the Stated Rate.

               PRINCIPAL PAYMENTS. Maker shall apply the sums described in
Section 3.2 of the Loan Agreement (as defined in Paragraph 2 below) to the payment of the obligations described therein, including, without limitation and to the extent provided for therein, to the reduction of the unpaid principal balance of this Note. On the Maturity Date the entire unpaid principal amount of this Note, together with all unpaid principal and interest shall be due and payable.

               SECURITY; LOAN DOCUMENTS. The loan evidenced by this Note is further evidenced, secured and governed by that certain Loan Agreement of even date herewith between Maker and Lender (the "LOAN AGREEMENT" - unless otherwise defined herein all capitalized terms used in this Note shall have the meanings assigned to the same in the Loan Agreement). All of the terms, definitions, conditions and covenants of the Loan Documents are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Note is entitled to the benefit of and remedies provided in the Loan Documents. Subject to the terms and conditions of this Note and the Loan Documents, Lender shall advance funds to Maker pursuant to the terms of the Loan Agreement.


DOCUMENTARY STAMPS IN THE AMOUNT OF $________ HAVE BEEN PAID AND PROPER STAMPS HAVE BEEN AFFIXED TO THE MORTGAGE.

               INTEREST RATE.

               Subject to the further provisions of this Section 3, the unpaid principal balance of this Note from day to day outstanding which is not past due shall bear interest at a rate per annum equal to the lesser of: ( the Maximum Rate (hereinafter defined); or ( the Stated Rate (hereinafter defined) computed on the Annual Basis (hereinafter defined). The term "STATED RATE" as used in this Note means a fixed rate of twenty percent (20%) per annum. The terms "PAY RATE" and "ACCRUAL RATE" as used in this Note each means a fixed rate of ten percent (10%) per annum, thereby totaling the Stated Rate of twenty percent (20%) per annum.

               The "Annual Basis" referred to in this Note means computation of interest for the actual number of days elapsed and as if each year were composed of 365 days.

               Any principal of, and to the extent permitted by applicable law, any interest on this Note, and any other sum payable hereunder, which is not paid when due shall bear interest, from the date due and payable until paid, payable on demand, at a rate per annum (the "PAST DUE RATE") equal to the lesser of (i) the Stated Rate plus two and four-tenths percent (2.4%) or (ii) the Maximum Rate. The term "Maximum Rate" as used in this Note means the maximum nonusurious rate of interest per annum permitted by the law of the state of Florida, including to the extent permitted by applicable law, any amendments thereof hereafter or any new law hereafter coming into effect to the extent a higher Maximum Rate is permitted thereby. The interest that accrues hereunder at the Maximum Rate and that remains unpaid shall be added to the unpaid principal amount of this Note on the first (1st) day of each month and shall thereafter accrue interest together with the unpaid principal amount of this Note at the Maximum Rate. The Maximum Rate shall be applied by taking into account all amounts characterized by applicable law as interest on the debt evidenced by this Note, so that the aggregate of all interest does not exceed the maximum nonusurious amount permitted by applicable law (the "MAXIMUM AMOUNT").

               PREPAYMENT. Maker may prepay the principal balance of this Note, in full at any time or in part from time to time, provided that: ( Lender shall have actually received from Maker at least five (5) business days' prior written notice of Maker's intent to prepay, of the amount of principal which will be prepaid (the "PREPAID PRINCIPAL") and of the date on which the prepayment will be made; and ( each prepayment shall be in the amount of 100% of the Prepaid Principal, plus accrued unpaid interest thereon to the date of prepayment, plus any other sums which have become due to Lender under the Loan Documents on or before the date of prepayment but have not been paid. If this Note is prepaid in full, any commitment of Lender for further advances shall automatically terminate. Any partial prepayment shall be applied in accordance with Paragraph 6 below and shall not postpone the due date of any subsequent installments or the Maturity Date, or change the amount of such installments due, unless Lender shall otherwise agree in writing.

               CERTAIN PROVISIONS REGARDING PAYMENTS. All payments made as scheduled on this Note and all prepayments shall be applied as provided in the Loan Agreement. Remittances in payment of any part of the indebtedness shall not, regardless of any receipt or credit issued therefor, constitute payment until such amount is actually received by the holder hereof in immediately available U.S. funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by the holder hereof of any payment in an amount less than the amount then due on any indebtedness shall be deemed an acceptance on account only and shall not in any way excuse the existence of a Default (as defined in Section 6 below).

               DEFAULT/ACCELERATION.

               It shall be a default ("DEFAULT") under this Note in the event that: (a) any principal, interest or other amount of money due under this Note is not paid in full within ten (10) days after the same is due, regardless of how such amount may have become due; or (b) there shall occur any Event of Default (as such term is defined in the Loan Agreement). Upon the occurrence of a Default, the holder hereof shall have the right to declare the unpaid principal balance and accrued but unpaid interest on this Note at once due and payable (and upon such acceleration, the same shall be at once due and payable without presentation, demand, protest or notice of any kind, which are all hereby waived by Maker, and this Note shall thereafter bear interest at the Past Due Rate), to foreclose any liens and security interests securing payment hereof and to exercise any of its other rights, powers and remedies under this Note, under any other Loan Document, or at law or in equity.

               All of the rights, remedies, powers and privileges (together, "RIGHTS") of the holder hereof provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other Rights at law or in equity. The resort to any Right shall not prevent the concurrent or subsequent employment of any other appropriate Right. No single or partial exercise of any Right shall exhaust it, or preclude any other or further exercise thereof, and every Right may be exercised at any time and from time to time. No failure by the holder hereof to exercise, nor delay in exercising any Right, including but not limited to the right to accelerate the maturity of this Note, shall be construed as a waiver of any Default or as a waiver of the Right. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not ( constitute a waiver of or impair or extinguish the right of the holder hereof to accelerate the maturity of this Note or to exercise any other Right at the time or at any subsequent time, or nullify any prior exercise of any such Right, or ( constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.

               If any holder of this Note retains an attorney in connection with any Default or at the Maturity Date or to collect, enforce or defend this Note or any other Loan Document in any lawsuit, at trial, or in any appellate, probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder in connection with this Note or any other Loan Document and does not prevail, then Maker agrees to pay to each such holder, in addition to principal, interest and any other sums owing to Lender under the Loan Documents, all reasonable costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including without limitation reasonable attorneys' fees, paralegals' fees and costs.

               CONTROLLING AGREEMENT. All parties to the Loan Documents intend to comply with applicable usury law. All existing and future agreements regarding the debt evidenced by this Note are hereby limited and controlled by the provisions of this Section. In no event (including but not limited to prepayment, default, demand for payment, or acceleration of maturity) shall the interest taken, reserved, contracted for, charged or received under this Note or under any of the other Loan Documents or otherwise, exceed the Maximum Amount. If, from any possible construction of any document, interest would otherwise be payable in excess of the Maximum Amount, then IPSO FACTO, such document shall be reformed and the interest payable reduced to the Maximum Amount, without necessity of execution of any amendment or new document. If the holder hereof ever receives interest in an amount which apart from this provision would exceed the Maximum Amount, the excess shall, without penalty, be refunded to the payor, or at the option of such payor, be applied to the unpaid principal of this Note in inverse order of maturity of installments and not to the payment of interest. The holder hereof does not intend to charge or receive unearned interest on acceleration. All interest paid or agreed to be paid to the holder hereof shall be spread throughout the full term (including any renewal or extension) of the debt so that the amount of interest does not exceed the Maximum Amount. The provisions of this Section 8 are further supplemented by the provisions of
Section 3.7 of the Loan Agreement.

               GENERAL PROVISIONS.

               Time is of the essence hereunder. If more than one person or entity executes this Note as Maker, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. Maker and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally ( waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security therefor; ( agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; ( agree that the holder hereof shall not be required first to institute suit or exhaust its remedies hereon against Maker or others liable or to become liable hereon or to perfect or enforce its rights against them or any security therefor; and ( consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof or further consent of Maker or any guarantors to any of them.

               A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. The remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected prejudiced, or disturbed thereby. This Note may not be amended except in a writing specifically intended for the purpose and executed by the party against whom enforcement of the amendment is sought. In the event any provisions of this Note are inconsistent with the provisions of the Loan Documents, or any other agreements or documents executed in connection with this Note, this Note shall control. The holder of this Note may, from time to time, sell or offer to sell the loan evidenced by this Note, or interests therein, to one or more assignees or participants and is hereby authorized to disseminate any information it has pertaining to the loan evidenced by this Note, including, without limitation, any security for this Note and credit information on Maker, any of its principals and any guarantor of this Note, to any such assignee or participant or prospective assignee or prospective participant, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the rights and benefits with respect to this Note and the other Loan Documents as such person(s) would have if such person(s) were Lender hereunder. Maker warrants and represents to Lender and all other holders of this Note that the loan evidenced by this Note is and will be for business or commercial purposes and not primarily for personal, family, or household use. The terms, provisions, covenants and conditions hereof shall be binding upon Maker and the heitives, successors and assigns of Maker. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. The pronouns used in this instrument shall be construed as masculine, feminine or neuter as the occasion may require. Use of the singular includes the plural, and vice versa. Any reference herein to a day or business day shall be deemed to refer to a banking day which shall be a day on which Lender is open for the transaction of business, excluding any national holidays, and any performance which would otherwise be required on a day other than a banking day shall be timely performed in such instance, if performed on the next succeeding banking day. Notwithstanding such timely performance, interest shall continue to accrue hereunder until such payment or performance has been made.

               SUBMISSION TO JURISDICTION. Maker irrevocably and unconditionally: (a) agrees that any suit, action, or other legal proceeding arising out of or relating to this Note may be brought, at the option of the Lender, in a court of record of the STATE OF FLORIDA IN BROWARD COUNTY, IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA, or in any other court of competent jurisdiction; (b) consents to the jurisdiction of each such court in any such suit, action, or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action, or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on Maker as may be provided under applicable laws or court rules in said State. Maker hereby irrevocably appoints John Kinsey, whose address is Two Executive Court, 2300 Corporate Boulevard, Suite 112, Boca Raton, Florida 33431, as agent for the service of process for the purposes of any purported controversy or cause of action arising out of this Note or any Loan Document.

               CONFLICT OF LAW. This Note shall be construed, interpreted, enforced and governed by and in accordance with the laws of the STATE OF FLORIDA (excluding the principles thereof governing conflicts of law).

               FURTHER ASSURANCE. Maker agrees, upon the written request of Lender, to execute and deliver to Lender from time to time any additional instruments or documents reasonably considered necessary by Lender or its counsel to cause this Note to be, become or remain valid and effective in accordance with its terms.

               WAIVER OF TRIAL BY JURY. TO THE EXTENT ANY LITIGATION BETWEEN LENDER AND MAKER MAY ARISE IN CONNECTION WITH THIS NOTE, LENDER

AND MAKER KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ACCEPTING THIS NOTE FROM MAKER AND FOR MAKER GIVING THIS NOTE TO LENDER.

        IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first above written.


                                          MAKER:

                                          TRANSEASTERN PEMBROKE
                                          VILLAGES, INC., a Florida corporation


                                          By:____________________________
                                             Name:_______________________
                                             Title: President

STATE OF FLORIDA  )
                                    ) ss.:
COUNTY OF BROWARD  )


               The foregoing instrument was acknowledged before me this _____ day of March, 1996, by , as of TRANSEASTERN PEMBROKE VILLAGES, INC., a Florida corporation, on behalf of the corporation. He/she is personally known to me or has produced a driver's license as identification.



                             Print or Stamp Name:
                             Notary Public, State of Florida at Large
                             Commission No.:
                             My Commission Expires:

                               SECURITY AGREEMENT

           THIS SECURITY AGREEMENT (this "AGREEMENT"), dated the 29th day of March, 1996, by TRANSEASTERN PEMBROKE VILLAGES, INC., a Florida corporation, having a place of business at 3300 University Drive, Suite 1, Coral Springs, FL 33065 ("DEBTOR") in favor of AMRESCO FUNDING CORPORATION, a Delaware corporation, having a place of business at 1845 Woodall Rodgers Freeway, Dallas, Texas 75201 ("SECURED PARTY").

           WHEREAS, Secured Party and Debtor have entered into that certain Loan Agreement of even date herewith (the "LOAN AGREEMENT"). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to the same in the Loan Agreement.

           WHEREAS, Secured Party will lend and Debtor will borrow the sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00) (the "LOAN"), evidenced by a certain Promissory Note (the "NOTE") executed and delivered by Debtor to Secured Party of even date herewith; and

           WHEREAS, as security for the Note, Debtor, on even date herewith, granted Secured Party the Mortgage on certain real property owned by Debtor and located in Broward County, Florida (the "PROPERTY"), as more particularly described in EXHIBIT "A" attached hereto and incorporated herein; and

           WHEREAS, in accordance with the terms of the Loan Agreement, and to further secure the Note and other Loan Documents, but excluding the Contingent Returns, Debtor hereby grants to Secured Party a security interest in certain of the assets of the Debtor now or hereinafter located on the Property, as hereinafter set forth.

           NOW, THEREFORE, in consideration of the foregoing and of the covenants hereinafter set forth, the parties hereto agree as follows:

           SECTION L. CREATION OF SECURITY INTEREST.

           Debtor hereby grants to Secured Party a security interest in the following described property:

                     (a) All of Debtor's inventory, of whatever type or description, wherever located and whether now owned or hereafter acquired;

                     (b) All of Debtor's accounts, which include, but are not limited to, all notes receivable, accounts receivable, beach club dues, membership fees, and all other forms of customer obligations now existing and which may at any time hereafter come into existence;

                     (c) All of Debtor's vehicles, equipment, machinery, furniture, fixtures and other items of personal property, whether now or hereafter acquired;

                     (d) All of Debtor's permits, licenses, and other governmental approvals;

                     (e) Debtor's business on an ongoing basis, together with all goodwill of the business, and all of Debtor's customer lists, routes, price lists, patents, trademarks, service marks, trade names, trade secrets and other proprietary information;

                     (f) All of Debtor's cash, certificates of deposit, securities, instruments and general intangibles;

                     (g) The right to all insurance proceeds of all insurance covering the Collateral as hereinafter defined;

                     (h) All proceeds, products, replacements, additions, substitutions and accessions of and to all of the foregoing; and

                     (i) All personal property of Debtor, whether now or hereafter existing or now owned or hereafter acquired, of every kind and description, tangible or intangible, now or hereafter in the possession, custody or control of Secured Party, now or hereafter existing.

Paragraphs (a) through (i) are collectively herein referred to as the "COLLATERAL".

           SECTION 2. OBLIGATIONS SECURED.

           Such security interest shall secure the Note and the payment and performance of any and all indebtedness, obligations and liabilities of any kind of Debtor to Secured Party and also to others to the extent of their participations granted to or interests therein created or acquired for them by Secured Party, now or hereafter existing, arising directly between Debtor and Secured Party or acquired outright, conditionally or as collateral security from another by Secured Party, absolute or contingent, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, direct or indirect, including, but without limiting the generality of the foregoing, indebtedness, obligations or liabilities of Debtor as a member of any partnership, syndicate, association or other group, to Secured Party, and whether incurred by Debtor as principal, surety, indorser, guarantor, accommodation party or otherwise, provided, however, that the foregoing shall exclude all obligations of Borrower arising from the Contingent Returns which are secured by a separate security agreement (all of the foregoing matters are collectively referred to as the "OBLIGATIONS").

           SECTION 3.DEBTOR'S COVENANTS, REPRESENTATIONS AND WARRANTIES.

           Debtor covenants, represents and warrants that:

                     (a) Debtor is the owner of the Collateral free from any adverse lien, security interest, or encumbrance, other than the security interest granted hereby and the Permitted Title Exceptions.

                     (b) Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

                     (c) None of the Collateral shall be subject to a purchase money security interest other than that of Secured Party or otherwise permitted under the Loan Agreement.

                     (d) The Collateral is and shall be kept at the Property, or at Debtor's principal place of business, where Secured Party may inspect it at any reasonable time. Debtor shall not remove the Collateral from said location without the prior written consent of Secured Party. The Collateral will not be allowed to be wasted, misused or abused or to deteriorate, except for ordinary wear and tear, and will not be used in violation of any law, ordinance or regulation of any governmental authority.

                     (e) The Collateral shall be insured with such carriers and in such amounts and against such risks as shall be reasonably satisfactory to Secured Party, with policies payable to Secured Party as its interest may appear. All policies of insurance shall provide for thirty (30) days' prior written notice of cancellation, modification, termination or expiration to Secured Party, and Secured Party shall be furnished with duplicate policies or other evidence of compliance with the foregoing insurance provisions.

                     (f) Debtor will pay, when due, all taxes and assessments upon the Collateral or its operation or use.

                     (g) At its option, and without any obligation to do so, Secured Party may discharge or pay any taxes, liens, security interests or other encumbrances at any time levied or placed on or against the Collateral or Debtor, and may pay for insurance on the Collateral, and may pay for the Collateral's maintenance and preservation. Debtor agrees to reimburse Secured Party on demand for any such payment made or expense incurred pursuant to the foregoing authorizations or, at Secured Party's option, any payment made by Secured Party may be added to the balance of the liability then owing.

                     (h) The Collateral will not, without the prior written consent of Secured Party, be sold, leased, transferred, disposed of or substantially modified except for the sale, replacement or other disposition of the Collateral in the ordinary course of Debtor's business.

                     (i) Debtor hereby authorizes Secured Party to file such financing statements relating to the Collateral without Debtor's signature thereon, as Secured Party may deem appropriate. Debtor shall also execute from time to time, along or with Secured Party, any financing statements or other documents, and do such other act or acts considered by Secured Party to be necessary or desirable to perfect or protect the security interest hereby created, and shall pay all costs and expenses (including, without limitation, reasonable fees and expenses of counsel and filing fees) related to the preparation and filing of any financing statements, continuation statements or other documents related to the perfection or protection of the security interest hereby created.

           SECTION 4.   RIGHTS OF SECURED PARTY PRIOR TO DEFAULT.

                     (a) Notwithstanding any other part of this Agreement, Secured Party may enter upon the Property or such other of Debtor's premises, at any reasonable time, to inspect Debtor's books and records pertaining to the Collateral or its proceeds, and Debtor shall assist Secured Party in whatever way necessary to make any inspection.

                     (b) Debtor hereby agrees that upon five (5) days' written notice from Secured Party, it will do any or all of the following:

                               (l) deliver to Secured Party lists or copies of
all accounts, which are proceeds of Debtor's Collateral, promptly after they arise; and/or

                               (2) join with Secured Party, at its request, in
executing financing statements and pay the cost of filing the same wherever Secured Party deems, and will do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as Secured Party may require to completely vest in it and assure to it its rights hereunder in and to the Collateral and the proceeds thereof and will pay all out-of-pocket expenses, including attorneys' fees and disbursements including appellate, bankruptcy and post judgment proceedings, incurred or expended by Secured Party in connection with this Agreement and other agreements relating to the Collateral, the enforcement of any of the obligations or the administration, preservation or protection of or realization upon the Collateral or any part thereof.

           SECTION 5. RIGHTS OF DEBTOR PRIOR TO DEFAULT.

           Until an Event of Default shall have occurred or as otherwise provided herein, Debtor may use the Collateral in any lawful manner not inconsistent with this Agreement and with the terms of insurance thereon.

           SECTION 6. EVENTS OF DEFAULT.

           Debtor shall be in default under this Security Agreement upon (a) the occurrence of an Event of Default under the Loan Agreement; or (b) loss, theft, substantial change or destruction to a substantial portion of the Collateral unless replaced forthwith or covered by insurance.

           Upon the happening of any of the foregoing Events of Default, the Obligations shall become and be immediately due and payable. Debtor expressly waives any presentment, demand, protest or other notice of any kind.

           SECTION 7.SECURED PARTY'S REMEDIES AND ADDITIONAL RIGHTS AFTER
DEFAULT.

           Upon the occurrence of an Event of Default, Secured Party shall have the rights and remedies of a secured party under the Florida Uniform Commercial Code or any other applicable law.

Without limiting the generality of the foregoing, Secured Party may exercise the following rights and remedies:

                     (a) Secured Party may peaceably, or by its own means or with judicial assistance by injunction or otherwise, enter the Property or such other of Debtor's premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on the Property, and Debtor will not resist or interfere with such action;

                     (b) Secured Party may with judicial assistance by injunction, or otherwise, require Debtor, at Debtor's expense, to assemble all or any part of the Collateral and make it available to Secured Party at any place designated by Secured Party. Debtor hereby agrees that any place designated by Secured Party within Broward County, Florida, is a place reasonably convenient to Debtor to assemble such Collateral;

                     (c) Debtor hereby agrees that a notice to Debtor, at least five (5) days before the time of any intended sale or of the time after which any public or private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition;

                     (d) In the event of sale or other disposition of any of the Collateral, Secured Party may apply the proceeds of any such sale or disposition to the satisfaction of its reasonable attorneys' fees, legal expenses, and other costs and expenses incurred in connection with its taking, retaking, holding, preparing for sale and selling of the Collateral;

                     (e) Without precluding any other methods of sale, the sale of Collateral shall have been made in commercially reasonable manner if conducted in conformity with reasonable commercial practices but, in any event, Secured Party may sell on such terms as it may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind;

                     (f) The Collateral need not be present at any public or private sale or in view of the purchaser or purchasers, and title shall pass upon such sale wherever the property or any part thereof is located with like effect as though all the property were present and in the possession of the person conducting the sale and where physically delivered to the purchaser or purchasers; Secured Party may bid for and purchase at any public or private sale the Collateral offered for sale or any part thereof, and by such purchase, shall become the owner thereof;

                     (g) In the case of the exercise of any of the rights or remedies of Secured Party hereunder, all Collateral, and other property or security given to secure the Obligations, may be offered for sale for one total price, and the proceeds of such sale accounted for in one account without distinction between items of security or without assigning to them any proportion of the proceeds of such sale. Debtor, insofar as it legally may do so, hereby waives the application of any doctrine of marshaling. At the option of Secured Party, the Collateral, or such other property or security for the Obligations, may be offered for sale separately at different times and/or locations.

No such separate sale shall preclude subsequent sales of the Collateral or the exercise by Secured Party of any other right or remedy hereunder;

                     (h) Secured Party may deduct from the gross proceeds of any public or private sale the expenses incurred by Secured Party in connection therewith, including reasonable attorneys' fees and brokers' commissions, if any, and the net proceeds then remaining shall be applied first to the satisfaction of the amount owed to Secured Party by Debtor and any amount then remaining shall be returned to Debtor; and

                     (i) If the proceeds from the sale of the Collateral are not sufficient to satisfy the indebtedness of Debtor to Secured Party, Secured Party may proceed against Debtor for any deficiency.

           SECTION 8. MISCELLANEOUS.

                     (a) No failure on the part of Secured Party to exercise, and no delay in exercising any right or remedy hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise by Secured Party of any right or remedy hereunder preclude any other or future exercise thereof, or the exercise of any other right or remedy.

                     (b) This Security Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the STATE OF FLORIDA without regard for its conflict of laws doctrine.

                     (c) In the event of a conflict between the terms and conditions of this Security Agreement and the Note, the Mortgage, or the Loan Agreement, then, and in that event occurring, the terms and conditions of the Note, the Mortgage, or the Loan Agreement shall prevail.

                     (d) The terms of this Security Agreement shall be binding upon Debtor and its successors and permitted assigns and shall inure to the benefit of Secured Party and its heirs, executors, administrators, personal representatives, successors and assigns.

                     (e) This Security Agreement may not be changed orally, but only by an instrument in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

           SECTION 9. WAIVER OF JURY TRIAL.

           THE PARTIES HERETO MUTUALLY AND WILLINGLY WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY AND ALL CLAIMS MADE BETWEEN THEM WHETHER NOW EXISTING OR ARISING IN THE FUTURE, INCLUDING WITHOUT LIMITATION, ANY AND ALL CLAIMS, DEFENSES, COUNTERCLAIMS, CROSS CLAIMS, THIRD PARTY CLAIMS AND INTERVENOR'S CLAIMS WHETHER ARISING FROM OR

RELATED TO THE NEGOTIATION, EXECUTION AND PERFORMANCE OF THE TRANSACTIONS TO WHICH THIS DOCUMENT RELATES.

           IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.
                                           DEBTOR:

                                           TRANSEASTERN PEMBROKE
                                           VILLAGES, INC., a Florida corporation

                                           By:
                                           Name:
                                           Title:


                                           (CORPORATE SEAL)

                                           SECURED PARTY:

                                           AMRESCO FUNDING CORPORATION,
                                           a Delaware corporation

                                           By:
                                           Name:
                                           Title:


                                           (CORPORATE SEAL)

STATE OF FLORIDA                   )
                                   ) ss.:
COUNTY OF BROWARD                  )


           The foregoing instrument was acknowledged before me this 29th day of March, 1996, by _______________________ , as _________________ of TRANSEASTERN
PEMBROKE VILLAGES, INC., a Florida corporation, on behalf of the corporation. He/she is personally known to me or has produced a driver's license as identification.


                                   Print or Stamp Name: ________________________
                                   Notary Public, State of Florida at Large
                                   Commission No.:
                                   My Commission Expires:



STATE OF                           )
                                   ) ss.:
COUNTY OF                          )


           The foregoing instrument was acknowledged before me this 29th day of March, 1996, by __________________________ , as _______________________ of
AMRESCO FUNDING CORPORATION, a Delaware corporation, on behalf of the corporation. He/she is personally known to me or has produced a driver's license as identification.


                                   Print or Stamp Name: ________________________
                                   Notary Public, State of at Large
                                   Commission No.:
                                   My Commission Expires:

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

                               SECURITY AGREEMENT

           THIS SECURITY AGREEMENT (this "AGREEMENT"), dated the 29th day of March, 1996, by TRANSEASTERN PEMBROKE VILLAGES, INC., a Florida corporation, having a place of business at 3300 University Drive, Suite 1, Coral Springs, FL 33065 ("DEBTOR") in favor of AMRESCO FUNDING CORPORATION, a Delaware corporation, having a place of business at 1845 Woodall Rodgers Freeway, Dallas, Texas 75201 ("SECURED PARTY").

           WHEREAS, Secured Party and Debtor have entered into that certain Loan Agreement of even date herewith (the "LOAN AGREEMENT"). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to the same in the Loan Agreement.

           WHEREAS, Secured Party will lend and Debtor will borrow the sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00) (the "LOAN"), evidenced by a certain Promissory Note (the "NOTE") executed and delivered by Debtor to Secured Party of even date herewith; and

           WHEREAS, as security for the Note, Debtor, on even date herewith, granted Secured Party the Mortgage on certain real property owned by Debtor and located in Broward County, Florida (the "PROPERTY"), as more particularly described in EXHIBIT "A" attached hereto and incorporated herein; and

           WHEREAS, in accordance with the terms of the Loan Agreement, and to further secure the Note and other Loan Documents, but excluding the Contingent Returns, Debtor hereby grants to Secured Party a security interest in certain of the assets of the Debtor now or hereinafter located on the Property, as hereinafter set forth.

           NOW, THEREFORE, in consideration of the foregoing and of the covenants hereinafter set forth, the parties hereto agree as follows:

           SECTION L. CREATION OF SECURITY INTEREST.

           Debtor hereby grants to Secured Party a security interest in the following described property:

                     (a) All of Debtor's inventory, of whatever type or description, wherever located and whether now owned or hereafter acquired;

                     (b) All of Debtor's accounts, which include, but are not limited to, all notes receivable, accounts receivable, beach club dues, membership fees, and all other forms of customer obligations now existing and which may at any time hereafter come into existence;

                     (c) All of Debtor's vehicles, equipment, machinery, furniture, fixtures and other items of personal property, whether now or hereafter acquired;

                     (d) All of Debtor's permits, licenses, and other governmental approvals;

                     (e) Debtor's business on an ongoing basis, together with all goodwill of the business, and all of Debtor's customer lists, routes, price lists, patents, trademarks, service marks, trade names, trade secrets and other proprietary information;

                     (f) All of Debtor's cash, certificates of deposit, securities, instruments and general intangibles;

                     (g) The right to all insurance proceeds of all insurance covering the Collateral as hereinafter defined;

                     (h) All proceeds, products, replacements, additions, substitutions and accessions of and to all of the foregoing; and

                     (i) All personal property of Debtor, whether now or hereafter existing or now owned or hereafter acquired, of every kind and description, tangible or intangible, now or hereafter in the possession, custody or control of Secured Party, now or hereafter existing.

Paragraphs (a) through (i) are collectively herein referred to as the "COLLATERAL".

           SECTION 2. OBLIGATIONS SECURED.

           Such security interest shall secure the Note and the payment and performance of any and all indebtedness, obligations and liabilities of any kind of Debtor to Secured Party and also to others to the extent of their participations granted to or interests therein created or acquired for them by Secured Party, now or hereafter existing, arising directly between Debtor and Secured Party or acquired outright, conditionally or as collateral security from another by Secured Party, absolute or contingent, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, direct or indirect, including, but without limiting the generality of the foregoing, indebtedness, obligations or liabilities of Debtor as a member of any partnership, syndicate, association or other group, to Secured Party, and whether incurred by Debtor as principal, surety, indorser, guarantor, accommodation party or otherwise, provided, however, that the foregoing shall exclude all obligations of Borrower arising from the Contingent Returns which are secured by a separate security agreement (all of the foregoing matters are collectively referred to as the "OBLIGATIONS").

           SECTION 3.DEBTOR'S COVENANTS, REPRESENTATIONS AND WARRANTIES.

           Debtor covenants, represents and warrants that:

                     (a) Debtor is the owner of the Collateral free from any adverse lien, security interest, or encumbrance, other than the security interest granted hereby and the Permitted Title Exceptions.

                     (b) Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

                     (c) None of the Collateral shall be subject to a purchase money security interest other than that of Secured Party or otherwise permitted under the Loan Agreement.

                     (d) The Collateral is and shall be kept at the Property, or at Debtor's principal place of business, where Secured Party may inspect it at any reasonable time. Debtor shall not remove the Collateral from said location without the prior written consent of Secured Party. The Collateral will not be allowed to be wasted, misused or abused or to deteriorate, except for ordinary wear and tear, and will not be used in violation of any law, ordinance or regulation of any governmental authority.

                     (e) The Collateral shall be insured with such carriers and in such amounts and against such risks as shall be reasonably satisfactory to Secured Party, with policies payable to Secured Party as its interest may appear. All policies of insurance shall provide for thirty (30) days' prior written notice of cancellation, modification, termination or expiration to Secured Party, and Secured Party shall be furnished with duplicate policies or other evidence of compliance with the foregoing insurance provisions.

                     (f) Debtor will pay, when due, all taxes and assessments upon the Collateral or its operation or use.

                     (g) At its option, and without any obligation to do so, Secured Party may discharge or pay any taxes, liens, security interests or other encumbrances at any time levied or placed on or against the Collateral or Debtor, and may pay for insurance on the Collateral, and may pay for the Collateral's maintenance and preservation. Debtor agrees to reimburse Secured Party on demand for any such payment made or expense incurred pursuant to the foregoing authorizations or, at Secured Party's option, any payment made by Secured Party may be added to the balance of the liability then owing.

                     (h) The Collateral will not, without the prior written consent of Secured Party, be sold, leased, transferred, disposed of or substantially modified except for the sale, replacement or other disposition of the Collateral in the ordinary course of Debtor's business.

                     (i) Debtor hereby authorizes Secured Party to file such financing statements relating to the Collateral without Debtor's signature thereon, as Secured Party may deem appropriate. Debtor shall also execute from time to time, along or with Secured Party, any financing statements or other documents, and do such other act or acts considered by Secured Party to be necessary or desirable to perfect or protect the security interest hereby created, and shall pay all costs and expenses (including, without limitation, reasonable fees and expenses of counsel and filing fees) related to the preparation and filing of any financing statements, continuation statements or other documents related to the perfection or protection of the security interest hereby created.

           SECTION 4.   RIGHTS OF SECURED PARTY PRIOR TO DEFAULT.

                     (a) Notwithstanding any other part of this Agreement, Secured Party may enter upon the Property or such other of Debtor's premises, at any reasonable time, to inspect Debtor's books and records pertaining to the Collateral or its proceeds, and Debtor shall assist Secured Party in whatever way necessary to make any inspection.

                     (b) Debtor hereby agrees that upon five (5) days' written notice from Secured Party, it will do any or all of the following:

                               (l) deliver to Secured Party lists or copies of
all accounts, which are proceeds of Debtor's Collateral, promptly after they arise; and/or

                               (2) join with Secured Party, at its request, in
executing financing statements and pay the cost of filing the same wherever Secured Party deems, and will do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as Secured Party may require to completely vest in it and assure to it its rights hereunder in and to the Collateral and the proceeds thereof and will pay all out-of-pocket expenses, including attorneys' fees and disbursements including appellate, bankruptcy and post judgment proceedings, incurred or expended by Secured Party in connection with this Agreement and other agreements relating to the Collateral, the enforcement of any of the obligations or the administration, preservation or protection of or realization upon the Collateral or any part thereof.

           SECTION 5. RIGHTS OF DEBTOR PRIOR TO DEFAULT.

           Until an Event of Default shall have occurred or as otherwise provided herein, Debtor may use the Collateral in any lawful manner not inconsistent with this Agreement and with the terms of insurance thereon.

           SECTION 6. EVENTS OF DEFAULT.

           Debtor shall be in default under this Security Agreement upon (a) the occurrence of an Event of Default under the Loan Agreement; or (b) loss, theft, substantial change or destruction to a substantial portion of the Collateral unless replaced forthwith or covered by insurance.

           Upon the happening of any of the foregoing Events of Default, the Obligations shall become and be immediately due and payable. Debtor expressly waives any presentment, demand, protest or other notice of any kind.

           SECTION 7.SECURED PARTY'S REMEDIES AND ADDITIONAL RIGHTS AFTER
DEFAULT.

           Upon the occurrence of an Event of Default, Secured Party shall have the rights and remedies of a secured party under the Florida Uniform Commercial Code or any other applicable law.

Without limiting the generality of the foregoing, Secured Party may exercise the following rights and remedies:

                     (a) Secured Party may peaceably, or by its own means or with judicial assistance by injunction or otherwise, enter the Property or such other of Debtor's premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on the Property, and Debtor will not resist or interfere with such action;

                     (b) Secured Party may with judicial assistance by injunction, or otherwise, require Debtor, at Debtor's expense, to assemble all or any part of the Collateral and make it available to Secured Party at any place designated by Secured Party. Debtor hereby agrees that any place designated by Secured Party within Broward County, Florida, is a place reasonably convenient to Debtor to assemble such Collateral;

                     (c) Debtor hereby agrees that a notice to Debtor, at least five (5) days before the time of any intended sale or of the time after which any public or private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition;

                     (d) In the event of sale or other disposition of any of the Collateral, Secured Party may apply the proceeds of any such sale or disposition to the satisfaction of its reasonable attorneys' fees, legal expenses, and other costs and expenses incurred in connection with its taking, retaking, holding, preparing for sale and selling of the Collateral;

                     (e) Without precluding any other methods of sale, the sale of Collateral shall have been made in commercially reasonable manner if conducted in conformity with reasonable commercial practices but, in any event, Secured Party may sell on such terms as it may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind;

                     (f) The Collateral need not be present at any public or private sale or in view of the purchaser or purchasers, and title shall pass upon such sale wherever the property or any part thereof is located with like effect as though all the property were present and in the possession of the person conducting the sale and where physically delivered to the purchaser or purchasers; Secured Party may bid for and purchase at any public or private sale the Collateral offered for sale or any part thereof, and by such purchase, shall become the owner thereof;

                     (g) In the case of the exercise of any of the rights or remedies of Secured Party hereunder, all Collateral, and other property or security given to secure the Obligations, may be offered for sale for one total price, and the proceeds of such sale accounted for in one account without distinction between items of security or without assigning to them any proportion of the proceeds of such sale. Debtor, insofar as it legally may do so, hereby waives the application of any doctrine of marshaling. At the option of Secured Party, the Collateral, or such other property or security for the Obligations, may be offered for sale separately at different times and/or locations.

No such separate sale shall preclude subsequent sales of the Collateral or the exercise by Secured Party of any other right or remedy hereunder;

                     (h) Secured Party may deduct from the gross proceeds of any public or private sale the expenses incurred by Secured Party in connection therewith, including reasonable attorneys' fees and brokers' commissions, if any, and the net proceeds then remaining shall be applied first to the satisfaction of the amount owed to Secured Party by Debtor and any amount then remaining shall be returned to Debtor; and

                     (i) If the proceeds from the sale of the Collateral are not sufficient to satisfy the indebtedness of Debtor to Secured Party, Secured Party may proceed against Debtor for any deficiency.

           SECTION 8. MISCELLANEOUS.

                     (a) No failure on the part of Secured Party to exercise, and no delay in exercising any right or remedy hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise by Secured Party of any right or remedy hereunder preclude any other or future exercise thereof, or the exercise of any other right or remedy.

                     (b) This Security Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the STATE OF FLORIDA without regard for its conflict of laws doctrine.

                     (c) In the event of a conflict between the terms and conditions of this Security Agreement and the Note, the Mortgage, or the Loan Agreement, then, and in that event occurring, the terms and conditions of the Note, the Mortgage, or the Loan Agreement shall prevail.

                     (d) The terms of this Security Agreement shall be binding upon Debtor and its successors and permitted assigns and shall inure to the benefit of Secured Party and its heirs, executors, administrators, personal representatives, successors and assigns.

                     (e) This Security Agreement may not be changed orally, but only by an instrument in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

           SECTION 9. WAIVER OF JURY TRIAL.

           THE PARTIES HERETO MUTUALLY AND WILLINGLY WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY AND ALL CLAIMS MADE BETWEEN THEM WHETHER NOW EXISTING OR ARISING IN THE FUTURE, INCLUDING WITHOUT LIMITATION, ANY AND ALL CLAIMS, DEFENSES, COUNTERCLAIMS, CROSS CLAIMS, THIRD PARTY CLAIMS AND INTERVENOR'S CLAIMS WHETHER ARISING FROM OR

RELATED TO THE NEGOTIATION, EXECUTION AND PERFORMANCE OF THE TRANSACTIONS TO WHICH THIS DOCUMENT RELATES.

           IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.
                                           DEBTOR:

                                           TRANSEASTERN PEMBROKE
                                           VILLAGES, INC., a Florida corporation

                                           By:
                                           Name:
                                           Title:


                                           (CORPORATE SEAL)

                                           SECURED PARTY:

                                           AMRESCO FUNDING CORPORATION,
                                           a Delaware corporation

                                           By:
                                           Name:
                                           Title:


                                           (CORPORATE SEAL)

STATE OF FLORIDA                   )
                                   ) ss.:
COUNTY OF BROWARD                  )


           The foregoing instrument was acknowledged before me this 29th day of March, 1996, by _______________________ , as _________________ of TRANSEASTERN
PEMBROKE VILLAGES, INC., a Florida corporation, on behalf of the corporation. He/she is personally known to me or has produced a driver's license as identification.


                                   Print or Stamp Name: ________________________
                                   Notary Public, State of Florida at Large
                                   Commission No.:
                                   My Commission Expires:



STATE OF                           )
                                   ) ss.:
COUNTY OF                          )


           The foregoing instrument was acknowledged before me this 29th day of March, 1996, by __________________________ , as _______________________ of
AMRESCO FUNDING CORPORATION, a Delaware corporation, on behalf of the corporation. He/she is personally known to me or has produced a driver's license as identification.


                                   Print or Stamp Name: ________________________
                                   Notary Public, State of at Large
                                   Commission No.:
                                   My Commission Expires:

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

                     SECURITY AGREEMENT (CONTINGENT RETURNS)

           THIS SECURITY AGREEMENT (this "AGREEMENT"), dated the 29th day of March, 1996, by TRANSEASTERN PEMBROKE VILLAGES, INC., a Florida corporation, having a place of business at 3300 University Drive, Suite 1, Coral Springs, FL 33065 ("DEBTOR") in favor of AMRESCO FUNDING CORPORATION, a Delaware corporation, having a place of business at 1845 Woodall Rodgers Freeway, Dallas, Texas 75201 ("SECURED PARTY").

           WHEREAS, Secured Party and Debtor have entered into that certain Loan Agreement of even date herewith (the "LOAN AGREEMENT"). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to the same in the Loan Agreement.

           WHEREAS, as security for the payment of the Contingent Returns, Debtor, on even date herewith, granted Secured Party the Contingent Mortgage on certain real property owned by Debtor and located in Broward County, Florida (the "PROPERTY"), as more particularly described in EXHIBIT "A" attached hereto and incorporated herein; and

           WHEREAS, in accordance with the terms of the Loan Agreement, and to further secure the Borrower's obligations to pay the Contingent Returns under the Loan Agreement, Debtor hereby grants to Secured Party a security interest in certain of the assets of the Debtor now or hereinafter located on the Property, as hereinafter set forth.

           NOW, THEREFORE, in consideration of the foregoing and of the covenants hereinafter set forth, the parties hereto agree as follows:

           SECTION L. CREATION OF SECURITY INTEREST.

           Debtor hereby grants to Secured Party a security interest in the following described property:

                     (a) All of Debtor's inventory, of whatever type or description, wherever located and whether now owned or hereafter acquired;

                     (b) All of Debtor's accounts, which include, but are not limited to, all notes receivable, accounts receivable, beach club dues, membership fees, and all other forms of customer obligations now existing and which may at any time hereafter come into existence;

                     (c) All of Debtor's vehicles, equipment, machinery, furniture, fixtures and other items of personal property, whether now or hereafter acquired;

                     (d) All of Debtor's permits, licenses, and other governmental approvals;

                     (e) Debtor's business on an ongoing basis, together with all goodwill of the business, and all of Debtor's customer lists, routes, price lists, patents, trademarks, service marks, trade names, trade secrets and other proprietary information;

                     (f) All of Debtor's cash, certificates of deposit, securities, instruments and general intangibles;

                     (g) The right to all insurance proceeds of all insurance covering the Collateral as hereinafter defined;

                     (h) All proceeds, products, replacements, additions, substitutions and accessions of and to all of the foregoing; and

                     (i) All personal property of Debtor, whether now or hereafter existing or now owned or hereafter acquired, of every kind and description, tangible or intangible, now or hereafter in the possession, custody or control of Secured Party, now or hereafter existing.

Paragraphs (a) through (i) are collectively herein referred to as the "COLLATERAL".

           SECTION 2. OBLIGATIONS SECURED.

           Such security interest shall secure the Borrower's obligations to pay the Contingent Returns in accordance with the terms of the Loan Agreement (all of the foregoing matters are collectively referred to as the "OBLIGATIONS").

           SECTION 3.DEBTOR'S COVENANTS, REPRESENTATIONS AND WARRANTIES.

           Debtor covenants, represents and warrants that:

                     (a) Debtor is the owner of the Collateral free from any adverse lien, security interest, or encumbrance, other than the security interest granted hereby and the Permitted Title Exceptions.

                     (b) Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

                     (c) None of the Collateral shall be subject to a purchase money security interest other than that of Secured Party or otherwise permitted under the Loan Agreement.

                     (d) The Collateral is and shall be kept at the Property, or at Debtor's principal place of business, where Secured Party may inspect it at any reasonable time. Debtor shall not remove the Collateral from said location without the prior written consent of Secured Party. The Collateral will not be allowed to be wasted, misused or abused or to deteriorate, except for ordinary wear and tear, and will not be used in violation of any law, ordinance or regulation of any governmental authority.

                     (e) The Collateral shall be insured with such carriers and in such amounts and against such risks as shall be reasonably satisfactory to Secured Party, with policies payable to Secured Party as its interest may appear. All policies of insurance shall provide for thirty (30) days' prior written notice of cancellation, modification, termination or expiration to Secured Party, and Secured Party shall be furnished with duplicate policies or other evidence of compliance with the foregoing insurance provisions.

                     (f) Debtor will pay, when due, all taxes and assessments upon the Collateral or its operation or use.

                     (g) At its option, and without any obligation to do so, Secured Party may discharge or pay any taxes, liens, security interests or other encumbrances at any time levied or placed on or against the Collateral or Debtor, and may pay for insurance on the Collateral, and may pay for the Collateral's maintenance and preservation. Debtor agrees to reimburse Secured Party on demand for any such payment made or expense incurred pursuant to the foregoing authorizations or, at Secured Party's option, any payment made by Secured Party may be added to the balance of the liability then owing.

                     (h) The Collateral will not, without the prior written consent of Secured Party, be sold, leased, transferred, disposed of or substantially modified except for the sale, replacement or other disposition of the Collateral in the ordinary course of Debtor's business.

                     (i) Debtor hereby authorizes Secured Party to file such financing statements relating to the Collateral without Debtor's signature thereon, as Secured Party may deem appropriate. Debtor shall also execute from time to time, along or with Secured Party, any financing statements or other documents, and do such other act or acts considered by Secured Party to be necessary or desirable to perfect or protect the security interest hereby created, and shall pay all costs and expenses (including, without limitation, reasonable fees and expenses of counsel and filing fees) related to the preparation and filing of any financing statements, continuation statements or other documents related to the perfection or protection of the security interest hereby created.

           SECTION 4.   RIGHTS OF SECURED PARTY PRIOR TO DEFAULT.

                     (a) Notwithstanding any other part of this Agreement, Secured Party may enter upon the Property or such other of Debtor's premises, at any reasonable time, to inspect Debtor's books and records pertaining to the Collateral or its proceeds, and Debtor shall assist Secured Party in whatever way necessary to make any inspection.

                     (b) Debtor hereby agrees that upon five (5) days' written notice from Secured Party, it will do any or all of the following:

                               (l) deliver to Secured Party lists or copies of
all accounts, which are proceeds of Debtor's Collateral, promptly after they arise; and/or

                               (2) join with Secured Party, at its request, in
executing financing statements and pay the cost of filing the same wherever Secured Party deems, and will do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as Secured Party may require to completely vest in it and assure to it its rights hereunder in and to the Collateral and the proceeds thereof and will pay all out-of-pocket expenses, including attorneys' fees and disbursements including appellate, bankruptcy and post judgment proceedings, incurred or expended by Secured Party in connection with this Agreement and other agreements relating to the Collateral, the enforcement of any of the obligations or the administration, preservation or protection of or realization upon the Collateral or any part thereof.

           SECTION 5. RIGHTS OF DEBTOR PRIOR TO DEFAULT.

           Until an Event of Default shall have occurred or as otherwise provided herein, Debtor may use the Collateral in any lawful manner not inconsistent with this Agreement and with the terms of insurance thereon.

           SECTION 6. EVENTS OF DEFAULT.

           Debtor shall be in default under this Security Agreement upon (a) the occurrence of an Event of Default under the Loan Agreement; or (b) loss, theft, substantial change or destruction to a substantial portion of the Collateral unless replaced forthwith or covered by insurance.

           Upon the happening of any of the foregoing Events of Default, the Obligations shall become and be immediately due and payable. Debtor expressly waives any presentment, demand, protest or other notice of any kind.

           SECTION 7.SECURED PARTY'S REMEDIES AND ADDITIONAL RIGHTS AFTER
DEFAULT.

           Upon the occurrence of an Event of Default, Secured Party shall have the rights and remedies of a secured party under the Florida Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing, Secured Party may exercise the following rights and remedies:

                     (a) Secured Party may peaceably, or by its own means or with judicial assistance by injunction or otherwise, enter the Property or such other of Debtor's premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on the Property, and Debtor will not resist or interfere with such action;

                     (b) Secured Party may with judicial assistance by injunction, or otherwise, require Debtor, at Debtor's expense, to assemble all or any part of the Collateral and make it available to Secured Party at any place designated by Secured Party. Debtor hereby agrees that any place designated by Secured Party within Broward County, Florida, is a place reasonably convenient to Debtor to assemble such Collateral;

                     (c) Debtor hereby agrees that a notice to Debtor, at least five (5) days before the time of any intended sale or of the time after which any public or private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition;

                     (d) In the event of sale or other disposition of any of the Collateral, Secured Party may apply the proceeds of any such sale or disposition to the satisfaction of its reasonable attorneys' fees, legal expenses, and other costs and expenses incurred in connection with its taking, retaking, holding, preparing for sale and selling of the Collateral;

                     (e) Without precluding any other methods of sale, the sale of Collateral shall have been made in commercially reasonable manner if conducted in conformity with reasonable commercial practices but, in any event, Secured Party may sell on such terms as it may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind;

                     (f) The Collateral need not be present at any public or private sale or in view of the purchaser or purchasers, and title shall pass upon such sale wherever the property or any part thereof is located with like effect as though all the property were present and in the possession of the person conducting the sale and where physically delivered to the purchaser or purchasers; Secured Party may bid for and purchase at any public or private sale the Collateral offered for sale or any part thereof, and by such purchase, shall become the owner thereof;

                     (g) In the case of the exercise of any of the rights or remedies of Secured Party hereunder, all Collateral, and other property or security given to secure the Obligations, may be offered for sale for one total price, and the proceeds of such sale accounted for in one account without distinction between items of security or without assigning to them any proportion of the proceeds of such sale. Debtor, insofar as it legally may do so, hereby waives the application of any doctrine of marshaling. At the option of Secured Party, the Collateral, or such other property or security for the Obligations, may be offered for sale separately at different times and/or locations. No such separate sale shall preclude subsequent sales of the Collateral or the exercise by Secured Party of any other right or remedy hereunder;

                     (h) Secured Party may deduct from the gross proceeds of any public or private sale the expenses incurred by Secured Party in connection therewith, including reasonable attorneys' fees and brokers' commissions, if any, and the net proceeds then remaining shall be applied first to the satisfaction of the amount owed to Secured Party by Debtor and any amount then remaining shall be returned to Debtor; and

                     (i) If the proceeds from the sale of the Collateral are not sufficient to satisfy the indebtedness of Debtor to Secured Party, Secured Party may proceed against Debtor for any deficiency.

           SECTION 8. MISCELLANEOUS.

                     (a) No failure on the part of Secured Party to exercise, and no delay in exercising any right or remedy hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise by Secured Party of any right or remedy hereunder preclude any other or future exercise thereof, or the exercise of any other right or remedy.

                     (b) This Security Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the STATE OF FLORIDA without regard for its conflict of laws doctrine.

                     (c) In the event of a conflict between the terms and conditions of this Security Agreement and the Contingent Mortgage or the Loan Agreement, then, and in that event occurring, the terms and conditions of the Contingent Mortgage or the Loan Agreement shall prevail.

                     (d) The terms of this Security Agreement shall be binding upon Debtor and its successors and permitted assigns and shall inure to the benefit of Secured Party and its heirs, executors, administrators, personal representatives, successors and assigns.

                     (e) This Security Agreement may not be changed orally, but only by an instrument in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

           SECTION 9. WAIVER OF JURY TRIAL.

           THE PARTIES HERETO MUTUALLY AND WILLINGLY WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY AND ALL CLAIMS MADE BETWEEN THEM WHETHER NOW EXISTING OR ARISING IN THE FUTURE, INCLUDING WITHOUT LIMITATION, ANY AND ALL CLAIMS, DEFENSES, COUNTERCLAIMS, CROSS CLAIMS, THIRD PARTY CLAIMS AND INTERVENOR'S CLAIMS WHETHER ARISING FROM OR RELATED TO THE NEGOTIATION, EXECUTION AND PERFORMANCE OF THE TRANSACTIONS TO WHICH THIS DOCUMENT RELATES.

           IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                  DEBTOR:

                                  TRANSEASTERN PEMBROKE
                                  VILLAGES, INC., a Florida corporation

                                  By:
                                  Name:
                                  Title:
                                  (CORPORATE SEAL)

             [SIGNATURES AND ACKNOWLEDGEMENTS CONTINUE ON NEXT PAGE]

                                  SECURED PARTY:

                                  AMRESCO FUNDING CORPORATION,
                                  a Delaware corporation

                                  By:
                                  Name:
                                  Title:


                                  (CORPORATE SEAL)


STATE OF FLORIDA                   )
                                   ) ss.:
COUNTY OF BROWARD                  )

           The foregoing instrument was acknowledged before me this 29th day of March, 1996, by _________________________ , as _____________________ of
TRANSEASTERN PEMBROKE VILLAGES, INC., a Florida corporation, on behalf of the corporation. He/she is personally known to me or has produced a driver's license as identification.


                                   Print or Stamp Name: ________________________
                                   Notary Public, State of Florida at Large
                                   Commission No.:
                                   My Commission Expires:


STATE OF                           )
                                   ) ss.:
COUNTY OF                          )

           The foregoing instrument was acknowledged before me this 29th day of March, 1996, by ____________________________ , as ______________________ of
AMRESCO FUNDING CORPORATION, a Delaware corporation, on behalf of the corporation. He/she is personally known to me or has produced a driver's license as identification.


                                  Print or Stamp Name: ________________________
                                  Notary Public, State of at Large
                                  Commission No.:
                                  My Commission Expires:

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

                                       PLEDGE AGREEMENT

        PLEDGE AGREEMENT (as may be amended, modified, supplemented, waived, extended or restated from time to time, this "AGREEMENT") dated as of March 29, 1996, between TRANSEASTERN PROPERTIES OF SOUTH FLORIDA, INC. (the "PLEDGOR") and AMRESCO FUNDING CORPORATION, a Delaware corporation (the "SECURED PARTY").

        WHEREAS, contemporaneously with the execution hereof, Secured Party has entered into a Loan Agreement of even date herewith (as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time, the "LOAN AGREEMENT") with Transeastern Pembroke Villages, Inc., a Florida corporation (the "BORROWER"), pursuant to which Lender will lend and Borrower will borrow the sum of Three Million and No/100 Dollars ($3,000,000.00) (the "LOAN"), evidenced by a certain Promissory Note of even date herewith (the "NOTE") executed and delivered by Borrower to Lender; and

        WHEREAS, Pledgor will derive substantial benefit, directly and indirectly, by reason of the Secured Party entering into the Loan Agreement with the Borrower; and

        WHEREAS, to induce the Secured Party to enter into the Loan Agreement and to extend credit thereunder and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor has agreed to grant to the Secured Party a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined in Section 1 below) on the terms set forth below.

               NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Pledgor and the Secured Party hereby agree as follows:

               SECTION 1. DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement. The following terms, as used herein, shall have the following respective meanings:

               "AGREEMENT" means this Agreement, including all Schedules, Annexes and Exhibits hereto.

               "COLLATERAL" shall have the meaning assigned to such term in
Section 2.

               "CONTRACT" means (i) any agreement (whether executory or non-executory and whether a Person entitled to rights thereunder is so entitled directly or as a third-party beneficiary), including an indenture, lease or license, (ii) any deed or other instrument of conveyance, (iii) any certificate of incorporation or charter and (iv) any by-law.

               "GOVERNMENTAL APPROVAL" means any authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to, any Governmental Authority.
Statements, the Loan Agreement, the Other Assignments and the Loan Documents referred to which are not

               "OTHER PLEDGE AGREEMENT" means that certain Pledge Agreement of even date herewith between Pledgor and Secured Party securing, among other things, payment of the Contingent Returns.

               "PLEDGED SECURITIES" shall have the meaning assigned to such term in Section 2.

               "PROCEEDS" shall have the meaning assigned to such term under the Florida Uniform Commercial Code and, in any event, shall include (i) any and all proceeds of any guarantee, insurance or indemnity payable to the Pledgor from time to time with respect to any of the Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to the Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority); and (iii) any and all other amounts from time to time paid or payable with respect to or in connection with any of the Collateral.

               "SECURED OBLIGATIONS" shall mean, collectively: (a) the principal of and interest on (including, without limitation, interest accruing after the date of any filing by the Borrower of any petition in bankruptcy or the commencement of any bankruptcy, insolvency or similar proceedings with respect to the Borrower, whether or not allowed as a claim in such proceeding under applicable law) the Loan, the Note, and all other indebtedness, liability or obligation of the Borrower from time to time owing to the Secured Party (including all commitment and other fees but excluding Borrower's obligations in respect of the Contingent Returns) under or in respect of the Loan Documents to which the Borrower is a party; and (b) all obligations of the Pledgor to the Secured Party under this Agreement.

               Unless otherwise defined herein or in the Loan Agreement, or unless the context otherwise requires, all terms used herein that are defined in the Florida Uniform Commercial Code shall have the meanings therein stated. The definitions in this Section 1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" as used in this Agreement shall be deemed in each case to be followed by the phrase "without limitation." References to Sections, Schedules and Exhibits shall be deemed references to Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.

               SECTION 2. PLEDGE. As security for the payment and performance in full of the Secured Obligations, the Pledgor hereby hypothecates, pledges, assigns, grants, sets over and delivers to the Secured Party, a continuing first priority security interest in all its right, title and interest in, to and under the following, whether now owned or hereafter acquired:

               (i) the shares of capital stock of the Borrower owned by the Pledgor on the date hereof, including the shares of such capital stock listed on Schedule I, and any additional shares of capital stock of the Borrower (or successors thereto) obtained in the future by the Pledgor, and, in each case, all certificates representing such shares and, in each case, all rights, options, warrants, stock or other securities which may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing (all of the foregoing being referred to herein as the "PLEDGED SECURITIES");

                   (ii) all other property which may be delivered to and held by the Secured Party pursuant to the terms hereof of any character whatsoever into which any of the foregoing may be converted or which may be substituted for any of the foregoing; and

                  (iii) subject to the provisions of Section 5, all Proceeds of the Pledged Securities and of such other property, including all cash, securities or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any of or all such stock or other property (the items referred to in clauses (i) through (iii) being collectively referred to as the "COLLATERAL").

               TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Secured Party, its successors and assigns, forever; SUBJECT, HOWEVER, to the terms, covenants and conditions hereinafter set forth.

               SECTION 3. DELIVERY OF COLLATERAL. (a) Contemporaneously with the execution of this Agreement, the Pledgor shall deliver or cause to be delivered to the Secured Party (i) any and all certificates and other instruments evidencing the Pledged Securities, along with undated stock powers duly executed in blank or other instruments of transfer satisfactory to the Secured Party and endorsed in blank and such other instruments and documents as the Secured Party may reasonably request to effect the purposes contemplated hereby, (ii) any and all certificates or other instruments or documents representing any of the Collateral and (iii) all other property comprising part of the Collateral with proper instruments of assignment duly executed and such other instruments or documents as the Secured Party may reasonably request to effect the purposes contemplated hereby.


               (b) If the Pledgor shall become entitled to receive or shall receive any shares of stock (including, without limitation, shares of Pledged Securities acquired after the date hereof), options, warrants, rights or other similar property (including, without limitation, any certificate representing a stock dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of the Borrower) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), the Pledgor agrees:

                       (i) to accept the same as the agent of the Secured Party;

                       (ii) to hold the same in trust on behalf of and for the benefit of the Secured Party; and

                      (iii) to deliver any and all certificates or instruments evidencing the same to the Secured Party on or before the close of business on the seventh (7th) day following the receipt thereof by the Pledgor, in the exact form received, with the endorsement in blank of the Pledgor when necessary and with appropriate undated stock powers duly executed in blank (with signatures properly guaranteed), to be held by the Secured Party, subject to the terms of this Agreement, as additional Collateral.

               SECTION 4. REGISTRATION IN NOMINEE NAME. Upon the occurrence of an Event of Default, the Secured Party shall have the right (in its sole and absolute discretion and without prior notice to the Pledgor) to transfer to or to register the Pledged Securities in its own name or the name of its nominee.

               SECTION 5. VOTING RIGHTS, ETC. (a) Unless and until an Event of Default shall have occurred:

               (i) The Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of Pledged Securities or any part thereof for any purpose not prohibited by the terms of this Agreement or the Loan Agreement.

               (ii) The Secured Party shall execute and deliver to the Pledgor, or cause to be executed and delivered to the Pledgor, all such proxies, powers of attorney, and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to subparagraph (i) above.

               (iii) The Pledgor shall be entitled to receive, subject to the provisions of the Loan Agreement and Section 2 hereof, and retain any and all dividends paid on the Pledged Securities. Except for dividends that the Pledgor shall be entitled to receive and retain pursuant to the preceding sentence, all noncash dividends, stock or dividends paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, instruments, securities, other distributions in property, return of capital, capital surplus or paid-in surplus or other distributions made on or in respect of Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the Borrower or from any bankruptcy or reorganization of the Borrower or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by the Pledgor, shall not be commingled by the Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Secured Party and shall be forthwith delivered to the Secured Party in the same form as so received (with any necessary endorsements).

               (b) Upon the occurrence of an Event of Default, if so specified by the Secured Party in a written notice to the Pledgor, all rights of the Pledgor to exercise the voting and consensual rights and powers which the Pledgor is entitled to exercise pursuant to Section 5(a)(i) shall cease, and all such rights shall thereupon become vested in the Secured Party, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, and the Pledgor shall execute and deliver to the Secured Party all such documents and instruments (including proxies) as the Secured Party shall reasonably request in order to effect the purposes of this
Section 5(b).

               (c) Upon the occurrence of an Event of Default, all rights of the Pledgor to receive any dividends which the Pledgor is authorized to receive pursuant to clause (iii) of paragraph (a) of this Section 5 shall cease, and all such rights shall thereupon become vested in the Secured Party, which shall have the sole and exclusive right and authority to receive and retain such dividends. All dividends which are received by the Pledgor contrary to the provisions of this paragraph (c) shall be received in trust for the benefit of the Secured Party shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to the Secured Party as Collateral in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Secured Party pursuant to the provisions of this
Section 5 shall be retained by the Secured Party in an account to be established by the Secured Party upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 9 hereof.

               SECTION 6. REPRESENTATIONS; WARRANTIES AND COVENANTS. The Pledgor hereby represents, warrants and covenants to and with the Secured Party that:

               (a) Except for any security interest granted to the Secured Party, the Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities,
        (ii) is and will at all times hold the Collateral free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or suffer to exist any Lien on, the Collateral and (iv) subject to Section 5, will cause any and all Collateral, whether for value paid by the Pledgor or otherwise, to be forthwith deposited with the Secured Party and pledged or assigned hereunder.

               (b) The Pledgor (i) has, and at all times will have, the right and legal authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will defend its and the Secured Party's respective title and interest thereto or therein against any and all attachments, Liens, claims or other impediments of any nature, however arising, of all Persons whomsoever.

               (c) No authorization, consent or approval, or other action by, and no notice to or filing with, any Governmental Authority (including any securities exchange) not previously obtained is required (i) for the pledge by the Pledgor of the Collateral pursuant to this Agreement or the perfection therein of the Secured Party's security interest created hereby, other than the filing of appropriate Uniform Commercial Code financing statements in the offices of the Department of State in the State of Florida, (ii) for the execution, delivery or performance of this Agreement by the Pledgor or
        (iii) for the exercise by the Secured Party of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, other than compliance with applicable Federal and state securities laws in connection with the acquisition and sale or other disposition of Pledged Securities in accordance with the terms of this Agreement.

               (d) By virtue of the execution and delivery by the Pledgor of this Agreement, when the certificates representing the Pledged Securities owned by the Pledgor are delivered to the Secured Party in accordance with this Agreement, the Secured Party will obtain and, so long as the Secured Party maintains possession of the certificates representing the Pledged Securities, will have and will continue to have a valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the repayment of the Secured Obligations, prior to all other liens and encumbrances thereon and security interests therein.

               (e) The Pledged Securities constitute, and at all times will constitute, all of the issued and outstanding shares of capital stock of Borrower owned by the Pledgor.

               (f) All of the representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement.

               (g) This Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms (subject as to enforceability to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity).

               (h) The execution, delivery and performance in accordance with its respective terms by the Pledgor of this Agreement do not and will not (a) require any Governmental Approval or any other consent or approval or (b) violate, conflict with, result in a breach of or constitute a default under, or result in or require the creation of any Lien upon any assets of the Pledgor under, (i) any Contract to which the Pledgor is a party or by which it or its property may be bound or (ii) any applicable law.

               (i) The Pledged Securities have been duly authorized and validly issued, are fully paid and non-assessable and have been duly and validly pledged hereunder in accordance with applicable law.

               (j) There are no contractual restrictions upon the voting rights or upon the transfer of any of the shares of the Pledged Securities other than as referred to herein, in the Other Pledge Agreement or in the Loan Agreement.

               (k) The Pledgor represents and warrants that it has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that the Secured Party shall not have any responsibility or liability for informing the Pledgor of any such changes or potential changes.

               (l)    The Pledgor shall not:

                      (i) permit or suffer Borrower to voluntarily dissolve or liquidate, retire any of its capital stock, reduce its capital or merge or consolidate with any other entity if such action would violate the provisions of the Loan Agreement, or

                      (ii) vote any of the Pledged Securities in favor of any
                of the foregoing.

               SECTION 7. ISSUANCE OF ADDITIONAL STOCK. The Pledgor agrees that it will not (a) permit Borrower to issue any stock or other securities (including warrants, options and other similar agreements), whether in addition to, by stock dividend or other distribution upon, or in substitution for, the Pledged Securities or otherwise (unless such issuance is not prohibited by the Loan Agreement and such stock or other securities are effectively pledged hereunder in a manner reasonably satisfactory to the Secured Party) or (b) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, or create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Agreement and the Other Pledge Agreement.

               SECTION 8. REMEDIES UPON DEFAULT. (a) If an Event of Default shall have occurred, the Secured Party shall have, in addition to any other rights and except as otherwise provided herein, all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code in the State of Florida. In addition, the Secured Party may (without any obligation to seek performance of any guarantee or to resort to any other security, right or remedy granted to it under any other instrument or agreement, including the Loan Agreement) sell the Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Secured Party shall deem appropriate. The Secured Party shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property so sold absolutely, free from any claim or right on the part of the Pledgor (other than rights that the Pledgor may have against such purchaser generally and without regard to this Agreement or such sale), and the Pledgor hereby waives (to the extent permitted by law) all equity or rights of redemption, stay and appraisal which the Pledgor may now have or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

               (b) No demand, advertisement or notice, all of which are hereby expressly waived by the Pledgor, shall be required in connection with any sale or other disposition of any part of the Collateral that may decline speedily in value or that is of a type customarily sold in a reorganized market; otherwise, the Secured Party shall give the Pledgor at least 10 days' written notice (which the Pledgor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in Florida) of the time of and place where such sale is to be made (or, in the case of a sale at a broker's board or on a securities exchange, the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange) and of the time after which any private sale or other disposition is to be made, all other demand, advertisements and notices being hereby waived. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold as a unit or in separate parcels, as the Secured Party may (in its sole and absolute discretion) determine. The Secured Party shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the sale price is paid by the purchaser or purchasers thereof, but the Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice, and in no event shall any portion of the proceeds of any such sale be credited against payment of the costs, expenses and obligations set forth in Section 9 hereof until cash payment for the Collateral so sold has been received by the Secured Pavate sale of Collateral of a type customarily sold in a recognized market, and at any public sale made pursuant to this Section 8, the Secured Party may bid for or purchase, free (to the extent permitted by law) from any equity or right of redemption, stay or appraisal on the part of the Pledgor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Secured Party by the Pledgor under or pursuant to the Loan Documents as a credit, up to an amount equal to the amount the Secured Party would otherwise be entitled to receive pursuant to Section 9 in connection with such sale, against the purchase price. For purposes hereof, in the case of any such sale pursuant to a written agreement to purchase the Collateral or any portion thereof, the Secured Party shall be free to carry out such sale pursuant to such agreement, and the Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Secured Party shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Secured Party may proceed by a suit or suits at law or in equity to foreclose upon the Collateral pursuant to this

Agreement and to sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

               (c) If the Secured Party shall have instituted any proceeding to enforce any right or remedy hereunder, and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Secured Party, the Secured Party shall, subject to any determination in any such proceeding, be restored to its former position hereunder, and thereafter, subject as aforesaid, all rights and remedies of the Secured Party shall continue as though no such proceeding had been instituted.

               SECTION 9. APPLICATION OF PROCEEDS OF SALE. The proceeds of any sale of, or other realization upon, all or any part of the Collateral pursuant to Section 8, as well as any Collateral consisting of cash, shall be applied by the Secured Party as follows:

               FIRST, to the payment of all costs and expenses reasonably incurred by the Secured Party in connection with such sale or otherwise in connection with this Agreement or any of the Secured Obligations, including all court costs and the reasonable fees and expenses of its agents, brokers, investment advisors, and legal counsel, the repayment of all advances plus any interest thereon made hereunder by the Secured Party on behalf of the Pledgor and any other costs or expenses reasonably incurred in connection with the exercise of any right or remedy hereunder;

               SECOND, to the payment in full of the Secured Obligations (whether or not then due and payable, at maturity, by acceleration or otherwise) as of the date of such payment, until all the Secured Obligations have been paid in full; and

               THIRD, to the Pledgor, its successors or assigns, subject to the duty of the Secured Party imposed by law to the holder of any subordinate security interest or as a court of competent jurisdiction may otherwise direct.

               SECTION 10. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby appoints the Secured Party, its successors or assigns, as its true and lawful agent and attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes hereof, in each case upon the occurrence of an Event of Default, which appointment is irrevocable and coupled with an interest and any proxy or proxies heretofore given by the Pledgor to any other person that is inconsistent herewith are hereby revoked. Without limiting the generality of the foregoing, the Secured Party shall have the right, upon the occurrence of an Event of Default, with full power of substitution either in the Secured Party's name or in the name of the Pledgor, to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and make any agreement respecting, or otherwise deal with, the same; PROVIDED, HOWEVER, that nothing herein contained shall be construed as requiring or obligating the Secured Party to take any action, including requiring or obligating the Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Secured Party or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Secured Party or omitted to be taken by it with respect to the Collateral or any part thereof shall give rise to any defense, counterclf the Pledgor or to any claim or action against the Secured Party in the absence of the gross negligence or willful misconduct of the Secured Party as shall have been determined in a final, nonappealable judgment of a court of competent jurisdiction.

               SECTION 11. NO WAIVER; REMEDIES CUMULATIVE. No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Secured Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law or otherwise. The Secured Party shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by the Secured Party.

               SECTION 12. SECURITIES ACT, ETC. (a) In view of the position of the Pledgor in relation to the Pledged Securities, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any similar or successor Federal securities law (together with the Securities Act, the "FEDERAL SECURITIES LAWS") with respect to any disposition of the Pledged Securities permitted hereunder. The Pledgor understands that compliance with the Federal Securities Laws might strictly limit the course of conduct of the Secured Party if the Secured Party were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Secured Party in any attempt to dispose of all or part of the Pledged Securities under applicable blue sky or other state securities laws or similar laws analogous in purpose or effect.

               (b) Anything herein to the contrary notwithstanding, and in view of restrictions specified in paragraph (a) of this Section 12, the Pledgor agrees that, upon the occurrence of an Event of Default, the Secured Party may, from time to time, attempt to sell all or any part of the Pledged Securities by means of a private placement, restricting the bidders and prospective purchasers to those who will represent or agree as to their investment intent or method of resale or both in a manner reasonably required by the Secured Party to assure compliance with applicable securities laws. In so doing, the Secured Party may solicit offers to buy such Pledged Securities or any part thereof, for cash, from a limited number of investors deemed by the Secured Party, in its exclusive judgment, to be responsible parties who might be interested in purchasing such Pledged Securities. Pledgor acknowledges and agrees that private sales so made may be at prices and other terms less favorable to the seller than if the Pledged Security were sold at public sales.

               SECTION 13. SECURITY INTEREST ABSOLUTE; WAIVERS BY PLEDGOR. (a) All rights of the Secured Party hereunder, the grant of a security interest in the Collateral and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Loan Agreement, any other agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement or any other agreement or instrument, (iii) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Secured Obligations, (iv) any failure by the Secured Party to demand payment or performance by the Borrower of any of the Secured Obligations or to exercise or enforce any right or remedy in respect thereof or (v) any other circumstance (other than payment in full of the Secured Obligations or, in the case of rights predicated on the existence of an Event of Default, a cure or waiver of such Event of Default) which might otherwise constitute a defense available to, or a discharge of, the Pledgor or any other person in respect of the Secured Obligations or in respect of this Agreement. The Pledgor hereby acknowledges that the Secured Party shall not be under any obligation to marshal any assets in favor of the Pledgor or against or in payment of any or all of the Secured Obligations. The Pledgor hereby waives and forever relinquishes any and all rights of subrogation, reimbursement, or indemnity whatsoever in respect of the Borrower arising out of remedies exercised by the Secured Party hereunder.

               (b) The Pledgor hereby waives notice of acceptance of this Agreement. The Pledgor further waives presentment and demand for payment of any of the Secured Obligations, protest and notice of dishonor or default with respect to any of the Secured Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided in this Agreement or in the Loan Agreement. The Pledgor (to the extent that it may lawfully do so) covenants that it shall not at any time insist upon or plead, or in any manner claim or take the benefit or advance of, any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force that, but for this waiver, might be applicable to any sale made under any judgment, order or decree based on this Agreement or on the Loan Agreement; and the Pledgor (to the extent that it may lawfully do so) hereby expressly waives and relinquishes all benefit and advance of any and all such laws and hereby covenants that it will not hinder, delay or impede the execution of any power in this Agreement or therein granted and delegated to the Secured Party, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

               SECTION 14. PAYMENT OF COSTS AND EXPENSES, ETC. (a) The Pledgor hereby agrees that upon demand it shall pay to the Secured Party the amount of any and all expenses, including the reasonable fees and expenses the Secured Party may incur in connection with (i) the administration of this Agreement,
(ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof. Any such amounts payable as provided hereunder or thereunder shall be additional Secured Obligations secured hereby. The Pledgor hereby agrees to indemnify and hold harmless the Secured Party (and each of its directors, officers, agents and employees), to the fullest extent permitted by law, from and against any and all claims, losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including reasonable attorneys' and paralegals' fees and expenses incurred, whether litigation is commenced ot not and, if incurred, through all appellate and bankruptcy proceedings) of whatever nature incurred by the Secured Party hereunder or in connection herewith, unless such loss, liability, cost or expense shall be due to willful misconduct or gross misconduct or gross negligence on the part of the Secured Party or its directors, officers, agents or employees as shall have been determined in a final, nonappealable judgment of a court of competent jurisdiction.

               (b) The Pledgor hereby agrees to pay to the Secured Party, upon demand, the amount of any taxes (including documentary stamp taxes) which the Secured Party may have been required to pay by reason of the security interests established pursuant to this Agreement (including any applicable transfer taxes).

               (c) All obligations of the Pledgor under this Sectwed by law and shall be additional Secured Obligations secured hereby.

               SECTION 15. TERMINATION. This Agreement, and the assignments, pledges and security interests created or granted hereby, shall terminate when
(a) all the Secured Obligations shall have been indefeasibly paid in full in cash and satisfied and (b) the commitments and obligations of the Secured Party under the Loan Agreement have terminated, at which time the Secured Party shall reassign and deliver to the Pledgor, or to such person or persons as the Pledgor shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Secured Party pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release, all without any recourse to, or warranty whatsoever by, the Secured Party, and at the sole cost and expense of the Pledgor; PROVIDED, HOWEVER, that all indemnities of the Pledgor contained in this Agreement shall survive, and remain operative and in full force and effect regardless of, the termination of this Agreement. Upon any such termination of the security interests or release of Collateral, the Secured Party will, at the Pledgor's expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence the termination of the security interests in the Collateral.

               SECTION 16. NOTICES. All notices, demands, requests and other communications, if any, required under this Agreement shall be given in the manner set forth in the Loan Agreement. This Agreement does not require that Secured Party give Pledgor any notice, demand, or request and this Section 16 shall not be construed to create such a requirement.

               SECTION 17. FURTHER ASSURANCES. The Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, stock powers, proxies, assignments, agreements, financing statements and other recordings, and instruments, as the Secured Party may at any time request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confer unto the Secured Party its rights, powers and remedies hereunder.

               SECTION 18. SUCCESSORS AND ASSIGNS. In the event of assignment of all or a portion of any of the indebtedness under the Loan Agreement by the Secured Party, the rights of or on behalf of the Secured Party hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Agreement is binding on the Pledgor and its heirs, legal representatives and successors, but none of them shall be permitted to assign this Agreement, any of its obligations hereunder or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Secured Party as Collateral under this Agreement except as expressly permitted by this Agreement or the Loan Agreement.

               SECTION 19. CHANGES IN WRITING. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement or instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any waiver shall be effective only in the specific instance and for the specific purpose for which made or given.

               SECTION 20. APPLICABLE LAW. This Agreement shall be construed in accordance with and governed by the law of the State of Florida.

               SECTION 21. JUDICIAL PROCEEDINGS Pledgor irrevocably and unconditionally: (a) agrees that any suit, action, or other legal proceeding arising out of or relating to this Agreement may be brought, at the option of the Secured Party, in a court of record of the State of Florida in Broward County, in the United States District Court for the Southern District of Florida, or in any other court of competent jurisdiction; (b) consents to the jurisdiction of each such court in any such suit, action, or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action, or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on Pledgor by mail, addressed and mailed as provided in Section 16 hereof or in such other manner as may be provided under applicable laws or court rules in said State. Pledgor hereby irrevocably appoints John T. Kinsey, Esq., whose address is Two Executive Court, 2300 Corporate Blvd., Suite 112, Boca Raton, Florida 33431, as agent for the service of process for the purposes of any purported controversy or cause of action arising out of this Agreement or any related instrument.

               SECTION 22. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in such jurisdiction, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               SECTION 23. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Agreement shall be effective when a counterpart bearing the signature of the Pledgor shall have been delivered to the Secured Party.

               SECTION 24. HEADINGS. Section headings used herein are for convenience only and are not to affect the construction of, or be taken into consideration in interpreting, this Agreement.

               SECTION 25. IMMUNITIES OF SECURED PARTY. The Secured Party's performance of its duties hereunder shall in all respects be subject to and governed by the Loan Agreement. Nothing contained herein shall be construed to enlarge the degree of responsibility or discretion or the duty of care to be exercised by the Secured Party beyond those expressly set forth in the Loan Agreement.

               SECTION 26. WAIVER OF TRIAL BY JURY. SECURED PARTY AND PLEDGOR HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS AGREEMENT, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SECURED PARTY ACCEPTING THIS AGREEMENT FROM PLEDGOR AND FOR PLEDGOR GIVING THIS AGREEMENT TO SECURED PARTY.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                                            PLEDGOR:

                                            TRANSEASTERN PROPERTIES OF SOUTH
                                            FLORIDA, INC., a Florida corporation

                                            By:

                                            Name:
                                            Title: President


                                            AMRESCO FUNDING CORPORATION, as
                                             Secured Party


                                            By_________________________________
                                              Name:
                                              Title:



                                                               SCHEDULE 1 TO THE
                                                                PLEDGE AGREEMENT


                               PLEDGED SECURITIES

==========================================================================================================
                 ISSUER                  SHARES PLEDGED       CERTIFICATE NUMBER(S)          PLEDGOR
- ----------------------------------------------------------------------------------------------------------
Transeastern Pembroke Villages, Inc.
==========================================================================================================

                                    GUARANTY

                                                      Dated as of March 29, 1996

DEFINITIONS:

        In this Guaranty (this "GUARANTY"), the following terms shall have the following indicated meanings:

        1. BORROWER: TRANSEASTERN PEMBROKE VILLAGES, INC., a Florida corporation

        2. LENDER: AMRESCO FUNDING CORPORATION, a Delaware corporation

        3. GUARANTORS: collectively, TRANSEASTERN PROPERTIES OF SOUTH FLORIDA, INC., a Florida corporation ("TRANSEASTERN"), ARTHUR FALCONE, EDWARD FALCONE, and PHILIP CUCCI, jointly and severally.

        4. OBLIGATIONS: All indebtedness, liabilities, covenants, promises, agreements, terms, conditions and other obligations of every nature whatsoever of Borrower to Lender and all renewals, modifications and extensions thereof howsoever, evidenced, whether now existing or hereafter created or arising, direct or indirect, absolute or contingent, joint or several, liquidated or unliquidated, matured or unmatured, and howsoever now or hereafter owned, held or acquired by Lender and arising out of (a) that certain promissory note executed by Borrower to Lender of even date herewith in the original principal amount of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00); (b) that certain loan agreement executed by Borrower and Lender of even date herewith (the "LOAN AGREEMENT" - unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to the same in the Loan Agreement); and (c) all other Loan Documents. The foregoing shall be deemed to include, without limitation: (i) all principal and interest (including, without limitation, all interest accruing after a petition is filed in bankruptcy or similar proceedings, notwithstanding that Borrower's obligation to pay such interest may have ceased to exist by operation of law) and other charges and payments due under the Loan Documents, including, without limitation the Contingent Returns if they become payable pursuant to the Loan Documents; (ii) all costs of collection, including reasonable attorneys' fees, paralegals' fees and legal assistants' fees (whether incurred with collection, trial, appeal, bankruptcy proceedings or otherwise notwithstanding that Borrower's obligation to pay such fees may have ceased to exist by operation of law); (iii) all monies paid by Lender on account of taxes, assessments, wages, insurance, or to any other person as a result of this Guaranty or arising out of or connected with the loans or advances made to Borrower; (iv) all documentary stamp tax and intangible tax (including interest and penalties, if any) determined to be due in connection with any evidence of said indebtedness, obligations and liabilities; and (v) all other amounts which Borrower is obligated to pay Lender under any of the Loan Documents.

CONSIDERATION:

        As a material inducement to Lender to extend credit to Borrower pursuant to the Loan Documents and because the Guarantors will benefit from any credit extended to Borrower, the Guarantors make this Guaranty. In connection therewith, the Guarantors covenant that Transeastern is the sole shareholder of Borrower and Arthur Falcone, Edward Falcone and Philip Cucci are the sole shareholders, jointly with their spouses, of at least 80% of the voting (I.E., common) stock of Traneastern and, accordingly, the Guarantors will derive a substantial benefit from the Loan.

TERMS, COVENANTS AND CONDITIONS:

        1. NATURE AND SCOPE OF GUARANTY. Subject to the provisions of Section 10 of this Guaranty:

        1.1 The Guarantors, jointly and severally, irrevocably, absolutely and unconditionally guarantee to Lender, the due and punctual payment and performance of the Obligations.

        1.2 This Guaranty is an absolute and unconditional guaranty of payment and performance and not one of collection and all Obligations guaranteed hereby shall be conclusively presumed to have been created in reliance hereon.

        1.3 Guarantors will make all payments hereunder in lawful money of the United States of America in immediately available funds without set-off or counterclaim.

        1.4 Guarantors' liability hereunder shall remain unchanged irrespective of any invalidity, illegality or unenforceability of or any defense (whether arising by reason of disability, dissolution or liquidation of Borrower, or lack of corporate or partnership power or authority of Borrower, or claims that any interest to be paid to Lender in connection with the Loan Documents, exceeds the applicable usury threshold or otherwise) to the Obligations, the Loan Documents or any portion thereof, or of any security for the Obligations, or any portion thereof, it being understood and agreed that each Guarantor shall be and remain fully bound hereunder regardless of whether Borrower shall be found not liable on the Obligations or any other guarantor (including a Guarantor) be relieved or released from liability for any reason whatsoever.

        1.5 In case of the death, incompetency, disability, dissolution, liquidation or insolvency (howsoever evidenced) of Borrower, or in case any bankruptcy, reorganization, debt arrangement, adjustment, composition, or other proceeding under any bankruptcy or insolvency law, or any dissolution, liquidation or receivership proceeding is instituted by or against Borrower, or Borrower admits in writing its inability to pay its debts as they mature, all Obligations then existing shall at the option of Lender, without notice to anyone, immediately become due and payable by the Guarantors.

            1.6 Guarantors acknowledge that Lender has no obligations or duties to Guarantors under this Guaranty.

        2. DISCHARGE OF GUARANTORS. Guarantors shall be discharged from liability hereunder only upon the full payment and performance of the Obligations; provided, however, that if any sums paid to and applied by Lender toward the Obligations are thereafter required to be repaid to Borrower or to any affiliate of Borrower, or to any trustee, receiver or other person, by reason of the application of the Bankruptcy Code, the Uniform Fraudulent Transfer Act or any other law relating to creditors' rights generally, then this Guaranty shall be reinstated, AB INITIO, as if such portion of the Obligations had never been paid.

        3. CONSENT TO AGREEMENTS MADE BY BORROWER. Guarantors consent, without notice to Guarantors, to all terms and agreements set forth in the Loan Documents and all other terms and agreements hereafter made by Borrower with Lender insofar as same may affect the Obligations.

        4. CONSENT TO LENDER'S ACTIONS OR INACTIONS REGARDING BORROWER, THE GUARANTORS, AND THE COLLATERAL. Guarantors consent that Lender may at any time and from time to time, before or after any default by Borrower, with or without further notice to or consent from Guarantors:

        4.1 Either with or without consideration to Borrower, any guarantor (including any of the Guarantors), pledgor, or grantor of any Collateral, exchange, release, surrender (in whole or in part), or fail to protect or to preserve the value of any Collateral now or hereafter held as security for the Obligations, or waive, release, or subordinate any lien or security interest (in whole or in part) in or on any such Collateral;

        4.2 Waive or delay the exercise of any of its rights or remedies against Borrower or any other person or entity, including, without limitation, any guarantor (including any Guarantor); notwithstanding any waiver or delay, Lender shall not be precluded from further exercise of any of its rights, powers or privileges expressly provided for herein or otherwise available, it being understood that all such rights and remedies are cumulative;

        4.3 Waive or extend the time of Borrower's performance of any and all terms, provisions and conditions set forth in the Loan Documents or in any other instrument or agreement evidencing or relating to the Obligations;

        4.4 Release Borrower or any other person or entity, including, without limitation, any guarantor (including any Guarantor) from all or any portion of the Obligations;

        4.5 Proceed against any or all of the Guarantors without first proceeding against or joining Borrower or any guarantor (including the other Guarantors) or any endorser of the Note or other agreement evidencing the Obligations, or any property securing the payment or performance of the Obligations, including, without limitation, the Loan Documents;

        4.6 Renew, extend or modify the terms of the Obligations or any instrument or agreement evidencing or relating to the Obligations;

        4.7 Apply payments by Borrower, the Guarantors, or any other person or entity to the reduction of the Obligations in such manner and in such amounts and at such time or times and in such order and priority as Lender may see fit; and

        4.8 Generally deal with Borrower or any of the security for the Obligations or other person or party as Lender may see fit.

The Guarantors shall remain bound under this Guaranty notwithstanding any such exchange, release, surrender, subordination, waiver (whether or not such waiver is oral or written), delay, proceeding, renewal, extension, modification, application, act or failure to act, or other dealing described in Subsections
4.1 through 4.8, inclusive, above even though done without notice to or consent from the Guarantors.

        5.  WAIVER OF RIGHTS.

        5.1 Guarantors shall not be entitled to any abatement, deferment, suspension, reduction, set-off, defense or counterclaim in respect of the Obligations.

        5.2 Guarantors expressly waive all rights Guarantors may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, including, without limitation, any rights Guarantors may have to compel Lender to proceed in respect of the Obligations against Borrower or any other party or against any security for the payment of the Obligations before or while proceeding against, or as a condition to proceeding against, Guarantors. Guarantors agree that any notice or direction given at any time to Lender which is inconsistent with the waiver in the immediate preceding sentence shall be void and may be ignored by Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless Lender has specifically agreed otherwise by a written document.

        5.3 It is agreed between Guarantors and Lender that the foregoing waivers contained in this Section 5 are of the essence of the making of the Loan and that, but for this Guaranty and such waivers, Lender would decline to agree to the Loan.

        5.4 In addition to the other waivers by Guarantors contained herein, Guarantors waive and agree that Guarantors will not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any and all appraisal, valuation, stay, extension, marshalling-of-assets or redemption laws, or right of homestead or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantors or Guarantors' obligations under, or the enforcement by Lender of this Guaranty.

        5.5 Guarantors hereby waive diligence, notice of dishonor, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Obligations, acceptance of further security, release of security, composition or agreement arrived at as to the amount of or the terms of the Obligations, notice of adverse change in Borrower's financial condition, any default by Borrower or any pledgor, grantor of security, or any guarantor (including the Guarantors) and any other fact which might materially increase the risk to Guarantors) and any other notices to which the Guarantors may otherwise be entitled with respect to any of the Obligations, and all other demands whatsoever, and waive the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty, except to the extent that this Guaranty may otherwise specify the giving of notice.

        6. SUBROGATION Guarantors shall not have any right of contribution, subrogation, reimbursement or indemnity whatsoever against Borrower, nor any right of recourse to security for the Obligations or guaranty obligations of Borrower to Lender, all of which shall be deemed to be waived by Guarantors. Neither Guarantors nor Borrower shall be deemed a creditor of the other with respect to the Obligations or to any other obligations arising hereunder, as said term "creditor" is defined pursuant to Title 11 of the United States Code, as amended.

        (a) If, notwithstanding the foregoing, Guarantors, by payment or otherwise, become subrogated to all or any of the rights of Lender under any of the Loan Documents or any other documentation underlying or securing the Obligations and the foregoing waiver is not effective under applicable law, the rights of Lender to which Guarantors shall be subrogated shall be accepted by Guarantors "as is" and without any representation or warranty of any kind by Lender, expressed or implied, with respect to the legality, value, validity or enforceability of any of such rights, or the existence, availability, value, merchantability or fitness for any particular purpose of any Collateral.

        (b) If Lender may under any applicable law proceed to realize its benefits under any of the Loan Documents giving Lender a lien upon or security interest in the Collateral whether owned by Borrower or by any other person, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Guaranty. If in the exercise of any of its rights and remedies Lender shall forfeit any of its rights or remedies, whether because of any applicable laws pertaining to "election of remedies" or anti-deficiency statute or law or the like, Guarantors hereby consent to such action by Lender and waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation which the Guarantors might otherwise have had but for such action by Lender. Any election of remedies or anti-deficiency statute or law which results in the denial or impairment of Lender's right to seek a deficiency judgment against Borrower, including, without limitation, the exercise of Lender's rights under the Pledge Agreement to retain the Stock under
Section 679.505(2) of the Florida Statutes in effect on the date hereof (or any successor statutory section), shall not impair Guarantors' obligation to pay such deficiency. In the event Lender shall bid in at any foreclosure sale or at any private sale permitted by law or by the Loan Documents for the Mortgaged Property or any of the Collateral, including the Stock, Lender may bid all or less than the amount of the indebtedness owing by Borrower to Lender and the amount of such bid need not be paid by Lender but will be credited against the Obligations. The amount of the successful bid at any such sale, whether Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled under this Guaranty.

        7.  SUBORDINATION.

        7.1 All rights and claims of Guarantors (collectively the "GUARANTOR CLAIMS") against Borrower or any of Borrower's property now or hereafter existing shall be subordinate and subject in right of payment to the prior payment in full of and the performance of all of the Obligations. Notwithstanding the foregoing, if an Event of Default occurs and Lender retains or otherwise disposes of the Stock in accordance with the Pledge Agreement, then as and from the date that the Stock is retained or otherwise disposed of by Lender, Guarantors shall be deemed to have waived all of their Guarantor Claims.

        7.2 Until the Obligations have been paid and performed in full and Guarantors shall have performed all of Guarantors' obligations hereunder, Guarantors shall not receive or collect, directly or indirectly, from Borrower or any other party any payment upon the Guarantor Claims, nor seek to realize upon any collateral securing such Guarantor Claims. Notwithstanding the foregoing, if Guarantors should receive any such payment, Guarantors agree to hold same in trust for Lender and agrees that Guarantors shall have absolutely no rights in or to or dominion over such payments except to pay them promptly to Lender, and Guarantors hereby covenant to do so; provided, however, that Guarantors are not obligated to repay amounts representing Borrower's First Property Returns which are received by Guarantors prior to the occurrence of an Event of Default.

        8. GRANT. To secure the prompt payment and performance of the Obligations, the Guarantors grant to Lender a continuing first lien security interest in the Guarantor Claims and all proceeds thereof. Guarantors agree that Lender shall have the rights and remedies of a secured party under the Uniform Commercial Code-Secured Transactions as adopted by the State of Florida with respect to all of the Guarantor Claims, including, without limitation, the right to sell or otherwise dispose of any or all of such property. Lender may, without further notice to anyone, apply or set off any balances, credits, deposits, accounts, monies or other indebtedness at any time created by or due from Lender to the Guarantors against the amounts due hereunder. Any notification of intended disposition of any property required by law shall be deemed reasonably and properly given if given at least five (5) calendar days before such disposition.

        9. DEFAULT BY BORROWER. Guarantors shall be deemed to be in default under the terms of this Guaranty in the event that: (a) Guarantors fail to provide the financial statements set forth in Section 10 below; (b) any representation of Guarantors herein proves to be false or materially misleading; or (c) Guarantors fail to comply with their representations, covenants, and agreements set forth herein. If any Event of Default or any default which continues beyond any applicable grace or cure period shall occur under any of the Loan Documents, including, without limitation, a default under this Guaranty, and if Lender shall declare the then outstanding principal amount of the Note and all other amounts due under the Loan Agreement and other Loan Documents, together with accrued interest, to be immediately due and payable and if this Guaranty has become enforceable under the provisions of Section 10 thereof, then Guarantors shall, within three (3) days after demand in writing therefor shall have been made by Lender to Guarantors, pay to Lender the amount of all outstanding Obligations due and owing Lender. Payment by Guarantors shall be made to Lender at the address indicated below for the giving of notice to Lender or at any other address that may be specified in writing from time to time by Lender.

        10. EFFECTIVENESS OF GUARANTY. This Guaranty shall be effective on the date hereof, provided, however, that Lender shall not proceed to enforce any of the terms and provisions hereof, unless and until the occurrence of the following events:

        (a) any Collateral shall be transferred which causes an Event of Default to occur under the Loan Agreement;

        (b) an Event of Default occurs under the Loan Agreement as a result of the breach of the non-competition covenant set forth in Section 9.13 thereof;

        (c) any lien or encumbrance, including, without limitation, mechanic=s liens, shall be placed against any of the Collateral which causes an Event of Default under the Loan Agreement;

        (d) Borrower shall misuse or misapply any funds, including, without limitation, Loan Proceeds, sales proceeds or other revenues of Borrower, insurance or condemnation proceeds, deposits or escrowed funds;

        (e) Borrower, Guarantors or any other Borrower related parties to the Loan Documents shall enter into any transactions with affiliates of Borrower or Guarantors (i.e., entities in which Borrower and/or any Guarantors own, singularly or in the aggregate, more than a fifteen percent (15%) interest);

        (f) Borrower, any or all of the Guarantors or any other Borrower related parties to the Loan Documents (including, without limitation, any successors of the foregoing, such as a trustee in Bankruptcy), shall attempt in any manner to obstruct Lender=s exercise of any of its remedies under the Loan Documents after an Event of Default has occurred thereunder, provided, however, that Borrower or any or all of the Guarantors or any other Borrower related party to the Loan Documents may challenge the existence of a Default or Event of Default, without causing this Guaranty to become effective under this subsection (f), unless a court of competent jurisdiction determines that the Default or Event of Default declared by Lender does in fact exist, in which event such challenge shall be deemed the occurrence of an event set forth in this subsection (f) and this Guaranty shall thereupon become effective;

        (g) Borrower, any or all of the Guarantors or any other Borrower related parties to the Loan Documents (including, without limitation, any successors of the foregoing, such as a trustee in Bankruptcy) shall challenge or assert a defense to Lender=s rights pursuant to the Loan Documents, including, without limitation, Lender=s right to any payments provided for in the Loan Documents, be they payments of principal, interest, Contingent Returns or otherwise;

        (h) Lender becomes liable or is otherwise alleged to be liable for any Environmental Claim that is not cured and/or paid by Borrower in accordance with the terms of the Environmental Indemnity Agreement and the other Loan Documents;

        (i) there shall occur any intentional destruction or waste of the Improvements or other assets of Borrower;

        (j) Borrower shall fail to complete the construction of the Project as a result of a discrepancy between actual development and construction costs for the Project being in excess of amounts reflected in the proforma projections for the same which have been approved by Lender, to the extent that actual costs exceed those reflected in the projections by an amount in excess of $50,000.00, in the aggregate (after netting savings against cost increases);

        (k) Borrower shall fail to complete the construction of any structure (as evidenced by the issuance of a certificate of occupancy) upon which construction has commenced (as defined as pouring a slab) free of any Liens.

        (l) if an Event of Default occurs and if so requested by Lender, the failure of Borrower, Guarantors or any other Borrower related party to the Loan Documents to facilitate and cooperate with Lender in an uncontested foreclosure and/or a deed in lieu of foreclosure for all of the real property, and one or more comparable procedures with respect to all personal property, which stands as Collateral for the Loan, which shall include, without limitation, Borrower's, Pledgor's or any other party's objection to Lender retaining the Stock under the Pledge Agreement in satisfaction of Borrower's obligations under the Loan in accordance with Section 679.505(2) of the Florida Statutes, in effect on the date hereof (or any successor statutory section); .

        (m) if an Event of Default occurs and if so requested by Lender, the failure of Borrower, Pledgor or any other Borrower related party to the Loan Documents to liquidate the Collateral in a manner acceptable to Lender;

        (n) fraud of Borrower, any of the Guarantors or any other Borrower related parties to the Loan Documents;

        (o) misrepresentation of Borrower, any of the Guarantors or any other Borrower related parties to the Loan Documents;

        (p) criminal acts of Borrower, any of the Guarantors or any other Borrower related parties to the Loan Documents; or

        (q) Borrower merges or consolidates with any partnership, corporation or other entity or person, including, without limitation, Transeastern, or acquires any assets or business from or stock of any partnership, corporation or other entity or person, including, without limitation, Transeastern, or is otherwise deemed to be consolidated or merged in any bankruptcy proceedings or otherwise, or causes an Event of Default to occur under the Loan Agreement as a result of the breach of Section 9.10 thereof.

        11. FINANCIAL STATEMENTS. So long as all or any portion of the Obligations remains unpaid or unsatisfied, each Guarantor covenants and agrees that each Guarantor shall deliver to Lender:

        11.1 within one hundred twenty (120) days after the end of each fiscal year of a corporate Guarantor, financial statements of profit and loss for each such fiscal year and balance sheets as of the end of each such year, in reasonable detail, and in form and content acceptable to Lender, prepared in accordance with generally accepted accounting principles consistently applied and certified by such corporate Guarantor;

        11.2 within one hundred twenty (120) days after the end of each calendar year, then current financial statements of each Guarantor (which shall be prepared at least annually), certified by each Guarantor and in form and content satisfactory to Lender and (A) if a corporate Guarantor, prepared in accordance with generally accepted accounting principles consistently applied, and (B) if an individual Guarantor, prepared on a present value basis;

        11.3 within fifteen (15) days after the same is filed, a copy of the tax return of each Guarantor; and

        11.4 forthwith after the issuance thereof, any other financial statements of each Guarantor, prepared by an accountant or furnished directly or indirectly to any other creditor.

        12. REPRESENTATIONS AND WARRANTIES.

        12.1 Guarantors represent and warrant to Lender that:

        (a) Transeastern (A) is duly organized, validly existing and in good standing under the laws of the state of Florida, (B) has the corporate power and authority to own its properties and to carry on its business as now being conducted, (C) is qualified to do business in the State of Florida, (D) is in compliance with all laws, orders, regulations, authorizations and similar matters (collectively the "GOVERNMENTAL REQUIREMENTS") of all governmental authorities, whether federal, state, county, or municipal (collectively the "GOVERNMENTAL AUTHORITY"), (E) all of its issued and outstanding stock is fully paid and nonassessable, there are no outstanding rights or options to acquire any additional stock (except for warrants exercisable by holders of Class A Preferred Shares of Transeastern for conversion to common stock thereof), and its stock has not been pledged or encumbered in any manner whatsoever and (F) has not amended or modified its articles of incorporation or its bylaws except as previously disclosed in writing to Lender prior to the execution hereof.

        (b) The execution, delivery and performance by Guarantors of this Guaranty, (i) is within the corporate purposes of Transeastern, (ii) has been duly authorized by all requisite corporate action of Transeastern, (iii) does not require the approval of any Governmental Authority, and (iv) will not violate any Governmental Requirement, the articles of incorporation and bylaws of Transeastern or any indenture, agreement or other instrument to which Guarantors are a party or by which Guarantors or any of Guarantors' property is bound, or be in conflict with, result in a breach of or constitute (with due notice or the lapse of time, or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Guarantors' property or assets, except as contemplated by the provisions of this Guaranty.

        (c) This Guaranty when executed and delivered by Guarantors will constitute the legal, valid and binding obligations of Guarantors enforceable in accordance with the terms hereof.

        (d) There are no judgments outstanding against Guarantors and there is no action, suit, proceeding, or investigation now pending (or to the best of Guarantors' knowledge after diligent inquiry threatened) against, involving or affecting any Guarantor or any Guarantor's properties or any part thereof, at law, in equity or before any Governmental Authority, which will have a material adverse effect on the Project or the financial condition of the Guarantors.

        (e) All balance sheets, statements of profit and loss and other financial data that have been and will be given to Lender with respect to Guarantors in accordance with Section 11 hereof, (i) are and will be complete and correct in all material respects; (ii) do and will accurately present the financial condition of Guarantors as of the dates, and the results of Guarantors' operations, for the periods for which the same have been and will be furnished; and (iii) as to Transeastern, have been and will be prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered and to be covered thereby and, as to the individual Guarantors, have been or will be prepared on a present value basis.

        (f) All balance sheets disclose and will disclose all known liabilities, direct and contingent, as of their respective dates; and there has been no change in the condition of Guarantors, financial or otherwise, since the date of the most recent financial statements given to Lender with respect to Guarantors other than changes in the ordinary course of business, none of which changes has been materially adverse.

        (g) None of the Guarantors are insolvent and will not be rendered insolvent by the execution, delivery, payment and performance of this Guaranty.

        (h) Until the Obligations have been paid and performed in full and Guarantors shall have performed all of Guarantors' obligations hereunder, Guarantors shall not, directly or indirectly, sell, convey, or transfer or permit to be sold, conveyed, or transferred any of Guarantors' assets to any party or entity to which Guarantors are related or in which Guarantors have an interest without Lender's prior written consent which may be granted or withheld in Lender's sole and absolute discretion.

        (i) Guarantors represent, warrant and agree that, as of the date of this Guaranty, Guarantors' obligations under this Guaranty are not subject to any counterclaims, offsets or defenses against Lender of any kind. Guarantors further agree that Guarantors' obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against Lender or against Borrower of any kind which may arise in the future.

        12.2 Guarantors acknowledge that Lender has relied upon the Guarantors' representations, has made no independent investigation of the truth thereof and is not charged with any knowledge contrary thereto that may have been received by any officer, director, employee, or shareholder of Lender. Guarantors further acknowledges that they have not been induced to execute and deliver this Guaranty as a result of, and is not relying upon, any representations, warranties, agreements, or conditions, whether express or implied, written or oral, by Lender or by any officer, director, employee, or shareholder of Lender.

        13. MODIFICATION. No agreement unless in writing and signed by an authorized officer of Lender and no course of dealing between Guarantors and Lender shall be effective to change or modify or to discharge in whole or in part this Guaranty. No waiver of any rights or powers of Lender or consent by it shall be valid unless in writing signed by an authorized officer of Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        14. COST OF ENFORCEMENT. Guarantors agree that, whenever an attorney is used to obtain payment or performance under or otherwise enforce this Guaranty or to enforce, declare, or adjudicate any rights or obligations under this Guaranty, whether by suit or any other manner whatsoever, reasonable attorneys' fees, paralegals' fees, legal assistants' fees and costs (whether incurred in collection, litigation, bankruptcy proceedings, appeals, or otherwise) shall be payable by Guarantors to Lender.

        15. SUBMISSION TO JURISDICTION. Guarantors irrevocably and unconditionally: (a) agree that any suit, action, or other legal proceeding arising out of or relating to this Guaranty may be brought, at the option of Lender, in a court of record of the STATE OF FLORIDA IN BROWARD COUNTY, IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA, or in any other court of competent jurisdiction; (b) consent to the jurisdiction of each such court in any such suit, action, or proceeding; (c) waive any objection which it may have to the laying of venue of any such suit, action, or proceeding in any of such courts; and (d) agree that service of any court paper may be effected on any Guarantor by mail, addressed and mailed as provided in Section 16 hereof or in such other manner as may be provided under applicable laws or court rules in said State. Transeastern hereby irrevocably appoints John T. Kinsey, whose address is Two Executive Court, 2300 Corporate Boulevard, Suite 112, Boca Raton, Florida 33431, as agent for the service of process for the purposes of any purported controversy or cause of action arising out of this Guaranty or any related instrument.

        16. NOTICE. All notices, demands, requests and other communications, if any, required under this Guaranty shall be given in accordance with the Loan Agreement. This Guaranty does not require that Lender give Guarantors any notice, demand, or request and this Section 16 shall not be construed to create such a requirement.

        17. CONFLICT OF LAW. This Guaranty shall be construed, interpreted, enforced and governed by and in accordance with the laws of the State of Florida (excluding the principles thereof governing conflicts of law).

        18. CONTINUING GUARANTY. Guarantors agree that this Guaranty is a continuing guaranty and shall remain in full force and effect until the payment in full of the Obligations.

        19. PERMITTED ASSIGNMENT BY LENDER. Lender may freely assign its rights and delegate its duties under this Guaranty without notice to or the consent of Guarantors.

        20. FURTHER ASSURANCE. Guarantors agree, upon the written request of Lender, to execute and deliver to Lender from time to time any additional instruments or documents reasonably considered necessary by Lender or its counsel to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

        21. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Guarantors set forth in this Guaranty shall survive for so long as all or any portion of the Obligations remains unpaid or unsatisfied.

        22. NON-WAIVER. The failure of Lender to enforce any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against Lender, nor excuse Guarantors from their obligations hereunder. Any waiver of any such right or remedy must be in writing and signed by Lender. In the event any of the deadline for the payment of any sums or performance of any obligations hereunder occurs on a day which is not a Business Day, then such deadline shall be deemed to be the next occurring Business Day.

        23. GENDER AND NUMBER. In this Guaranty, wherever the context so requires, the use of any gender shall include all other genders, and words in the singular shall include the plural and the plural shall include the singular. Where applicable the term "Guarantors" as used herein mean the "Guarantors and each of them".

        24. SUCCESSORS AND ASSIGNS. This Guaranty shall inure to the benefit of Lender, its successors and assigns, and shall be binding upon the Guarantors and their respective heirs, personal representatives, successors and assigns.

        25. SAVINGS CLAUSE. If any provision or portion of this Guaranty is declared or found by a court of competent jurisdiction to be unenforceable or null and void, such provision or portion thereof shall be deemed stricken and severed from this Guaranty, and the remaining provisions and portions thereof shall continue in full force and effect.

        26. HEADINGS. The captions of Sections of this Guaranty are for convenient reference only, and shall not affect the construction or interpretation of any of the terms and provisions set forth in this Guaranty.

        27. JOINT AND SEVERAL LIABILITY. The liability of the Guarantors hereunder shall be joint and several with Borrower and all other guarantors of the Obligations.

        28. WAIVER OF TRIAL BY JURY. LENDER AND GUARANTORS HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS GUARANTY, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ACCEPTING THIS GUARANTY FROM GUARANTORS AND FOR GUARANTORS GIVING THIS GUARANTY TO LENDER.

        IN WITNESS WHEREOF, the Guarantors intending to be jointly and severally legally bound hereby have duly executed and delivered this Guaranty on the 29th day of March, 1996.

Signed, sealed and delivered
in the presence of:

                                                TRANSEASTERN PROPERTIES OF SOUTH
                                            FLORIDA, INC., a Florida corporation

                        By:

                        Name:

                        Title:

                        ARTHUR FALCONE

                        EDWARD FALCONE

                        PHILIP CUCCI

    [ACKNOWLEDGMENTS FOLLOW]

STATE OF FLORIDA        )
                        ) ss.:
COUNTY OF BROWARD       )

    The foregoing instrument was acknowledged before me this 29th day of March,
1996, by                                                   , as
                  of TRANSEASTERN PROPERTIES OF SOUTH FLORIDA, INC., a Florida corporation, on behalf of the corporation. He/she is personally known to me or has produced a driver's license as identification.

                        Print or Stamp Name:

                        Notary Public, State of Florida at Large
                        Commission No.:

                        My Commission Expires:

STATE OF FLORIDA        )
                        ) ss.:
COUNTY OF BROWARD       )

        The foregoing instrument was acknowledged before me this 29th day of March, 1996, by ARTHUR FALCONE, an individual. He/she is personally known to me or has produced a driver's license as identification.

                        Print or Stamp Name:

                        Notary Public, State of Florida at Large
                        Commission No.:

                        My Commission Expires:


STATE OF FLORIDA        )
                        ) ss.:
COUNTY OF BROWARD       )


        The foregoing instrument was acknowledged before me this 29th day of March, 1996, by EDWARD FALCONE, an individual. He/she is personally known to me or has produced a driver's license as identification.

                        Print or Stamp Name:

                        Notary Public, State of Florida at Large
                        Commission No.:

                        My Commission Expires:

STATE OF FLORIDA        )
                        ) ss.:
COUNTY OF BROWARD       )

        The foregoing instrument was acknowledged before me this 29th day of March, 1996, by PHILIP CUCCI, an individual. He/she is personally known to me or has produced a driver's license as identification.

                        Print or Stamp Name:

                        Notary Public, State of Florida at Large
                        Commission No.:

                        My Commission Expires: